                                                                    EXHIBIT 99.1

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  by and among

                               CENDANT CORPORATION

                         TORNADO ACQUISITION CORPORATION

                                 JELD-WEN, INC.

                                       and

                             TRENDWEST RESORTS, INC.

                                      dated

                                 March 30, 2002

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                  Page
                                                                                                                  ----
ARTICLE I THE MERGER............................................................................................    2
   Section 1.1      The Merger..................................................................................    2
   Section 1.2      Merger Closing..............................................................................    2
   Section 1.3      Effective Time..............................................................................    2
   Section 1.4      Effects of the Merger.......................................................................    3
   Section 1.5      Articles of Incorporation and Bylaws of the Surviving Corporation...........................    3
   Section 1.6      Directors and Officers......................................................................    3
   Section 1.7      Subsequent Actions..........................................................................    5
ARTICLE II CONVERSION OF SECURITIES.............................................................................    5
   Section 2.1      Conversion of Capital Stock.................................................................    5
   Section 2.2      Exchange of Certificates....................................................................    7
   Section 2.3      Certain Adjustments.........................................................................   10
   Section 2.4      Option Plan; ESPP...........................................................................   10
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................   11
   Section 3.1      Corporate Organization; Authority; No Violation.............................................   11
   Section 3.2      Capitalization; Subsidiaries................................................................   14
   Section 3.3      Company SEC Documents; Company Financial Statements; Other Financial Statements.............   15
   Section 3.4      Directors, Officers and Employees; Employee Benefit Plans; ERISA............................   17
   Section 3.5      Absence of Certain Changes or Events........................................................   20
   Section 3.6      Absence of Undisclosed Liabilities..........................................................   20
   Section 3.7      Litigation..................................................................................   20
   Section 3.8      Real Property...............................................................................   21
   Section 3.9      Exempt Assets...............................................................................   24
   Section 3.10     Contracts...................................................................................   24
   Section 3.11     VOI Receivables.............................................................................   25
   Section 3.12     Licenses; Compliance with Laws..............................................................   27
   Section 3.13     Environmental Matters.......................................................................   28
   Section 3.14     Tax Matters.................................................................................   30
   Section 3.15     Associations................................................................................   33
   Section 3.16     Intellectual Property.......................................................................   34
   Section 3.17     Affiliated Transactions.....................................................................   36
   Section 3.18     Insurance...................................................................................   36
   Section 3.19     Assets......................................................................................   36
   Section 3.20     Resorts; VOIs...............................................................................   37
   Section 3.21     Club Corporate Organization; Authority; No Violation........................................   40
   Section 3.22     Club Memberships; Subsidiaries..............................................................   41
   Section 3.23     Club Directors, Officers and Employees; Employee Benefit Plans; ERISA.......................   41
   Section 3.24     Business of the Clubs.......................................................................   42
   Section 3.25     Club Intellectual Property..................................................................   43
   Section 3.26     Club Assets.................................................................................   43
   Section 3.27     Club Litigation.............................................................................   43
   Section 3.28     Club Real Property..........................................................................   43
   Section 3.29     Absence of Undisclosed Club Liabilities.....................................................   46

   Section 3.30     Absence of Certain Club Changes or Events...................................................   46
   Section 3.31     Club Licenses; Compliance with Laws.........................................................   47
   Section 3.32     Club Tax Matters............................................................................   48
   Section 3.33     Club Insurance..............................................................................   48
   Section 3.34     Brokers and Finders.........................................................................   49
   Section 3.35     Information in the Proxy Statement..........................................................   49
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF
                    MAJORITY SHAREHOLDER........................................................................   50
   Section 4.1      Corporate Organization; Authority; No Violation.............................................   50
   Section 4.2      Brokers and Finders.........................................................................   51
   Section 4.3      Information in the Proxy Statement/Prospectus...............................................   51
   Section 4.4      Affiliated Transactions.....................................................................   51
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT
                    AND MERGER SUB..............................................................................   52
   Section 5.1      Organization................................................................................   52
   Section 5.2      Capitalization..............................................................................   52
   Section 5.3      Authorization; Validity of Agreement; Necessary Action......................................   53
   Section 5.4      Consents and Approvals; No Violations.......................................................   54
   Section 5.5      Parent Documents............................................................................   54
   Section 5.6      Absence of Changes or Events................................................................   55
   Section 5.7      Information in the Proxy Statement/Prospectus...............................................   55
   Section 5.8      Tax Matters.................................................................................   55
ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER...............................................................   56
   Section 6.1      Interim Operations..........................................................................   56
   Section 6.2      No Solicitation.............................................................................   60
   Section 6.3      Acquisition Proposals.......................................................................   62
ARTICLE VII ADDITIONAL AGREEMENTS...............................................................................   62
   Section 7.1      Preparation of the Form S-4.................................................................   62
   Section 7.2      Preparation of the Proxy Statement; Company
                    Shareholders Meeting; Nasdaq................................................................   63
   Section 7.3      Letters of the Company's Accountants........................................................   65
   Section 7.4      Notification of Certain Matters.............................................................   66
   Section 7.5      Access; Confidentiality.....................................................................   66
   Section 7.6      Consents and Approvals......................................................................   67
   Section 7.7      Publicity...................................................................................   68
   Section 7.8      Directors' and Officers' Insurance and Indemnification......................................   68
   Section 7.9      Certain Tax and other Matters...............................................................   69
   Section 7.10     State Takeover Laws.........................................................................   70
   Section 7.11     Employee Benefits...........................................................................   70
   Section 7.12     Resignations and Appointments...............................................................   72
   Section 7.13     Affiliates..................................................................................   73
   Section 7.14     Non-solicitation and No-hire................................................................   73
   Section 7.15     TII Transfer................................................................................   74
   Section 7.16     Majority Shareholder Post-Redemption Covenants..............................................   78
   Section 7.17     Eagle Crest and Running Y...................................................................   81

   Section 7.18     Non-competition.............................................................................   83
ARTICLE VIII TAX MATTERS........................................................................................   84
   Section 8.1      Tax Indemnification.........................................................................   84
   Section 8.2      Tax Cooperation.86
   Section 8.3      Tax Audits..................................................................................   88
   Section 8.4      Transfer Taxes..............................................................................   89
   Section 8.5      Tax Sharing Agreements......................................................................   89
   Section 8.6      Payments....................................................................................   89
   Section 8.7      Conflicts; Survival.........................................................................   90
   Section 8.8      Tax Treatment of Indemnification Payment....................................................   90
ARTICLE IX INDEMNIFICATION; REMEDIES............................................................................   90
   Section 9.1      Survival....................................................................................   90
   Section 9.2      Indemnification and Payment of Damages by Majority Shareholder..............................   90
   Section 9.3      Time Limitations............................................................................   92
   Section 9.4      Procedure for Indemnification -- Third Party Claims.........................................   93
   Section 9.5      Procedure for Indemnification -- Other Claims...............................................   94
   Section 9.6      Conflicts...................................................................................   94
ARTICLE X CONDITIONS............................................................................................   94
ARTICLE XI TERMINATION..........................................................................................   95
   Section 11.1     Termination.................................................................................   95
   Section 11.2     Effect of Termination.......................................................................   95
ARTICLE XII MISCELLANEOUS.......................................................................................   96
   Section 12.1     Amendment; Modification and Waiver..........................................................   96
   Section 12.2     Expenses....................................................................................   96
   Section 12.3     Notices.....................................................................................   96
   Section 12.4     Interpretation..............................................................................   98
   Section 12.5     Counterparts................................................................................   98
   Section 12.6     Entire Agreement; No Third-Party Beneficiaries..............................................   98
   Section 12.7     Severability................................................................................   99
   Section 12.8     Governing Law...............................................................................   99
   Section 12.9     Assignment..................................................................................   99
   Section 12.10    Headings....................................................................................   99
   Section 12.11    Jurisdiction and Venue......................................................................   99
   Section 12.12    Acknowledgements............................................................................   00

EXHIBITS

Exhibit 7.5
Exhibit 7.11(b)
Exhibit 7.14(a)
Exhibit 7.16(c)
Exhibit 9.2(c)

                             INDEX OF DEFINED TERMS
                             ----------------------

Acquisition Proposal.......................................................  67
Acquisition Proposal Interest..............................................  67
Additional MountainStar Debt...............................................  81
Action.....................................................................  22
Affiliate..................................................................  78
Affiliate Agreement........................................................  78
Agreement..................................................................   1
Amenities..................................................................  41
Appointment Time...........................................................   4
Articles of Merger.........................................................   3
ASIC.......................................................................  17
ASIC Act...................................................................  17
Association................................................................  34
Assumed Option.............................................................  11
Average Trading Price......................................................   7
Balance Sheet..............................................................  21
Balance Sheet Date.........................................................  21
California Mutual Benefit Nonprofit Corporation Law........................  43
Call Notice................................................................  80
Call Termination Date......................................................  80
Cancellation...............................................................  83
Cash Portion...............................................................  70
CBA .......................................................................  18
Certificates...............................................................   8
Change in the Company's Recommendation.....................................  66
Change Orders..............................................................  64
Class A Memberships........................................................  44
Club.......................................................................   4
Club Balance Sheet.........................................................  49
Club Balance Sheet Date....................................................  49
Club Financial Statements..................................................  17
Club Governing Documents...................................................  40
Club Improvements..........................................................  47
Club Lease.................................................................  46
Club Leased Real Property..................................................  46
Club Material Adverse Effect...............................................  42
Club Owned Real Property...................................................  46
Club Permits...............................................................  50
Club Real Property.........................................................  46
Club Resorts...............................................................  39
Clubs......................................................................  12
Code ......................................................................   2
Commitment.................................................................  86
Company....................................................................   1
Company Board of Directors.................................................   1
Company Common Stock.......................................................   1

Company Employees..........................................................  76
Company Foreign Securities Filings.........................................  16
Company Material Adverse Effect............................................  12
Company Note...............................................................  81
Company Recommendation.....................................................  70
Company SEC Documents......................................................  16
Company Shareholder Approval...............................................  13
Company Unconsolidated Subsidiaries........................................  17
Completion Conditions......................................................  79
Completion Date............................................................  25
Confidentiality Agreement..................................................  65
Construction Contract......................................................  25
Construction Project.......................................................  24
Construction Schedule......................................................  24
Contract...................................................................  16
Controlled Associations....................................................  74
Custodian..................................................................  46
D&O Insurance..............................................................  74
Damages....................................................................  96
Declaration................................................................  40
EC Marketing Agreement.....................................................  87
EC Resort..................................................................  87
ECI........................................................................  87
Effective Time.............................................................   3
Employees..................................................................  77
Environmental Claim .......................................................  30
Environmental Investigation................................................  70
Environmental Laws ........................................................  31
ERISA......................................................................  19
ERISA Affiliate............................................................  19
ESPP.......................................................................  11
Exchange Act...............................................................  15
Exchange Agent.............................................................   8
Exchange Fund..............................................................   8
Exclusivity Right..........................................................  83
Existing Parent Warrants...................................................  56
FIRB.......................................................................  15
FIRB Approval..............................................................  15
Form S-4...................................................................  15
Fractional Interest........................................................  41
GAAP.......................................................................  17
Governing Documents........................................................  41
Governmental Authority.....................................................  14
High-End Ratio.............................................................   7
Holiday Credit.............................................................  41
Hyperion...................................................................  72
Improvements...............................................................  23
Indemnified Persons........................................................  96

Independent Directors......................................................   5
Installment Sales Contract.................................................  27
Intellectual Property......................................................  35
IRS........................................................................  19
IRS Materials..............................................................  92
JW Affiliates..............................................................  70
Laws.......................................................................  29
Lease......................................................................  22
License Agreements.........................................................  36
Licensing Fee..............................................................  82
Liens......................................................................  16
Low-End Fractional Interests...............................................  89
Low-End Fractional Notice..................................................  83
Low-End Fractional Valuation Procedure.....................................  84
Majority Shareholder.......................................................   1
Majority Shareholder Schedule..............................................  53
Material Contracts.........................................................  26
Material Variation.........................................................  65
Materials of Environmental Concern ........................................  31
Membership.................................................................  41
Merger.....................................................................   3
Merger Closing.............................................................   3
Merger Closing Date........................................................   3
Merger Consideration.......................................................   7
Merger Sub.................................................................   1
Merger Sub Common Stock....................................................   6
Mortgage ..................................................................  27
MountainStar...............................................................  80
MountainStar Assets........................................................  80
MountainStar Employees.....................................................  79
MountainStar Redemption....................................................  81
Move.com Common Stock......................................................  56
Nasdaq.....................................................................  15
New Club Directors.........................................................   4
New SoPac Directors........................................................   4
NYSE.......................................................................   7
OBCA.......................................................................   1
Offer Conditions...........................................................  85
Option.....................................................................  11
Option Exchange Ratio......................................................  11
Option Plan................................................................  11
Order......................................................................  15
Original Declaration.......................................................  40
ORS........................................................................   3
Owned Real Property........................................................  22
Parcel(s)..................................................................  78
Parent.....................................................................   1
Parent Authorized Preferred Stock..........................................  56

Parent Common Stock........................................................   7
Parent Employee Stock Options..............................................  56
Parent Material Adverse Effect.............................................  59
Parent Plans...............................................................  76
Parent Schedule............................................................  55
Parent SEC Documents.......................................................  60
Parent Stock Plans.........................................................  54
Permits....................................................................  28
Permitted Liens............................................................  39
Person ....................................................................  95
Plan.......................................................................  19
Premium....................................................................  74
Proposed Price.............................................................  84
Proxy Statement............................................................  15
Public Shareholder Exchange Ratio..........................................   7
Purchase Conditions........................................................  85
Recipient..................................................................  93
Real Property..............................................................  22
Recorded Documents.........................................................  50
Redeemed Shares............................................................  81
Redemption Agreement.......................................................  82
Refund Recipient...........................................................  93
Representatives............................................................  65
Reserves...................................................................  27
Resigning Club Director....................................................   4
Resorts....................................................................  39
Resort Documents...........................................................  41
Responsible Entity.........................................................   4
Restraints.................................................................  00
Ruling Request.............................................................  92
Ruling Request Materials...................................................  92
RYI........................................................................  87
RY Resort..................................................................  87
Schedule...................................................................  12
SEC........................................................................  15
Securities Act.............................................................  17
Selected Appraiser.........................................................  84
Shareholder................................................................   1
Software...................................................................  35
SoPac Club.................................................................  12
SoPac Governing Documents..................................................  41
Special Committee Directors................................................   5
Stock Option Agreement.....................................................   1
Stock Purchase.............................................................   1
Stock Purchase Closing Date................................................   4
Subsidiary.................................................................  13
Superior Proposal..........................................................  66
Surviving Corporation......................................................   3

Tax........................................................................  33
Tax Accountant.............................................................  93
Tax Average Trading Price..................................................  95
Tax Claim..................................................................  93
Tax Damages................................................................  91
Tax Returns................................................................  34
Tax Sharing Agreement......................................................  33
Taxes .....................................................................  33
TII........................................................................  81
TII Call...................................................................  80
TII Pad Cost...............................................................  84
TII Price..................................................................  81
Timeshare Interests........................................................  89
Timeshare Notice...........................................................  84
Timeshare Pads.............................................................  84
Top-up Public Shareholder Exchange Ratio...................................   7
Trade Secrets..............................................................  35
Trademarks.................................................................  35
Trading Day................................................................   7
Transactions...............................................................  13
Transfer Agreement.........................................................  87
Transfer Taxes.............................................................  94
Treasury Regulations.......................................................  34
Unconsolidated Subsidiaries Statements.....................................  17
Vacation Credit............................................................  41
Vacation Credit Notes Receivables..........................................  27
Vacation Program Agreement.................................................  40
Valuation Period...........................................................   7
VOI........................................................................  41
VOI Consumer Documents.....................................................  28
VOI Laws...................................................................  42
VOI Receivables............................................................  27
VOI Registrations..........................................................  39
WARN Act...................................................................  19

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                 -----------------------------------------------

          AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement"), dated March 30, 2002, by and among CENDANT CORPORATION, a Delaware
 ---------
corporation ("Parent"), TORNADO ACQUISITION CORPORATION, an Oregon corporation
              ------
and a direct wholly owned subsidiary of Parent ("Merger Sub"), JELD-WEN, INC.,
                                                 ----------
Inc. an Oregon corporation ("Majority Shareholder") and TRENDWEST RESORTS, INC.,
                             --------------------
an Oregon corporation (the "Company").
                            -------

          WHEREAS, the board of directors of each of Parent, Merger Sub and the Company has approved, and deems advisable and in the best interests of its respective stockholders or shareholders this Agreement and the Merger (as defined in Section 1.1 hereof) upon the terms and subject to the conditions set forth herein and in accordance with the Oregon Business Corporation Act (the "OBCA");
 ----

          WHEREAS, the board of directors of the Company (the "Company Board of
                                                               ----------------
Directors") has determined that the consideration to be paid for each issued and
---------
outstanding share of common stock, no par value, of the Company ("Company Common
                                                                  --------------
Stock") in the Merger is fair to the holders of the Company Common Stock (and
-----
has resolved, in the event that a Company Shareholders Meeting is required in order to approve the Merger in accordance with applicable law, to recommend that the holders of the Company Common Stock approve this Agreement and the transactions contemplated hereby), upon the terms and subject to the conditions set forth herein;

          WHEREAS, Majority Shareholder and certain other shareholders of the Company (each a "Shareholder") beneficially owning approximately ninety percent
                 -----------
(90%) of the outstanding shares of Company Common Stock have agreed to sell, pursuant to a Stock Purchase Agreement, dated the date hereof, such shares to Merger Sub and Merger Sub has agreed to purchase such shares (the purchase of Company Common Stock under the Stock Purchase Agreement, the "Stock Purchase"),
                                                              --------------
subject to the terms and conditions of the Stock Purchase Agreement, and, concurrently with the execution of such Stock Purchase Agreement, Parent and Merger Sub have agreed to execute this Agreement pursuant to which all other shareholders of the Company, subject to the terms and conditions of this Agreement, shall receive in the Merger consideration per share of Common Stock that is at least, and under certain circumstances, superior, to the consideration to be received by Majority Shareholder pursuant to the Stock Purchase Agreement;

          WHEREAS, as a condition and inducement to Parent and Merger Sub to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Merger Sub and the Company are entering into a Stock Option Agreement in the form of Exhibit A hereto (the "Stock Option Agreement"), pursuant to which, among other things,
             ----------------------
the Company has granted Parent an option to purchase certain newly-issued shares of Common Stock (as hereinafter defined), subject to certain conditions; and

          WHEREAS, for federal income tax purposes, it is intended that the purchases of Company Common Stock pursuant to the Stock Purchase Agreement and the Merger shall be treated as an integrated transaction and shall qualify as a reorganization within the meaning of

Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"),
                                                                      ----
and that this Agreement shall constitute a plan of reorganization;

          WHEREAS, as an inducement for Parent and Merger Sub to enter into this Agreement and to assure that Parent and Merger Sub realize the benefits of the Stock Purchase and the Merger, Majority Shareholder covenants and agrees as set forth Sections 7.14 through 7.18 hereof; and

          WHEREAS, the Company, Majority Shareholder, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   THE MERGER

          Section 1.1 The Merger.
                      ----------

          Upon the terms, subject to the conditions set forth in this Agreement, and in accordance with the OBCA, Merger Sub shall be merged with and into the Company at the Effective Time (the "Merger"). Following the Effective Time, the
                                    ------
Company shall be the surviving corporation (the "Surviving Corporation"), shall
                                                 ---------------------
become a direct wholly owned subsidiary of Parent and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the OBCA.

          Section 1.2 Merger Closing.
                      --------------

          Subject to the satisfaction or waiver of all the conditions to closing contained in Article X hereof, the closing of the Merger (the "Merger Closing")
                                                               --------------
will take place at 4:00 p.m., New York City time on a date to be specified by Parent and the Company (the "Merger Closing Date"), which shall be no later than
                             -------------------
the second business day after satisfaction or waiver of the conditions set forth in Article X (other than those conditions that by their nature are to be satisfied at the Merger Closing, but subject to the fulfillment of those conditions at the Merger Closing or their waiver at or prior thereto). The Merger Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY 10036 or at such other location as is agreed to by Parent and the Company.

          Section 1.3 Effective Time.
                      --------------

          Subject to the provisions of this Agreement, Parent and the Company shall cause the Merger to be consummated by filing on the Merger Closing Date articles of merger (the "Articles of Merger") executed in accordance with the
                         ------------------
relevant provisions of the OBCA and shall make all other filings or recordings required under the OBCA to effectuate the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the

Secretary of State of the State of Oregon, or at such subsequent date or time as Parent and the Company shall agree and specify in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").
 --------------

          Section 1.4 Effects of the Merger.
                      ---------------------

          The separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in Section 60.497 of the Oregon Revised Statutes ("ORS").
                              ---

          Section 1.5 Articles of Incorporation and Bylaws of the Surviving
                      -----------------------------------------------------
Corporation.
-----------

The articles of incorporation and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (as defined in Section 3.12 hereof), except that the first article of the articles of incorporation of Merger Sub shall be amended as of the Effective Time to read in its entirety as follows:
"The name of the corporation is Trendwest Resorts, Inc."

          Section 1.6 Directors and Officers.
                      ----------------------

               (a) Subject to applicable Laws, the directors of Merger Sub shall, from and after the Effective Time, become the directors of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation. The officers of the Company shall, from and after the Effective Time, become the officers of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation.

               (b) The Company agrees that, except as may be set forth in a written notice provided by Parent to the Company prior to the date on which the Stock Purchase shall have been consummated (the "Stock Purchase Closing Date") ,
                                                 ---------------------------
each of the individuals listed on Schedule 1.6(b) shall have resigned as a director (each, a "Resigning Club Director") of WorldMark, the Club, a
                   -----------------------
California Nonprofit Mutual Benefit Corporation (the "Club") and each of the
                                                      ----
individuals ("New Club Directors") listed as their replacements on Schedule
              ------------------
1.6(b) shall have been appointed, in accordance with the Club's organizational documents and applicable law, as directors of the Club, in each case as of the Stock Purchase Closing Date such that at the Stock Purchase Closing (as defined in the Stock Purchase Agreement) at least three of the Club's directors are New Club Directors (such resignations and appointments to be effected seriatim, with each vacancy created by a resignation of a Resigning Club Director to be filled, in accordance with Section 4.4 of the bylaws of the Club, by action of a majority of the then remaining directors of the Club (viz., by joint action of the Resigning Club Directors who have not yet resigned and such New Club Directors as shall have been elected prior to such resignation)).

               (c) The Company shall secure the resignation of all of the directors of

Trendwest South Pacific Pty. Ltd. (the "Responsible Entity") (other than the two
                                        ------------------
directors listed on Schedule 1.6(c) hereof, each of whom is an Australian citizen) and the appointment, in accordance with the governing documents of the SoPac Club and the Trustee Entity, respectively, and applicable law, of the individuals listed on Schedule 1.6(c) ("New SoPac Directors") as directors of
                                        -------------------
the Responsible Entity to fill the vacancies so created so that on the Stock Purchase Closing Date at least a majority of the board of directors of the Responsible Entity are composed entirely of New SoPac Directors.

               (d) Promptly upon Stock Purchase Closing Date, subject to Section 1.6(f) below and the penultimate sentence of this Section 1.6(d), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors elected or designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of shares of Company Common Stock owned by Merger Sub, Parent and any of their Affiliates bears to the total number of shares of Company Common Stock then outstanding. The Directors so designated by Parent shall take office immediately after (i) the purchase of and payment for shares of Company Common Stock pursuant to the Stock Purchase Agreement by Parent or any of its Subsidiaries and (ii) compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, whichever shall occur later (the time at which a majority of Company Board of Directors shall be comprised of designees of Parent, the "Appointment Time"). In furtherance thereof, the Company shall, upon
             ----------------
request of the Parent, use its best efforts promptly either to increase the size of its Board of Directors, including by amending the Bylaws of the Company if necessary so as to increase the size of the Company Board of Directors, or to secure the resignations of such number of its incumbent directors other than the directors set forth on Schedule 1.6(d) (such directors, the "Special Committee
                                                             -----------------
Directors"), or both, as is necessary to enable such designees of Parent to be
---------
so elected or appointed to the Company's Board, and the Company shall take all actions available to the Company to cause such designees of Parent to be so elected or appointed at such time. At such time, the Company shall, if requested by Parent, also take all action necessary to cause persons designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company Board of Directors of each committee of the Company's Board of Directors.

               (e) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder in order to fulfill its obligations under Section 1.6(d), including mailing to shareholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected or appointed to the Company's Board of Directors immediately after any purchase of shares of Company Common Stock by Parent or any of its Subsidiaries pursuant to the Stock Purchase Agreement as a result of which Parent and its Subsidiaries own beneficially at least a majority of then outstanding shares of Company Common Stock. Parent and Merger Sub will supply the Company all information with respect to either of them and their nominees, officers, directors and Affiliates (as defined below) required to be disclosed by such Section 14(f) and Rule 14f-1. The provisions of Sections 1.6(d) and (e) are in addition to and shall not limit any rights which Merger Sub, Parent or any of their Affiliates may have as a holder or beneficial owner of shares of Company Common Stock as a matter of law with respect to the election of directors or otherwise.

               (f) In the event that Parent's designees are elected or appointed to the

Company's Board of Directors, until the Effective Time, neither Parent nor Merger Sub shall take any action to remove any of the Special Committee Directors without cause or fail to nominate for re-election or elect such directors to another term and, in any case, in the event that any of such individuals shall resign or decline to be nominated for re-election, the Company's Board shall have at least two directors who meet the independence requirements of the rules and regulations of Nasdaq (including any of the Special Committee Directors) (the "Independent Directors"), provided, that, in
                                   ---------------------    --------  ----
such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Director then remains, the other directors shall designate two persons to fill such vacancies who shall not be shareholders, Affiliates, employees or associates of the Company, Majority Shareholder, Parent or Merger Sub, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees constitute a majority of the directors on the Company Board of Directors, the affirmative vote of a majority of the Independent Directors shall be required after the Stock Purchase Closing Date and prior to the Effective Time, to (a) amend or terminate this Agreement by the Company, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder if such exercise or waiver materially and adversely affects holders of shares of Company Common Stock other than Parent or Merger Sub, or (c) take any other action under or in connection with this Agreement if such action materially and adversely affects holders of shares of Company Common Stock other than Parent or Merger Sub; provided, that,
                                                                --------  ----
if there shall be no such directors, such actions may be effected by unanimous vote of the entire Company Board of Directors.

          Section 1.7 Subsequent Actions.
                      ------------------

If at any time after the Effective Time the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise confirm in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

          Section 2.1 Conversion of Capital Stock.
                      ---------------------------

     As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Company Common Stock, or common stock, par value $0.01 per share, of Merger Sub (the "Merger Sub Common Stock"):
                           -----------------------

               (a) Merger Sub Common Stock. Each issued and outstanding share of Merger Sub Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

               (b) Cancellation of Parent-Owned Stock. Company Common Stock owned by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent or Merger Sub shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

               (c) Conversion of Company Common Stock. Subject to Section 2.2 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled and retired in accordance with Section 2.1(b), shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, in accordance with the procedures set forth in Section 2.2 below, into the Merger Consideration.

                    (i) As used herein, the term "Merger Consideration" shall
                                                  --------------------
     mean the right to receive a number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent, designated as CD common stock ("Parent Common Stock"), rounded to the nearest thousandth of
                    -------------------
     a share, equal to the Majority Shareholder Exchange Ratio (as such term is defined in the Stock Purchase Agreement); provided, however, that:
                                               --------  -------

               (x) in the event that the number determined by dividing twenty-four dollars ($24.00) by the Average Trading Price (as adjusted pursuant to Section 2.3 and this subsection 2.1(c), the "Public
                                                                   ------
          Shareholder Exchange Ratio") is greater than the Majority Shareholder
          --------------------------
          Exchange Ratio, then the Merger Consideration shall equal a number of fully paid and nonassessable shares of Parent Common Stock equal to the Public Shareholder Exchange Ratio; provided, however, that if the
                                                 --------  -------
          calculation pursuant to this clause (x) would result in a Public Shareholder Exchange Ratio greater than the High-End Ratio, then, subject to clause (y) below, the Public Shareholder Exchange Ratio shall be the High-End Ratio; and

               (y) in the event that the Average Trading Price is less than thirteen dollars and fifty cents ($13.50) per share, then the Merger Consideration shall equal a number of fully paid and nonassessable shares of Parent Common Stock equal to the Top-up Public Shareholder Exchange Ratio.

                    (ii) For purposes of this Agreement:

     "Average Trading Price" shall mean the arithmetic average of the 4:00 p.m.
      ---------------------
     Eastern Time closing sales prices of Parent Common Stock reported on the New York Stock Exchange ("NYSE") Composite Tape for the ten (10)
                               ----
     consecutive NYSE trading days (each, a

     "Trading Day") ending on (and including) the second Trading Day immediately
      -----------
     prior to, and excluding, (x) in the event that no Company Shareholders Meeting is required to be held, in accordance with applicable Law, in order to approve the Merger, the date of the satisfaction of the condition set forth in Section 10(b) and (y) in the event approval of the Merger at the Company Shareholders Meeting is required, in accordance with applicable Law, in order to consummate the Merger, the date of the Company Shareholders Meeting (such period, the "Valuation Period").
                                             ----------------

     "High-End Ratio" shall mean the number determined by dividing (I)
      --------------
     twenty-four dollars ($24.00) by (II) sixteen dollars and fifteen cents ($16.15).

     "Top-up Public Shareholder Exchange Ratio" shall mean a number of fully
      ----------------------------------------
     paid and nonassessable shares of Parent Common Stock, rounded to the nearest thousandth of a share, equal to the quotient determined by dividing
     (i) the product of (x) thirteen dollars and fifty cents ($13.50) and (y) the High-End Ratio by (ii) the Average Trading Price.

          Section 2.2 Exchange of Certificates.
                      ------------------------

At the Effective Time, Parent shall deposit with Mellon Shareholder Services or such other bank or trust company as may be designated by Parent (the "Exchange
                                                                      --------
Agent") and which shall be reasonably acceptable to the Company, for the benefit
-----
of the holders of Company Common Stock, for exchange in accordance with this
Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") assumable
                                                    -------------
and payable pursuant to Section 2.1 in exchange for Company Common Stock.

               (a) As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Common Stock (the "Certificates") whose shares
                                                   ------------
were converted into the right to receive the Merger Consideration pursuant to
Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to other such agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (x) certificates representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this
Article II after taking into account all Company Common Stock then held by such holder under all such Certificates so surrendered, and (y) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) (in each case after giving effect to any required withholding taxes), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, certificates representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Notwithstanding anything to the contrary contained herein, no certificate representing Parent Common Stock or cash (including in lieu of a fractional share interest) shall be delivered to a Person who is an "affiliate" (as contemplated by Section 7.13 hereof) of the Company unless such affiliate has theretofore executed and delivered to Parent the agreement referred to in Section 7.13. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c). No interest will be paid or will accrue on any cash payable to holders of Certificates.

               (b) No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to
Section 2.2(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

               (c) All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Company Common Stock previously represented by such Certificates.

               (d) No Fractional Shares.

                    (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                    (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes, as contemplated by Section 2.2(f), which are required to be withheld with respect thereto, equal to the product of (A) such fractional part of a share and (B) Average Trading Price.

               (e) Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

               (f) Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Laws, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

               (g) None of Parent, Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Parent Common Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (h) The Exchange Agent shall invest cash included in the Exchange Fund, as directed by Parent, on a daily basis, provided that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable pursuant to the provisions of this Article II. Any interest and other income resulting from such investments shall be paid to Parent.

               (i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, in each case pursuant to this Agreement.

               (j) The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Surviving Corporation for any reason shall be converted into the Merger Consideration with respect to the Company Common Stock formerly represented thereby (including any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.2(e)) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.2(c).

          Section 2.3 Certain Adjustments.
                      -------------------

          If after the date hereof and on or prior to the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares as a result of any stock split, reverse stock split, stock dividend, reclassification or any similar transaction, the Public Shareholder Exchange Ratio, Top-up Public Shareholder Exchange Ratio and High-End Ratio shall be appropriately and equitably adjusted.

          Section 2.4 Option Plan; ESPP.
                      -----------------

               (a) Options. Effective at the Effective Time, each outstanding
                   -------
stock option, stock equivalent right or right to acquire shares of Company Common Stock (each, an "Option") granted under the Company's 1997 Employee Stock
                        ------
Option Plan, as amended, (the "Option Plan"), whether or not then exercisable or
                               -----------
vested, which is outstanding and unexercised immediately prior thereto shall become vested immediately prior to the Effective Time and cease to represent a right to acquire shares of Company Common Stock. Each Option shall be converted as of the Effective Time automatically into an option to purchase shares of Parent Common Stock, and Parent shall assume each such Option (hereinafter, an "Assumed Option") subject to the terms of the Option Plan and the agreement
 --------------
evidencing the grant thereunder of such Option, and all references to the Company in each such Option shall be deemed to refer to Parent, where appropriate; provided, however, that from and after the Effective Time, (A) the
             --------  -------
number of shares of Parent Common Stock purchasable upon exercise of an Assumed Option shall be equal to the number of shares of Company Common Stock that were purchasable under such Assumed Option immediately prior to the Effective Time multiplied by the Majority Shareholder Exchange Ratio, the Public Shareholder Exchange Ratio or the Top-up Public Shareholder Exchange Ratio, as the case may be (whichever forms the basis for determining the Merger Consideration pursuant to Section 2.2(c)) (the "Option Exchange Ratio"), rounded down to the nearest
                         ---------------------
whole share, and (B) the per share exercise price under such Assumed Option shall be equal to the quotient obtained by dividing the per share exercise price under such Assumed Option immediately prior to the Effective Time by the Option Exchange Ratio rounded up to the nearest cent. Each of the Company, Parent and Merger Sub acknowledges that no Options are "incentive stock options" (as defined in Section 422 of the Code). Except as set forth above, the other provisions of each Assumed Option shall otherwise remain unchanged. Parent shall file with the SEC, no later than two (2) business days after the Effective Time, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Assumed Options. Parent agrees to use reasonable efforts to take such actions as are necessary to provide for the reservation, issuance and listing Parent Common Stock to be issued pursuant to this Section 2.4(a).

               (b) ESPP. Effective at or prior to the Effective Time, the
                   ----
Company shall take all actions necessary to cause the termination of the Company's 1999 Employee Stock Purchase Plan (the "ESPP") and shall take all
                                                  ----
necessary steps to refund, without interest, to each Participant (as defined in the ESPP) any amounts withheld from such Participant's compensation pursuant to an enrollment agreement under the ESPP to the extent that such amount has not been used to purchase whole shares of Company Common Stock on an Ending Date (as defined in the ESPP) occurring prior to the effective date of termination of the ESPP.

               (c) Termination of All Rights. Prior to the Effective Time, the
                   -------------------------
Company shall take all actions necessary to provide that any plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company or any Subsidiary of the Company, and any and all rights, options or other interests granted or issued thereunder, shall be cancelled; provided, however, that the Option Plan shall remain in effect.

               (d) Section 16. Prior to the Effective Time, the Company shall
                   ----------
take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          Except as set forth in the schedule (the "Schedule") attached hereto,
                                                    --------
the Company represents and warrants to Parent and Merger Sub as set forth below. Disclosure in any section of the Schedule qualifies only the correspondingly numbered representations and warranties; disclosure made with reference to one section of the Schedule shall be deemed disclosed with respect to another section of the Schedule if and to the extent that such disclosure is clearly referenced on such other section of the Schedule.

          Section 3.1 Corporate Organization; Authority; No Violation.
                      -----------------------------------------------

               (a) The Company and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease, operate or otherwise hold its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Company Material

Adverse Effect. A "Company Material Adverse Effect" means any change(s),
                   -------------------------------
event(s), development(s) or circumstance(s) which, individually or in the aggregate, would be reasonably expected (i) to have a materially adverse effect, either in the short term or in the long term, on the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries (including for such purposes, the Club and WorldMark South Pacific Club (the "SoPac Club" and, together with the Club, the
                                   ----------
"Clubs")), taken as a whole, (ii) to impair in any material respect the ability
 -----
of the Company to perform its obligations under this Agreement or the Stock Option Agreement, or (iii) to have a materially adverse effect on or prevent or materially delay the consummation of any of the Transactions; provided, however,
                                                              --------  -------
that for purposes of clause (i) above, any adverse effect resulting primarily from the following shall be disregarded in determining whether there has been a Company Material Adverse Effect: (x) changes in the United States economy generally which do not disproportionately affect the Company in any material respect or (y) changes in the timeshare industry generally which do not disproportionately affect the Company in any material respect; provided,
                                                               --------
further, however, in the case of each of the foregoing clauses (x) and (y), that
-------  -------
changes resulting (A) from the commencement or material worsening of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or Australia, (B) any terrorist activities and (C) changes in any of the VOI Laws (as defined in Section 3.20 below) set forth in clauses (i), (vi), (ix), (x), (xi) and (xviii) of the definition thereof (and foreign Law equivalents of the foregoing) shall not be so disregarded. "Transactions" means each of the transactions provided for or
                 ------------
contemplated by this Agreement, the Stock Option Agreement and the Stock Purchase Agreement, including, but not limited to, the Stock Purchase and the Merger. The Company and each of its Subsidiaries are duly qualified or licensed and in good standing as a foreign corporation or other entity authorized to do business under the Laws of each jurisdiction where the character of the properties owned, leased or used by it or the nature of its activities makes such qualification or licensing necessary except where the failure of any such Subsidiary to be so qualified would not reasonably be expected to have a Company Material Adverse Effect. Schedule 3.1(a) sets forth a complete and correct list of each Subsidiary of the Company and of all jurisdictions in which the Company or any such Subsidiary is qualified or licensed to do business. As used in this Agreement, "Subsidiary" of any Person means any entity, whether incorporated or
            ----------
unincorporated, in which such Person, owns, directly or indirectly, at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions.

               (b) The Company has full corporate power and authority to execute and deliver this Agreement and has full corporate power and authority to consummate each of the transactions provided for or contemplated by this Agreement and the Stock Option Agreement. The execution, delivery and performance by the Company of this Agreement and the Stock Option Agreement and the consummation by it of each of the Transactions, have been duly and validly authorized by the Company Board of Directors, and no other corporate action on the part of the Company is necessary (other than, if required by the OBCA to consummate the Merger, the approval of this Agreement or the Stock Option Agreement by holders of a majority of the shares of Company Common Stock outstanding on the Record Date (the "Company Shareholder Approval"), which is
                                     ----------------------------
the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, and the filing of the Articles of Merger, in each case pursuant to the OBCA) to authorize the execution and delivery by the

Company of this Agreement and the consummation by it of the Transactions. This Agreement and the Stock Option Agreement have each been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto and thereto, are each a valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

               (c) The Company Board of Directors, at a meeting duly called and held, has (i) unanimously determined that this Agreement, the Stock Option Agreement, the Merger and the other transactions contemplated hereby and thereby, are advisable and fair to and in the best interests of the shareholders of the Company, (ii) duly and validly approved and taken all corporate action required to be taken by the Company Board of Directors to authorize this Agreement, the Stock Option Agreement and the consummation of the Merger and the other Transactions, and (iii) unanimously resolved to recommend that the shareholders of the Company approve this Agreement, the Stock Option Agreement, the Merger and the other transactions contemplated hereby and thereby if the Company Shareholders Meeting is required to be held in accordance with applicable law in order to approve the Merger, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified in whole or in part. The actions so taken by the Company Board of Directors constitute approval of the Merger, this Agreement, the Stock Option Agreement and the Stock Purchase Agreement and the other Transactions by the Company Board of Directors under the provisions of Section 60.801 et seq. and 60.825 et seq. of the ORS, such that Sections 60.801 et seq. and 60.825 et seq. of the ORS do not apply to the execution or delivery of this Agreement, the Stock Option Agreement or the Stock Purchase Agreement or the consummation or performance of any of the Transactions. Other than Sections 60.801 et seq. and 60.825 et seq. of the ORS, no state anti-takeover or similar statute and no provision in any of the articles of incorporation or bylaws or other governing documents of the Company or any of its Subsidiaries is applicable to Parent or Merger Sub in connection with the Merger, this Agreement, the Stock Option Agreement, the Stock Purchase Agreement or any of the Transactions. In addition, at such meeting, the Company Board of Directors has duly and validly amended the Company's bylaws to provide, in accordance with Section 60.804 of the ORS, that the Company, Parent, Merger Sub, this Agreement, the Stock Option Agreement the Stock Purchase Agreement and the Transactions are not subject to the Oregon Control Share Acquisition Statute (ORS Sections 60.801 et seq.).

               (d) The Company has received the written opinion of its financial advisor, Banc of America Securities LLC, dated the date hereof, and the special committee of the Company Board of Directors has received the written opinion of its financial advisor, Houlihan Lokey Howard & Zukin, in each case to the effect that as of the date hereof, the consideration to be received by the holders of Company Common Stock in the Merger, other than the selling Shareholders under the Stock Purchase Agreement is fair to such holders of Company Common Stock from a financial point of view. True and correct copies of such opinions have been furnished to Parent. The Company has been authorized to permit the inclusion of reproduced copies of each such opinion in its entirety in the Form S-4 and, if one is required, the Proxy Statement.

               (e) Except as set forth on Schedule 3.1(e), none of the execution, delivery or performance of this Agreement or the Stock Option Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement or the Stock Option

Agreement will (i) conflict with or result in any breach of any provision of the
(x) articles of incorporation, the bylaws or similar organizational documents of the Company or any of its Subsidiaries, or (y) state securities or blue sky laws or the OBCA, (ii) require any filing by the Company with, or permit, authorization, consent or approval of or notice to, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, or any other federal, state, local or foreign authority or forum (a "Governmental Authority") (except for (A) compliance with
                       ----------------------
any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (B)
                                                           ------------
any filings as may be required under the OBCA in connection with the Merger, including without limitation, the Articles of Merger, (C) the approval of the Foreign Investment Review Board ("FIRB") of Australia under the Australian
                                  ----
Foreign Acquisitions and Takeovers Act 1975 ("FIRB Approval"), (D) the filing
                                              -------------
with the Securities and Exchange Commission (the "SEC") and, to the extent
                                                  ---
necessary, The Nasdaq Stock Market, Inc. ("Nasdaq") of (1) (x) a proxy statement
                                           ------
relating to the Company Shareholders Meeting, if required by the OBCA to consummate the Merger (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and (y) a registration statement on Form
                   ---------------
S-4 to be prepared and filed in connection with the issuance of Parent Common Stock in the Merger (such registration statement, as amended or supplemented from time to time, the "Form S-4") and (2) such reports under Section 13(a),
                        --------
13(d) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Stock Option Agreement, the Stock Purchase Agreement and the Transactions, (E) such filings and approvals as may be required by any applicable state securities, blue sky ,Transfer Tax or takeover Laws, and (F) any consents, approvals or exemptions required in connection with the VOI Registrations (as defined in Section 3.20 below) listed on Schedule 3.1(e) and the related consents, approvals or exemptions under foreign timeshare registration Laws or, in states or countries that do not have specific timeshare Laws, related real estate or securities registration Laws, in each case listed on Schedule 3.1(e)), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement, understanding or other instrument or obligation to which the Company or any of its Subsidiaries (including for purposes of this Section 3.1(e), the Clubs) is a party or by which any of them or any of their properties or assets may be bound (each, a "Contract"), or (iv) violate any order, writ, injunction, decree,
          --------
consent decree, statute, rule or regulation ("Order") applicable to the Company,
                                              -----
any Subsidiary of the Company or any of their respective properties or assets, except in the case of clauses (ii), (iii) and (iv) for (x) such failures to obtain such permits, authorizations, consents or approvals, (y) any failure to make such filings or give such notices, and (z) any such breaches, defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          Section 3.2 Capitalization; Subsidiaries.
                      ----------------------------

               (a) Capitalization. The authorized capital stock of the Company
                   --------------
consists solely of 90,000,000 shares of Company Common Stock and 10,000,000 shares of

Preferred Stock, no par value per share. As of the close of business on March 28, 2002, (i) 38,173,114 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by any of the Company's Subsidiaries, (iii) no shares of Preferred Stock were issued and outstanding and (iv) a total of 3,817,311 shares of Company Common Stock were reserved for issuance pursuant to the Option Plan, of which 1,864,100 shares of Company Common Stock were subject to outstanding Options. No other class of capital stock of the Company is authorized or outstanding, and, except as set forth on Schedule 3.2(b) or Schedule 3.2(c), there are no securities convertible into or exchangeable for any shares of its capital stock or containing any profit participation features. All of the outstanding, shares of Company Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and not subject to any preemptive or similar rights. Except as set forth on Schedule 3.2(a) or as set forth in Section 3.2(b) below, there are no warrants, options, agreements, call rights, conversion rights, exchange rights, preemptive rights or other rights or commitments or understandings which call for the issuance, sale, delivery, pledge, transfer, redemption or other disposition of any shares of capital stock of the Company or any of its Subsidiaries or any securities convertible into or other rights to acquire, any shares of capital stock of the Company or any of its Subsidiaries or obligates the Company to grant, offer or enter into any of the foregoing. To the Company's knowledge, except as set forth on Schedule 3.2(a), none of the outstanding shares of the Company's capital stock is subject to any voting trust, transfer restrictions or other similar arrangements that relates to the voting or control of such capital stock or rights. Except for ownership of its Subsidiaries as set forth on Schedule 3.1(a) hereto, neither the Company nor any Subsidiary of the Company has, directly or indirectly, any joint venture, partnership or similar relationship with, or any ownership interest in, any Person.

               (b) Schedule 3.2(b) sets forth a listing of all outstanding Options and, with respect to such Options: (i) the portion of each Option which is then vested, (ii) the vesting and acceleration provisions thereof, if any,
(iii) the date upon which each Option expires and (iv) a summary of the terms of acceleration pursuant to such Option, if any. All Options granted under the Option Plan have been granted pursuant to option award agreements in substantially the form of such agreement attached as an exhibit to Schedule 3.2.

               (c) Subsidiaries. Except as set forth on Schedule 3.2(c), all of
                   ------------
the outstanding shares of the Company's wholly owned, direct or indirect, Subsidiaries (and all of the shares of non-wholly owned Subsidiaries owned, directly or indirectly, by the Company) are owned, directly or indirectly, by the Company, free and clear of any liens, charges, pledges, security interests, mortgages, claims, encumbrances, options, rights of first refusal and other proscriptions, restrictions, conditions or covenants or similar rights whatsoever ("Liens"). All of the outstanding shares of capital stock of each of
             -----
such Subsidiaries owned by the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive or similar rights. Except as contemplated by the Transactions, there are no warrants, options, agreements, call rights, conversion rights, exchange rights, preemptive rights or other rights or commitments or understandings relating to the issuance, sale, delivery, pledge, transfer, redemption or other disposition by the Company or its Subsidiaries (including any right of conversion or exchange under any outstanding security or other instrument) of the capital stock of any of the Company's Subsidiaries. None of the Subsidiaries owns any stock of the Company.

          Section 3.3 Company SEC Documents; Company Financial Statements; Other
                      ----------------------------------------------------------
Financial Statements.
--------------------

          Except as set forth on Schedule 3.3 (indicating in respect of which subsection hereof any such exception is made):

               (a) since December 31, 1998, the Company has filed in a timely manner all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) that it was required to file with the Securities and Exchange Commission (the "Company SEC
                                                                   -----------
Documents") or any other similar Governmental Authority in Australia (the
---------
"Company Foreign Securities Filings").
 ----------------------------------

               (b) As of their respective filing dates, (i) the Company SEC Documents complied in all material respects with the then-applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"),
                                                             --------------
or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and (ii) no Company SEC Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c) The financial statements of the Company and its Subsidiaries included in the Company SEC Documents, including without limitation the financial statements included in the Company's Form 10-Q for the period ended March 31, 2002, which shall have been filed by the Stock Purchase Closing Date,
(x) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (y) were prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as
                        ----
permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (z) fairly present the consolidated financial position of the Company and its Subsidiaries, as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material).

               (d) The Company has provided to Parent true and complete copies of the unaudited financial statements for the years ended December 31, 1999, 2000 and 2001 for each of the unconsolidated subsidiaries of the Company identified on Schedule 3.1(d) (the "Company Unconsolidated Subsidiaries")
                                    -----------------------------------
(collectively, the "Unconsolidated Subsidiaries Statements"). The Unconsolidated
                    --------------------------------------
Subsidiaries Statements were prepared in conformity with GAAP for the periods covered thereby and fairly present the financial position of the Company Unconsolidated Subsidiaries as at the respective dates thereof and the results of operations of such subsidiaries for the respective periods covered thereby. The Company Unconsolidated Subsidiaries are not required to be consolidated with the Company's financial statements under GAAP.

               (e) The Company has provided to Parent true and complete copies of the audited financial statements for the years ended December 31, 1999, 2000 and 2001 for each of the Clubs (the "Club Financial Statements"). The Club
                                     -------------------------
Financial Statements were prepared in conformity with generally accepted accounting principles for the periods covered thereby and fairly present the financial position of the Clubs as at the respective dates thereof and the results of operations of the Clubs for the respective periods covered thereby.

               (f) None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC or with any foreign Governmental Authority, except the Australia Securities and Investment Commission ("ASIC").
                                                                       ----
As of their respective filing dates, (i) each Company Foreign Securities Filing complied in all material respects with the requirements of the Australia Securities and Investments Commission Act 1989 and the rules and regulations promulgated thereunder ("ASIC Act") thereunder, and (ii) no Company Foreign
                         --------
Securities Filing contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries included in the Company Foreign Securities Filings comply, (x) as to form in all material respects with applicable accounting requirements and the published rules and regulations of ASIC with respect thereto, (y) have been prepared in accordance with applicable generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (z) fairly present the consolidated financial position of the Company and its Subsidiaries, as of the dates thereof and the consolidated results of their operations, cash flows and changes in their financial position for the periods covered thereby (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material).

          Section 3.4 Directors, Officers and Employees; Employee Benefit Plans;
                      ----------------------------------------------------------
ERISA.
-----

               (a) Schedule 3.4(a) contains a complete and accurate list of the names and titles of all current directors and officers of the Company and each Subsidiary of the Company, indicating thereon which directors of any such Subsidiary are not employees of the Company or any Subsidiary of the Company; any such non-employee directors of any such Subsidiary may be replaced at or after the Stock Purchase Closing, by the stockholder of such Subsidiary without any cost or other liability. Parent or its representatives have been provided with a complete and accurate schedule of the employees of the Company and each Subsidiary of the Company whose base salary for the year ending December 31, 2002, is expected to be $100,000 or more or who earned bonuses or commissions during the year ending December 31, 2001 of $50,000 or more, setting forth the rates of compensation (including salary and target bonus) payable to each such person as of the date hereof.

               (b) Except as set forth in Schedule 3.4(b), there is no (i) collective bargaining agreement or any other agreement with any labor organization, to which the Company or any Subsidiary of the Company is a party, applicable to the employees of the Company or any of its Subsidiaries (a "CBA");
                                                                          ---
(ii) unfair labor practice complaint or charge pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other federal, state, local or foreign agency; (iii) strike, slowdown, work stoppage, lockout or other collective labor action by or with respect to any employees of the Company or any of its Subsidiaries pending or, to the Company's knowledge, threatened or affecting the Company; (iv) material pending arbitration proceeding arising out of or under any CBA to which the Company or any of its Subsidiaries is a party; (v) pending or, to the Company's knowledge, threatened representation question or union organizing activities with respect to employees of the Company or any of its Subsidiaries; or (vi) except for such which, if determined or resolved adversely to the Company or its Subsidiaries, could, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, (x) grievance or unfair dismissal proceeding pending against the Company or any of its Subsidiaries; (y) claim or charge by employees of the Company or any of its Subsidiaries alleging discrimination based on race, color, creed, age, sex, sexual orientation, national origin, religion or disability pending before any court or federal, state or local administrative agency; or (z) other pending or, to the Company's knowledge, threatened claim by employees of the Company or any of its Subsidiaries, including those based on statute, contract or tort. Neither the Company nor any of its Subsidiaries is in default with respect to any material term or condition of any CBA and no event has occurred which through the passage of time or the giving of notice, or both, would constitute such a default thereunder. Except as set forth on Schedule 3.4(b), during the past three (3) years, neither the Company nor any of its Subsidiaries has effectuated (x) a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act"), 29 U.S.C. 2101 et
                                                 --------
seq., affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or (y) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Law except in compliance with such laws and where the costs associated therewith have been expensed or reserved for in accordance with GAAP. Except as set forth on Schedule 3.4(b), to the knowledge of the Company, neither the Company's nor any of its Subsidiaries' employees has suffered an "employment loss" (as defined in the WARN Act) in the three (3) months prior to the date of this Agreement. Except as set forth on
Schedule 3.4(b), the Company and its Subsidiaries have at all times properly classified each of their respective employees as employees and each of its independent contractors as independent contractors, as applicable. There is no Action (as defined in Section 3.7) pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries by any Person challenging or questioning the classification by the Company of any Person as an independent contractor, including without limitation, any claim for unpaid benefits, for or on behalf of, any such Persons.

               (c) Schedule 3.4(c) contains a complete and accurate list of each pension, retirement, profit sharing, savings, stock option, restricted stock, severance, termination, bonus, fringe benefit, insurance, supplemental benefit, medical, education reimbursement or other employee benefit plan, including, without limitation, each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
                                                                  -----
all employment, severance or similar agreements, in any case, sponsored, maintained or contributed or required to be contributed to, or entered into by the Company or any trade or business, whether or not incorporated (an "ERISA
                                                                       -----
Affiliate"), all of which together with the Company would be deemed a "single
---------
employer" within the meaning of Section 4001 of ERISA, in each case, for the benefit of current or former directors or employees of the Company or any of its Subsidiaries (each, a "Plan"). There is no Plan that is sponsored solely by the
                       ----
Company or, except as set forth on Schedule 3.4(c) in respect of Subsidiaries doing business in Australia, any of its Subsidiaries. Complete and accurate copies of the following items relating to each Plan listed on Schedule 3.4(c) (except as otherwise indicated in Schedule 3.4(c)), where applicable, have been delivered to Parent or its representatives:

                    (i) all material Plan documents and related trust agreements, including amendments thereto;

                    (ii) the most recent determination letter received from the Internal Revenue Service (the "IRS") with respect to each Plan that is
                                    ---
     intended to be qualified under Section 401 of the Code;

                    (iii) the most recent summary plan description, summary of material modifications and all material communications to participants since January 1, 1999; and

                    (iv) the three most recent Annual Reports (5500 Series), actuarial reports and accompanying schedules for each Plan.

               (d) Each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified by the IRS and no event has occurred and no condition exists that is likely to adversely affect the qualification of any such Plan.

               (e) Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has any liability with respect to a plan termination under Title IV of ERISA or a funding deficiency under Section 412 of the Code or Section 302 of ERISA. No condition exists that presents a risk to the Company, any Subsidiary of the Company or any ERISA Affiliate of incurring any liability under Section 302 or Title IV of ERISA, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid
                                           ----
when due). Insofar as the representation made in this Section 3.4(e) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five (5) year period ending on the last day of the most recent plan year ended prior to the Merger Closing Date.

               (f) No Plan that is a "single employer plan" within the meaning of Section 3(41) of ERISA is subject to Title IV or Section 302 of ERISA. No Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

               (g) Each Plan (including each Plan sponsored by an ERISA affiliate) has been operated and administered in all material respects in accordance with its terms and applicable Laws, including but not limited to ERISA and the Code.

               (h) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary of the Company for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, or (ii) death benefits under any "pension plan".

               (i) Except as set forth in Schedule 3.4(i), the consummation of the Transactions will not, either alone or in combination with another event,
(x) entitle any current or former director, employee or officer of the Company or any Subsidiary of the Company to severance pay or any other payment, or (y) accelerate the time of payment or vesting, or increase the amount of compensation due any such director, employee or officer.

               (j) There are no pending or threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

               (k) The Club does not have any employees.

          Section 3.5 Absence of Certain Changes or Events.
                      ------------------------------------

          Except as expressly contemplated by this Agreement, since the Balance Sheet Date:

               (a) No events, changes, developments or circumstances which could reasonably be expected to have a Company Material Adverse Effect have occurred;

               (b) the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course of business consistent with past practice, except as disclosed on Schedule 3.5(b); and

               (c) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action (or agreed to do so) that, if taken between the Balance Sheet Date hereof and the Effective Time, would constitute a violation of any of clauses (b) through (p) of Section 6.1 below, except as set forth on Schedule 3.5(c) (indicating thereon in respect of which clause of Section 6.1 such action is being disclosed).

          Section 3.6 Absence of Undisclosed Liabilities.
                      ----------------------------------

          Except as set forth on Schedule 3.6, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature (whether absolute, accrued or unaccrued, contingent, determined, determinable or otherwise), except:

               (a) for liabilities reflected (including those disclosed in the footnotes thereto) in the audited consolidated balance sheet of the Company (the "Balance Sheet"), as of December 31, 2001 (the "Balance Sheet Date");
 -------------                                  ------------------

               (b) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

               (c) liabilities which are immaterial to the Company and its Subsidiaries, taken as a whole; and

               (d) independent appraiser's, accountants', lawyers' and financial advisors' fees and expenses incurred in connection with the Transactions listed on Schedule 3.11.

          Section 3.7 Litigation.
                      ----------

          Except as set forth on Schedule 3.7, (i) there is no action, suit, inquiry, judicial, administrative or other proceeding or arbitration or investigation by or before any Governmental Authority (each, an "Action")
                                                                 ------
pending or, to the Company's knowledge, threatened against or involving the Company or any of its Subsidiaries (including for purposes of this Section 3.7, the

Clubs) or the directors, officers or employees of the Company or any of its Subsidiaries (x) which, if determined or resolved adversely to the Company or its Subsidiaries, could, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or (y) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other Transactions, and (ii) neither the Company nor any such Subsidiary (including for purposes of this Section 3.7, the Clubs) is subject to any Order of any Governmental Authority which has had or may reasonably be expected to have a Company Material Adverse Effect or a Club Material Adverse Effect (as defined in Section 3.21 below).

          Section 3.8 Real Property.
                      -------------

               (a) Schedule 3.8(a) sets forth a list of (i) each parcel of real property owned in fee simple (or with respect to real property located outside the United States, such other similar form of title as may be described in the title policy for such parcel identified on Schedule 3.8(a)) by the Company or any of its Subsidiaries (including all land, interests in buildings, structures, improvements and fixtures located thereon owned by either the Company or any such Subsidiary, collectively the "Owned Real Property") and (ii) each leasehold
                                   -------------------
or subleasehold estate in all real property presently leased by the Company or any of its Subsidiaries, in each case as a lessee (including all leasehold or subleasehold estates and related rights to use or occupy any land, buildings (including sales kiosks), and improvements thereon, collectively the "Leased
                                                                      ------
Real Property" and collectively with the Owned Real Property, the "Real
-------------                                                      ----
Property"). The term Real Property does not include Vacation Credits (as defined
--------
in Section 3.20 below). The Real Property, together with all easements and other rights and interests appurtenant thereto, constitutes all of the real property owned, leased or occupied by the Company or any of its Subsidiaries in connection with the businesses of the Company and its Subsidiaries, other than Vacation Credits.

               (b) A complete and accurate copy of each lease under which the Company or any of its Subsidiaries is lessee, including all amendments, modifications and supplements relating thereto (collectively, a "Lease"), for
                                                                 -----
each location of the Leased Real Property has been delivered or made available to Merger Sub or its representatives and all such Leases are itemized on
Schedule 3.8(b). To the knowledge of the Company, the Company or applicable Subsidiary possesses and quietly enjoys all of the Leased Real Property.

               (c) With respect to each parcel of Owned Real Property, the Company or its Subsidiaries has good and marketable fee simple title (or with respect to real property located outside the United States, such other similar form of title as may be described in the title policy for such parcel identified on Schedule 3.8(a)), free and clear of all Liens and possessory interests of any other Person (other than Subsidiaries, Clubs or Associations), except Permitted Liens or as itemized on Schedule 3.8(c).

               (d) All of the Real Property is free from any use or occupancy restrictions, except Permitted Liens or, with respect to Leased Real Property, as provided in the applicable Lease.

               (e) Prior to the date hereof, the Company has furnished or made available to Parent or its representatives true and correct copies of all deeds, mortgages, surveys, licenses, leases, title insurance policies and permanent certificates of occupancy (or documents equivalent to certificates of occupancy in the jurisdiction where the Real Property is located) with respect to the Real Property that are in the possession of Company or its Subsidiaries.

               (f) To the knowledge of the Company and its Subsidiaries, there are no outstanding claims made by or against the Company or any applicable Subsidiary with respect to title or ownership of the Owned Real Property.

               (g) Except for Permitted Liens, neither the Company nor any of its Subsidiaries is obligated under or a party to, and none of the Real Property is subject to, any option, right of first refusal, right of first offer or other obligation to sell, transfer, dispose of, grant any interest in or lease any of the Real Property or any portion thereof or interest therein to any Person other than (x) the Company and its Subsidiaries, (y) rights held by the Clubs, Associations or VOI owners or (z) such leases, subleases, licenses, concessions or other agreements entered into by the Company or its Subsidiaries in the ordinary course of business.

               (h) To the Company's or applicable Subsidiary's knowledge, there is sufficient vehicular access to and from each parcel of Owned Real Property, except where the absence of access would not reasonably be expected to interfere with the intended business at such Owned Real Property.

               (i) None of the Company or any of its Subsidiaries has received any written notice of any pending, threatened or contemplated condemnation proceeding affecting the Owned Real Property or any part thereof or of any sale or other disposition of the Owned Real Property or any part thereof in lieu of condemnation.

               (j) Except as set forth on Schedule 3.8(j), all improvements upon or constituting a part of the Owned Real Property (including, but not limited to, the buildings, structures, fixtures, roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, elevator mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein) (the "Improvements") are adequate for
                                               ------------
the purposes for which they are being or shall be put in the ordinary course of business. There are no facts or conditions affecting any of the Improvements which would interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the business of the Company and its Subsidiaries or which would not permit the Company or its Subsidiaries to convey such Improvements to the Club upon their completion.

               (k) The Company or its Subsidiaries are the holders of the lessee's interest in each of the Leases free and clear of any Liens, other than Permitted Liens. With respect to each of the Leases, except as set forth on
Schedule 3.8(k), and except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, (i) such Lease is legal, valid, binding, enforceable, in full force and effect and has not expired; (ii) the Transactions do not require the consent of any other party to such Lease (except for those lease consents to be obtained pursuant to Section 3.1(e)), will not result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect following the Merger Closing; (iii) such Lease has not been amended, modified or supplemented; (iv) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; (v) except as may be disclosed in any Lease, the Company and its Subsidiaries do not owe, nor will they owe in the future, any brokerage commissions or finder's fees with respect to such Lease which is not paid; (vi) the other party to such Lease, except where such other party is the Company, Subsidiaries, Clubs or Associations, is not an affiliate of, and otherwise does not have any economic interest in, the Company and its Subsidiaries; (vii) the Company and its Subsidiaries have not assigned, subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof, except for Permitted Liens; (viii) the Company and its Subsidiaries have not collaterally assigned or granted any other security interest in such Lease or any interest therein, except for Permitted Liens; (ix) there are no Liens on the estate or interest created by such Lease, except for Permitted Liens; and (x) such Lease constitutes the entire agreement between the landlord named therein and the Company and/or Subsidiary party thereto with respect to the Leased Real Property described therein.

               (l) None of the Company nor any of its Subsidiaries nor, to the knowledge of the Company or applicable Subsidiary, any of the landlords under the Leases, is in default (past applicable notice and cure periods) in the keeping, observing or performing of any term, covenant, agreement, provision, condition or limitation contained in the Leases on the part of the Company, any such Subsidiary or any such landlord to be observed and/or performed thereunder and no act has been committed or event or circumstance exists which, with notice or lapse of time, or both, could constitute a default in the keeping, observing or performing by the Company, any such Subsidiary or any such landlord of any term, covenant, agreement, provision, condition or limitation contained in the Leases on the part of the Company, any such Subsidiary or any such landlord to be observed and/or performed, except for such defaults as would not, individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect. All rent and other sums and charges due and payable beyond any applicable grace period by the Company or any Subsidiary of the Company under each of the Leases have been paid or such sums and charges are being disputed in good faith.

               (m) The schedule attached hereto as Schedule 3.8(m) (the "Construction Schedule") is a true, correct and complete list of all
 ---------------------
Construction Contracts to which the Company or any of its Subsidiaries are a party with respect to any present or contemplated construction by the Company or any Subsidiary on the Real Property with amounts paid and/or payable from and after the Balance Sheet Date in excess of $100,000 for which no certificate of occupancy has been obtained (each, a "Construction Project"). The Construction
                                      --------------------
Schedule completely and accurately lists (i) all Construction Projects; (ii) the most recent budget prepared by the Company in the ordinary course of business for the costs, including hard and soft costs to the extent included in the budget in the Company's ordinary course of business, necessary to complete each Construction Project in the manner contemplated by the Construction Contracts identified on Schedule 3.8(m), and (iii) the most recent schedule for each Construction Project prepared by the Company in the ordinary course of business showing all milestone dates and the anticipated "Completion Date" of such Construction Project. As used herein, with respect to any Construction Project, the term "Completion Date" shall mean the date the Resort being built or
          ---------------
developed under each respective Construction Contract is currently scheduled to be transferred to the Club, as set forth on Schedule 3.8(m) hereto. As used herein, "Construction Contracts" shall mean any and all development agreements,
         ----------------------
master architectural contracts and
general contractor agreements for the design, construction and development of any portion of a Construction Project at the Real Property. Except as set forth on the Construction Schedule, the Company and its Subsidiaries have not executed any Construction Contract for the Construction Projects which would be binding on the Company or any of its Subsidiaries or would otherwise remain in effect with respect the Real Property subsequent to the Stock Purchase Closing. The Construction Contracts on Schedule 3.8(m) are in full force and effect and to the Company's knowledge, there are no present defaults by either party thereto and there are no facts or circumstances which, with or without the passage of time or both, would result in a breach of any of the terms thereof.

               (n) To the knowledge of the Company or applicable Subsidiary, there are no facts or circumstances that will prevent any Construction Project from being completed in accordance with the Construction Contracts and all applicable Laws without Material Variation on or before the Completion Date for such Construction Project set forth in the Construction Schedule, except to the extent arising from or relating to force majeure events, including without limitation circumstances beyond the reasonable control of the Company or the applicable Subsidiary.

               (o) Each timeshare or condominium declaration related to a Resort (as defined in Section 3.20 below) in which Fractional Interests (as defined in Section 3.20 below) have been or are being sold by the Company or any of its Subsidiaries that is required to be filed in the real estate records of the county or other local jurisdiction in which such Resort is located has been properly filed and recorded with the appropriate county or other local jurisdiction office in which the respective Resort is located, except for any failures to be so filed or recorded which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

          Section 3.9 Exempt Assets.
                      -------------

          The Company and its Subsidiaries are engaged in the business of developing, selling and financing time share units; the Company and its Subsidiaries manage time share units exclusively for resorts that have been deeded over to the Clubs or in which the Clubs own timeshare units; the Company and its Subsidiaries own undeveloped property that has not generated revenues of $5,000,000 or more in the last three (3) years; and the fair market value of any assets of the Company and its Subsidiaries (other than assets attributed to or engaged in the foregoing activities) does not exceed $50,000,000. The Company acknowledges that Parent and Merger Sub are entering into this Agreement in reliance upon the valuation of the Company's and its Subsidiaries' assets provided by the Company as set forth in this Section 3.9.

          Section 3.10 Contracts.
                       ---------

          Except as set forth on Schedule 3.10 (with each Contract listed thereon indicating the subsection(s) of this Section 3.10 in respect of which it is being disclosed), none of the Company, any of its Subsidiaries or either Club is a party to or bound by (i) any Contract relating to the incurring of indebtedness for borrowed money in excess of $1,000,000 (it being understood that the aggregate indebtedness of the Company and its Subsidiaries, taken as a whole, for borrowed money under Contracts not listed on Schedule 3.10(i) does not exceed $1,000,000), (ii) any "material contract" (as such term is defined in
Item 601(b)(10) of

Regulation S-K of the SEC), (iii) any non-competition Contract or any other Contract which limits the manner in which, or the localities in which, all or any material portion of the business of the Company, any of its Subsidiaries or either Club is or may be conducted, or any material Contract that contains a "most favored nation" clause, (iv) any Contract providing for the indemnification by the Company, a Subsidiary of the Company or a Club of any Person, except (for the sake of clarity, other than pursuant to any Contract for the sale or transfer of real property to any Person other than a Club) a Contract entered into in the ordinary course of business, (v) any joint venture or partnership Contract or material marketing alliance or similar Contract, (vi) any Contract that limits or purports to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any assets having an aggregate value in excess of $500,000, (vii) any Contract providing for future payments that are conditioned, in whole or in part, on a change of control of the Company or any of its subsidiaries, (viii) any Contract pursuant to which any Person (other than the Company or any of its Subsidiaries), is entitled to sell VOIs, (ix) any employment Contract or any Contract that contains any severance pay or post-employment liabilities or obligations, (x) any affiliation Contract with a timeshare exchange company or other resort affiliation agreement, (xi) as to the Clubs, any agreement other than the type of agreement enumerated in the Clubs' bylaws as being of the kind which the Clubs may enter into without the approval of its Members, (xii) any Contract with (A) Majority Shareholder or any of its affiliates other than the Company and its Subsidiaries or, (B) in the case of the Company and its Subsidiaries, either Club, (xiii) any Contract involving the purchase or sale of more than $1,000,000 in principle amount of VOI Receivables (as defined in
Section 3.11 below), or (xiv) involve the annual payment or receipt by or to the Company, any such Subsidiary or either Club of more than $1,000,000 including any Contract for the construction or development of any Resort (as defined in
Section 3.20 below)(a "Construction Contract") or (xv) any Contract not made in
                       ---------------------
the ordinary course of business which, (A) as to the Company and its Subsidiaries, is material to the Company and its Subsidiaries taken as a whole or, as to the Clubs, is material to the Clubs, or (B) which would prohibit or delay the consummation of the Merger or any of the other Transactions (the Contracts of the type described in clauses (i) through (xv) being referred to herein as "Material Contracts"); provided, however, that for purposes of clauses
           ------------------    --------  -------  ---- --- -------- -- -------
(v), (x) and (xiv) and (xv)(A) a Contract that may be terminated by the Company
---  --- --- ----- --- --- ---
without liability on less than ninety-one (91) days notice shall not be deemed a Material Contract. Complete and accurate copies of the Material Contracts have been provided or made available to Parent or its representatives. Except as set forth on Schedule 3.10 each of the Material Contracts is a legal, valid and binding obligation of the Company, the applicable Subsidiary or applicable Club, enforceable by and against it in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar applicable Law of general application affecting enforcement of creditors' rights and as limited by general principles of equity that restrict the availability of equitable remedies). None of the Company, any Subsidiary of the Company or any Club, or, to the Company's knowledge, any of the other parties thereto are in default in respect of any such Material Contract.

          Section 3.11 VOI Receivables.
                       ---------------

               (a) The VOI Receivables (as defined below) and other accounts receivable owned or serviced by each of the Company or any Subsidiary of the Company reflected in the Balance Sheet and the most recent applicable Unconsolidated Subsidiaries

Statements and reflected on the books of the Company and its Subsidiaries for subsequent periods are, except to the extent reserved against thereon ("Reserves") (which Reserves have been determined based upon actual prior and
  --------
current experience, are consistent with prior practices and are reasonably adequate) valid, genuine and subsisting, arise out of bona fide sales and deliveries of VOIs, performance of services or other business transactions relating to the sales of VOIs and (except for such as, in the aggregate, would not result in Reserves being inadequate) are not subject to defenses, setoffs, counterclaims, refunds or rights of rescission. Except as set forth in Schedule 3.11, all VOI Receivables owned by the Company and its Subsidiaries are owned free and clear of all Liens. "VOI Receivables" means Vacation Credits Notes
                              ---------------
Receivable together with Mortgages, each as hereinafter defined. "Vacation
                                                                  --------
Credit Notes Receivables" means any installment sales contracts (including any
------ ----- -----------
"retail installment contract/vacation owner agreement" of the type referred to in Section 3.11(d)(i) below) (such Contracts, "Installment Sales Contracts")
                                               ---------------------------
creating a purchaser's beneficial or equitable interest in, or (except for the Club's lien for non-payment of dues or assessments) first and prior lien on, a Vacation Credit and evidencing and/or securing the obligation to pay to the Company or a Subsidiary of the Company all or any portion of the purchase price of a Vacation Credit (and the obligation to pay to a Club the fees assessed in respect of Membership in the Club). "Mortgage" means any contracts for deed,
                                     --------
deeds of trust, conditional sale contracts, mortgages or similar security instruments and all related documents and instruments (including, without limitation, any security agreements entered into in connection with or constituting a part of any purchase agreement or any installment sales contract relating to the sale of a Fractional Interest) creating a Lien on or security interest in a Fractional Interest and securing a loan to acquire a Fractional Interest.

               (b) All "Inventories" reflected on the Balance Sheet relating to VOIs are so reflected at the lower of cost or market value (taking into account the usability or salability thereof), in accordance with GAAP.

               (c) Section 3.11(c) of the Company Disclosure Schedule sets forth as of December 31, 2001, (i) the aggregate amount of VOI Receivables owned or serviced by each of the Company and its Subsidiaries; (ii) the weighted average maturity of such VOI Receivables; (iii) their weighted average interest; and
(iv) the historical nonperformance rate of such VOI Receivables since inception of the various VOI Receivables pools referred to on Schedule 3.11(c).

               (d) The Company has delivered or made available to Parent complete and accurate copies of the forms of all (i) VOI retail installment agreements, including vacation ownership agreements, contracts for deed and any other form of purchase agreement relating to the conveyance of a VOI and the creation of a VOI Receivable, (ii) credit applications, (iii) timeshare instruments, (iv) owner's acknowledgments, (v) good faith estimate of closing costs, (vi) loan servicing disclosure statements, (vii) HUD-I settlement statements, (viii) deeds, (ix) conveyance, exchange and transfer agreements with respect to upgrade sales, (x) existing owner's upgrade/add-on acknowledgments,
(xi) authorization agreements for pre-approved payments (ACH debits), (xii) upgrade addendums, (xiii) termination of Vacation Credits or timeshare interests, (xiv) mortgages or deeds of trust, (xv) promissory notes, and (xvi) security agreements used in each jurisdiction in connection with the sale of VOIs (collectively, the "VOI Consumer Documents"). The VOI Consumer Documents,
                         ----------------------
in substantially the forms delivered, are the only documents currently used by the Company and its Subsidiaries or permitted by the Company or its Subsidiaries to be used by others in connection with the sale of VOIs. Except as set forth on Schedule 3.11(d), the VOI Consumer Documents underlying or related to a VOI Receivable meet all material requirements of applicable VOI Laws.

               (e) Each Vacation Credit Note Receivable is evidenced by an Installment Sales Contract which is effective in creating a purchaser's beneficial or equitable interest in, or first and prior lien on, a Vacation Credit and evidencing and/or securing such purchaser's obligation to pay to the Company or a Subsidiary of the Company the portion of the purchase price of a Vacation Credit (and the obligation to pay to a Club the fees assessed in respect of membership in such Club) indicated in such Installment Sales Contract, except for such failures to be so effective as, in the aggregate, would not result in Reserves being inadequate. Each Mortgage which requires recordation to perfect the interest in the related Fractional Interest has been properly recorded or is in the process of being recorded in the appropriate jurisdiction and is in compliance with all applicable Laws of the jurisdiction in which the related Fractional Interest is located, and all costs, fees, and expenses, including, where applicable, recording fees, documentary stamps and intangible taxes due in connection with the filing of each Mortgage that has been filed, have been paid, except for any failures to pay costs, fees and expenses as, in the aggregate, would not result in Reserves being inadequate.

          Section 3.12 Licenses; Compliance with Laws.
                       ------------------------------

               (a) The Company and its Subsidiaries hold all licenses, franchises, exemptions, permits, approvals and authorizations reasonably necessary (the "Permits") for the operation of their respective businesses as
                -------
presently conducted, except as set forth on Schedule 3.12(a). The Company and the Subsidiaries are in compliance with the terms of such Permits, except for instances of possible noncompliance that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. All VOI Registrations, material Permits relating to current Construction Projects and other Permits the absence of which would significantly impair or interfere with the ability of the Company or any of its Subsidiaries to conduct their businesses in the manner heretofore conducted are listed on Schedule 3.12(a).

               (b) The Company and its Subsidiaries and, to the Company's knowledge, each Person acting as an agent of the Company and its Subsidiaries, are in compliance with all federal, state, local and foreign Laws having the purpose or effect of prohibiting unlawful discrimination against customers or potential customers and, to the Company's knowledge, neither the Company nor any of its Subsidiaries has received any complaints from any Person or Governmental Authority that the Company or any of its Subsidiaries or any Person acting as an agent of the Company or any of its Subsidiaries has engaged in any unlawful discrimination.

               (c) Except as set forth on Schedule 3.12(c), the Company and all of its Subsidiaries (including, without limitation, all Real Property) are in compliance in all material respects with all laws, statutes, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of any Governmental Authority (collectively, "Laws"), except for instances of
                                           ----
possible noncompliance that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. No written notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiaries and, to the Company's knowledge, no written notice, charge, claim, action has been filed, commenced or threatened against the Company or any of its Subsidiaries or any portion of the Real Property alleging any violation of any Laws, except for instances of possible noncompliance that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

          Section 3.13 Environmental Matters.
                       ---------------------

               (a) Except as set forth on Schedule 3.13(a), the Company, its Subsidiaries (including, for purposes of this Section 3.13, the Clubs) and their respective businesses are in material compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Except as set forth on Schedule 3.13(a), none of the Company or any of its Subsidiaries has received any communication (written or, to the knowledge of the Company oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that any of the Company, its Subsidiaries or their respective businesses are not in material compliance with applicable Environmental Laws, and to the Company's knowledge, there are no circumstances that may reasonably be expected to prevent or interfere with such material compliance in the future. All material permits and other governmental authorizations currently held by the Company or any of its Subsidiaries pursuant to the Environmental Laws are identified in Schedule 3.13(a).

               (b) Except as set forth on Schedule 3.13(b), there is no material Environmental Claim pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, or against any Person whose liability for any Environmental Claim the Company or any such Subsidiary has retained or assumed either contractually or by operation of Law.

               (c) Except as set forth on Schedule 3.13(c), to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could reasonably be expected to form the basis of any material Environmental Claim against the Company or any of its Subsidiaries or against any Person whose liability for any Environmental Claim the Company or any such Subsidiary has retained or assumed either contractually or by operation of Law.

               (d) Without in any way limiting the generality of the foregoing,
(i) all wastes disposed of by the Company or any of its Subsidiaries that are or should have been manifested under RCRA or an equivalent state law are identified on Schedule 3.13(d), (ii) all underground storage tanks, and the capacity and contents of such tanks, located on property owned by the Company or any of its Subsidiaries, as well as those underground storage tanks that are operated or managed by the Company or any of its Subsidiaries on property operated or leased by the Company or any of its Subsidiaries are identified on Schedule 3.13(d),
(iii) except as set forth on Schedule 3.13(d)(iii), to the knowledge of the Company there is no asbestos contained in or forming part of any building, building component, structure or office space owned, operated or leased by the Company or any of its Subsidiaries, (iv) except as set forth on Schedule 3.13(d)(iv), no polychlorinated biphenyls (PCB's) are used or stored at any property owned, operated or leased by the Company or any of its Subsidiaries,
(v) except as set forth on Schedule 3.13(d)(v), the knowledge of the Company, there is no mold, yeast, fungi or similar biological agent toxic to human health, whether visible or invisible or hidden, that exceeds permissible regulated limits, requires remediation or abatement under Environmental Laws, or for which the Company or any of its Subsidiaries may have liability under Environmental Laws contained in or forming any part of any building, building component, structure or office space owned, operated or leased by the Company or any of its Subsidiaries, and (vi) all properties formerly owned or operated by the Company, or any present or former Subsidiary, or predecessor thereof are identified on Schedule 3.13(d).

               (e) the Company has provided to Parent all assessments, reports, data, results of investigations or audits, or other information that is in the possession of, or reasonably available to the Company relating to environmental matters at, or the environmental condition of, the Real Property and the Club Real Property.

               (f) the Company is not required under state, or to the knowledge of the Company, local Environmental Laws by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, (i) to perform a site assessment for Materials of Environmental Concern, (ii) to remove or remediate Materials of Environmental Concern, (iii) to give notice to or receive approval from any governmental authority, or (iv) to record or deliver to any person or entity any disclosure document or statement pertaining to environmental matters.

               (g) For purposes of this Agreement:

                    (i) "Environmental Claim" means any claim, action, cause of
                         -------------------
     action, investigation or notice (written or, to the knowledge of the Company, oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment or human exposure to any Material of Environmental Concern at any location, whether or not owned by the Company or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                    (ii) "Environmental Laws" means all federal, interstate,
                          ------------------
     state, local and foreign Laws relating to pollution or protection of human health and safety (excluding non-environmental related provisions of the federal Occupational Safety and Health Act and similar Laws affecting worker safety) or the environment (including, without limitation, ambient air, surface water, ground water, land surface, subsurface strata or natural resources), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                    (iii) "Materials of Environmental Concern" means chemicals,
                           ----------------------------------
     pollutants, contaminants, wastes, toxic or hazardous substances, petroleum and petroleum products, radioactive materials, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, radon, or toxic mold, toxic fungi, toxic yeast or other substances that are regulated or which the Company or any of its Subsidiaries may have liability under any Environmental Law.

          Section 3.14 Tax Matters.
                       -----------

               (a) Except as set forth on Schedules 3.14(a)(i) through (a)(xvi):

                    (i) The Company and each of its Subsidiaries has (x) timely filed (or there has been filed on its behalf) all Tax Returns required to be filed by it (giving effect to all valid extensions of due dates) other than Tax Returns that the failure to have filed could not reasonably be expected to, individually or in the aggregate, be material to the Company and/or its Subsidiaries and all Tax Returns are true, correct and complete in all material respects and (y) paid in full all Taxes required to be paid by it other than Taxes that the failure to have paid could not reasonably be expected to, individually or in the aggregate, be material to the Company and/or its Subsidiaries.

                    (ii) The Company Balance Sheet has accrued all unpaid Taxes with respect to all periods through the date thereof in accordance with GAAP, and since the date of the Company Balance Sheet, neither the Company nor its Subsidiaries has accrued any liabilities for Taxes other than Taxes incurred in the ordinary course of business.

                    (iii) There are no liens for Taxes upon any assets of the Company or any of its Subsidiaries, except statutory liens for Taxes not yet due and payable.

                    (iv) No deficiency for any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or any of its Subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Tax Return is currently in effect, nor is any request for any such waiver or consent pending.

                    (v) The Company and each of its Subsidiaries has properly filed all informational Tax Returns (including Form 1099) required to be filed by it.

                    (vi) The Company and each of its Subsidiaries has complied with all applicable Laws relating to the withholding of Taxes and has timely withheld and paid over to the relevant Tax authority all amounts required to be so withheld and paid over for all periods under all applicable Laws, including withholding in connection with payments to employees, independent contractors, creditors, shareholders, partners or other third parties.

                    (vii) None of the Company or any of its Subsidiaries has granted any power of attorney which is currently in force with respect to Taxes or Tax Returns.

                    (viii) There are no federal, state, local or foreign audits, actions, suits, or other administrative or court proceedings relating to Taxes or any Tax Returns of the Company or any of its Subsidiaries now pending, and none of the Company or any of its Subsidiaries has received any written notice of any proposed audits, actions, suits, or other administrative or court proceedings relating to Taxes or any Tax Returns.

                    (ix) None of the Company or any of its Subsidiaries has agreed and/or is required to make any adjustments under section 481(a) of the Code (or any similar provision of state, local or foreign Law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable federal statute of limitations has not yet expired.

                    (x) None of the Company or any of its Subsidiaries has received or requested (directly or indirectly through Majority Shareholder) a ruling from any Tax authority. No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Law) has been entered into by or with respect to the Company or any of its Subsidiaries.

                    (xi) None of the Company or any of its Subsidiaries has filed a consent pursuant to section 341(f) of the Code to have section 341(f)(2) of the Code apply to the disposition of a "subsection (f) asset" (as such term is defined in section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

                    (xii) No jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return has made a claim that the Company or any of its Subsidiaries, as the case may be, is required to file a Tax Return for such jurisdiction.

                    (xiii) The deduction of any amount payable or benefit provided pursuant to the terms of any plan, agreement or arrangement, whether written or oral, of the Company or any of its Subsidiaries will not be subject to disallowance under section 162(m) or section 280G of the Code.

                    (xiv) No Person is entitled to receive any "gross-up" payment from the Company or any of its Subsidiaries in the event that the excise Tax of section 4999(a) of the Code is imposed on such Person.

                    (xv) None of the Company or any of its Subsidiaries (i) is a party to, is bound by or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement (collectively, "Tax Sharing Agreement") and (ii) has any potential
                     ---------------------
     liability or obligation to any Person as a result of, or pursuant to, any such Tax Sharing Agreement.

                    (xvi) Neither the Company nor any of its Subsidiaries has participated in an international boycott within the meaning of Section 999 of the Code.

               (b) The Company is not and has not been a real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable periods specified in such section.

               (c) Neither the Company nor any of its Subsidiaries has taken, failed to take or agreed to take any action or knows of any fact, circumstance, plan or intention that is or would be reasonably likely to prevent the purchases of Company Common Stock pursuant to the Stock Purchase Agreement and the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

               (d) Except as set forth on Schedule 3.14(d), none of the Company or any of its Subsidiaries has been a member of any federal, state, local or foreign consolidated, unitary, combined or similar group.

               (e) Other than any Tax Returns which have not yet been required to be filed, true and correct copies of the United States federal income Tax Return and any state, local or foreign Tax Return for any jurisdiction that represents five percent (5%) or more of the aggregate taxable income of the Company and its Subsidiaries as filed by the Company and any of its Subsidiaries for each of the taxable years ended December 31, 2000, 1999, 1998, and 1997 have been made available to Parent or its representatives.

               (f) True and correct copies of each of the following have been made available to Parent or its representatives: (i) all audit reports, letter rulings and technical advice memoranda and similar documents issued by a Governmental Authority since 1996 relating to the United States federal, state, local or foreign Taxes due from or with respect to any of the Company or any of its Subsidiaries and (ii) any closing agreements entered into by any of the Company or any of its Subsidiaries with any Tax authority since 1996.

               (g) As used in this Agreement, (i) "Tax" or "Taxes" means (x) any
                                                   ---      -----
and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of the same or of a similar nature (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (y) any liability for the payment of any amounts described in (x) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability and (z) any liability for the payments of any amounts as a result of being a party to any tax sharing agreement or as a result of any obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (x) or (y); (ii) "Tax Returns" means all returns,
                                           -----------
declarations, reports, estimates, information returns and
statements required to be filed by, or on behalf of, the Company in respect to any Taxes; and (iii) "Treasury Regulations" means the treasury regulations
                      --------------------
(including temporary regulations) promulgated under the Code, including successor provisions thereof.

          Section 3.15 Associations.
                       ------------

               (a) Each timeshare or other form of owner's club or association organized or managed by the Company, a Club or any of their Subsidiaries is listed on Schedule 3.15(a) (each, an "Association") and is duly organized,
                                      -----------
legally existing, and in good standing under the laws of the jurisdiction of its incorporation or organization and is in compliance in all material respects with all applicable VOI Laws except where the failure to be so (i) would not have a material adverse effect on the liabilities of the relevant Association or (ii) would have a material adverse effect on the liabilities of the relevant Association for which the Club or the Company, as the case may be, would not be responsible. The books and records of each Association are complete, true and correct in all material respects, and all funds collected from VOI owners or the Club and others on behalf of the Associations have been properly accounted for in all material respects and expended in all material respects for such purposes as are authorized under the certificate or articles of incorporation, as the case may be, or bylaws of the applicable Association. For purposes of this Agreement, an Association is managed by the Company, any of its Subsidiaries or a Club if the Company, any of its Subsidiaries or a Club (x) has the statutory right to elect or appoint a majority of the members of the Association's board of governors or directors or other governing body or (y) is directly or indirectly a party to a management contract with the Association.

               (b) Complete, true and correct copies of the most recent unaudited yearly financial statements and interim unaudited financial statements of each Association have been made available to Merger Sub or its representatives. Such financial statements adequately reflect the financial condition in all material respects of each Association as of the dates indicated, and there have been no changes to any of the Association's financial conditions since the date of the respective Association's most recent financial statements which, individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect.

               (c) The boards of governors of each of the Associations have the authority to levy the assessments to cover the costs of maintaining and operating the applicable Club Resort. Each of the Associations is solvent, and currently levied assessments payable by owners of the units comprising such Association are adequate to cover the costs of maintaining and operating the Club Resorts and to establish and maintain adequate reserves for deferred maintenance and capital improvements as set forth in the budget approved by such Association, in accordance with the certificate or articles of incorporation, as the case may be, or bylaws of each Association and applicable VOI Laws. There are no events which currently exist or are reasonably foreseeable which could give rise to a material increase in such costs, considered in the aggregate.

               (d) Except as set forth on Schedule 3.15(d), the Tax Returns of each Association have been timely filed (giving effect to all extensions) and are complete, true and correct, and copies of such Tax Returns for the most recent tax year have been delivered, or will be delivered as promptly as practicable after the date hereof to Parent or its representatives except for such failures as, individually or in the aggregate, would not reasonably be expected to be material to the Company and/or its Subsidiaries.

               (e) The management agreements between each Association and the Company, Subsidiary of the Company or Club are valid and in full force and effect and the Company, its Subsidiaries and the Clubs and are in compliance in all material respects with the terms of each such agreement. None of the Company, its Subsidiaries or the Clubs has received notification of termination of any such management agreement.

          Section 3.16 Intellectual Property.
                       ---------------------

               (a) Except as set forth on Schedule 3.16(a), the Company and its Subsidiaries own or possess licenses or other legally enforceable rights (free and clear of any Liens) to use all Intellectual Property reasonably necessary to carry on its business as currently conducted by them by them and. To the knowledge of the Company, such Intellectual Property does not conflict with, infringe upon, misappropriate or otherwise violate any Intellectual Property of others. For purposes of this Agreement, the term "Intellectual Property" means
                                                  ---------------------
any trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial designs (including any continuations,
 ----------
divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); Software; "mask works" (as defined under 17 U.S.C.
Section 901) and any registrations and applications for "mask works"; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets"); and rights of publicity and privacy relating to
                -------------
the use of the names, likenesses, voices, signatures and biographical information of real persons. For purposes of this Agreement, the term "Software"
                                                                       --------
means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, and (c) all documentation, including user manuals and training materials, relating to any of the foregoing.

               (b) Schedule 3.16(b) sets forth, for the Intellectual Property owned by the Company or any of its Subsidiaries, a complete and accurate list of all U.S. and foreign (i) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks;
(iii) copyright registrations, copyright applications, and material unregistered copyrights; and (iv) Software (other than readily available off-the-shelf commercial software programs) which are owned, licensed, leased, by the Company or any of its Subsidiaries, describing which Software is owned, licensed, or leased, as the case may be.

               (c) Schedule 3.16(c) sets forth a complete and accurate list of all material agreements (whether oral or written, and whether between the Company, Subsidiaries and third parties or inter-corporate) to which the Company or any of its Subsidiaries is a party or otherwise bound and necessary to carry on its businesses as currently conducted, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property (other than licenses for readily available off-the-shelf commercial software programs having an acquisition price of less than $10,000 per license or seat), or (ii) restricting the Company's or any of its Subsidiaries' rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "License Agreements").
                                                         ------------------
The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. None of the Company or any of its Subsidiaries have licensed or sublicensed its rights in any material Intellectual Property other than pursuant to the License Agreements. No material royalties, honoraria or other fees are payable by the Company or any of its Subsidiaries to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements.

               (d) Except as set forth on Schedule 3.16(d):

                    (i) The Intellectual Property owned by the Company, or any of its Subsidiaries and, to the Company's knowledge, any Intellectual Property used by the Company or any of its Subsidiaries, is subsisting, in full force and effect.

                    (ii) There is no pending or, to the Company's knowledge, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction involving the Intellectual Property owned by the Company or any of its Subsidiaries, or, to the Company's knowledge, the Intellectual Property licensed to the Company or any of its Subsidiaries, alleging that the activities or the conduct of the Company's or any of its Subsidiaries' businesses infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging the Company or any of its Subsidiaries' ownership, use, validity, enforceability or registrability of any Intellectual Property. There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations other than the License Agreements which (1) restrict the Company's or any of its Subsidiaries' right to use any Intellectual Property, (2) restrict the Company's or any of its Subsidiaries' businesses in order to accommodate a third party's intellectual property rights or (3) permit third parties to use any Intellectual Property owned or controlled by the Company or any of its Subsidiaries.

                    (iii) To the Company's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or used by the Company or any of its Subsidiaries' and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by the Company or any of its Subsidiaries'.

                    (iv) No current or former partner, director, officer, employee or consultant of the Company or any of its Subsidiaries (or any of their respective predecessors in interest) will, after giving effect to the Transactions, own or retain any rights to use any of the Intellectual Property owned or used by the Company or any of its Subsidiaries.

                    (v) With respect to the Software set forth in

     Schedule 3.16(a) which the Company purports to own, such Software was either developed (x) by employees of the Company or any of its Subsidiaries within the scope of their employment or (y) by independent contractors who have assigned their rights to the Company or any of its Subsidiaries pursuant to written agreements. The Company shall have obtained prior to the Merger Closing appropriate assignment of Intellectual Property agreements from all current members of its IT staff.

          Section 3.17 Affiliated Transactions.
                       -----------------------

Except as set forth on Schedule 3.17 and for compensation and benefits arrangements in the ordinary course of business as disclosed on Schedule 3.4, no holder of more than five percent (5%) of the Company Common Stock, officer or director of the Company or any Subsidiary of the Company or of either Club, or any affiliate of any of the foregoing (other than the Company and its Subsidiaries) (i) has borrowed or loaned money or other property to the Company or any Subsidiary of the Company or any Club which has not as of the date hereof been repaid or returned; (ii) has any direct or indirect material interest in any Person which is a customer of goods or services provided by or supplier of goods or services provided to the Company, any Subsidiary of the Company or any Club, which Person's purchases or sales of such goods and services in any of the past two (2) fiscal years exceeded or whose business in fiscal 2002 is expected to exceed $60,000 per year; or (iii) is party to any other agreement, transaction or business relationship with the Company (other than this Agreement) or any of its Subsidiaries or any Club.

          Section 3.18 Insurance.
                       ---------

          Schedule 3.18 sets forth a list of all material insurance policies covering the properties and activities of the Company, its Subsidiaries and their respective businesses. All such policies are in full force and effect and shall be kept in full force and effect in the ordinary course of business. Neither the Company nor any Subsidiary of the Company has received any notice of cancellation or non-renewal with respect to such policies. Neither the Company nor any Subsidiary of the Company is in default with respect to its obligations under such insurance policies. Except as set forth on Schedule 3.18, neither the Company nor any Subsidiary of the Company has been refused any insurance coverage obtained for the purpose of protecting and insuring against any material loss or exposure, nor has any such coverage been limited or cancelled by any insurance carrier to which the Company or any such Subsidiary has applied for any such insurance or with which the Company or any such Subsidiary has carried insurance, nor has there been any significant increase in the premiums paid under any such policy during the past five (5) years. All such insurance policies provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, including construction projects. Schedule 3.18 identifies those pending (or threatened) Actions with respect to which an insurance carrier has denied coverage or has advised the Company or the relevant Subsidiary that it is defending such claim under reservation of rights and which, if determined or resolved adversely to the Company or its Subsidiaries, could, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries.

          Section 3.19 Assets.
                       ------

          Except as set forth in Schedule 3.19, (and except for Real Property, which is the subject of Section 3.8 above, and VOIs, which are the subject of
Section 3.20 below), the Company and its Subsidiaries have good and valid title to all of their properties and assets owned by them, free and clear of all Liens, except for (i) Permitted Liens and (ii) Liens which do not, and are not reasonably likely to, impair in any material respect the ability of the Company and its Subsidiaries, taken as a whole, to conduct their business in the manner in which such business is presently conducted. "Permitted Liens" means (whether
                                                ---------------
or not recorded in the public land records or filed in other public records) (i) statutory Liens for Taxes, assessments or charges of any Governmental Authority imposed by Law that are not yet due and payable, (ii) Liens which are purchase money Liens arising in the ordinary course of business for amounts which are not in default; (iii) carriers', warehousemen's, mechanics, landlords', materialmen's, repairmen's or other similar Liens arising under Law (x) for amounts not yet due and payable, (y) that are bonded or (z) that are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves are maintained in accordance with GAAP; (iv) easements, rights-of-way, covenants, conditions, reservations, encroachments, restrictions, encumbrances, consents, variations, zoning, subdivision and other applicable Laws which do not, individually or in the aggregate, materially impair the present or contemplated use or materially detract from the value of the relevant asset; (v) Liens and other matters disclosed in the title policies existing as of the date hereof and provided to or made available to Parent or Merger Sub by the Company or its Subsidiaries on or before the date hereof; (vi) Liens securing obligations shown as liabilities on the Balance Sheet or in the financial statements of the Company and its Subsidiaries included in the Company SEC Documents which Liens are described to in the notes to such financial statements; and (vii) amendments, extensions, renewals or replacements of any Lien referred to in clauses (i) through (vi) above, to the extent that the scope, duration and effect of the Lien so amended, extended, renewed or replaced remains the same in all material respects.

          Section 3.20 Resorts; VOIs.
                       -------------

               (a) Set forth on Schedule 3.20(a)(i) are (i) all the resorts (the resorts described in clause (x) together with the Club Resorts, the "Resorts")
                                                                     -------
(x) in which the Company or any of its Subsidiaries owns Fractional Interests (or, for purposes of Section 3.8(o), has sold within the past five (5) years Fractional Interests) or (y) which are owned or leased by one of the Clubs ("Club Resorts") and in respect of which Vacation Credits have been created for
  ------------
sale by the Company or any of its Subsidiaries. Set forth on Schedule 3.20(a)(ii) are (ii) each jurisdiction in which each of the Resorts is registered with a Governmental Authority for (x) the ownership of any VOI or Resort or (y) the advertising, marketing or selling of VOIs by the Company or any of its Subsidiaries (or any other Persons with the right to sell VOIs) or the soliciting of consumers to visit any Resort or sales office by the Company or any of its Subsidiaries (or any other Persons with the right to sell VOIs).
Schedule 3.20(a)(ii) indicates, in respect of the jurisdictions listed thereon, which jurisdiction the Company or any of its Subsidiaries are currently advertising, marketing or selling VOIs or soliciting consumers to visit any Resort or sales office.

               (b) Except as set forth on Schedule 3.20(b), (i) the registration statements of the Company and its Subsidiaries (including, without limitation, the applicable public offering statements) filed with Governmental Authorities in connection with the registration of the Resorts and/or marketing, offering and sale of VOIs (the "VOI Registrations") comply in all material respects with
                       -----------------
the requirements of VOI Laws applicable to such VOI

Registrations, (ii) no VOI Registration as currently filed contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All VOI sales, and all VOIs to be advertised or marketed, have been and remain subject to a valid registration in the jurisdictions in which such VOIs have been and are being advertised, marketed and sold (other than any such failures to be so subject which are not, individually or in the aggregate, material). To the knowledge of the Company, the marketing, offering and sale of VOIs, together with the transactions creating the related VOI Receivables arising therefrom, have been effected in compliance in all material respects with all applicable VOI Laws. The Company and its Subsidiaries (including for such purposes, the Clubs) have made (or caused to be made) and maintained (or caused to be maintained) all deposits and reserves required of developers or sellers of VOIs pursuant to applicable Law (other than failures which are not, in the aggregate, material to the relevant Resort or in the relevant jurisdiction). To the Company's knowledge, VOIs have not been offered or marketed as an investment to potential purchasers of VOIs.

               (c) Except as set forth on Schedule 3.20(c), any Club Real Property that has been conveyed or assigned to the Club was so conveyed or assigned in accordance with the requirements of the Amended Vacation Program Agreement for WorldMark, The Club (the "Vacation Program Agreement"), dated as
                                        --------------------------
of June 3, 1994, by and among the Company and the Club, or the requirements of
Section 5.1 of the Constitution for the SoPac Club. The Company or its Subsidiaries have transferred, or caused to be transferred to the Club, and the Club has, good record title to sufficient "Units" (as such term is defined in the Declarations) to comply with the terms and provisions of Section 3.4(b) of each Declaration. The Company or its Subsidiaries have transferred, or caused to be transferred to the SoPac Club and the SoPac Club has, good record title to sufficient "Resorts" and "Apartments" (as such terms are defined in the Constitution for the SoPac Club) to comply with the terms and provisions of
Section 5.1(a) and (b) of the Constitution for the SoPac Club.

               (d) Each Declaration of Vacation Owner Program (each, a "Declaration") filed in respect of a property transferred by or at the request
 -----------
of the Company to the Club is, except as indicated on Schedule 3.20(d), substantially identical to the original Declaration of Vacation Owner Program (the "Original Declaration") recorded, on September 6, 1989 in Lincoln County,
      --------------------
Oregon (other than with respect to the description of (x) the Resort in respect of which such Declaration was filed and (y) the Vacation Credits allocated to the "Units" (as such term is defined in the Declarations) and the "Resorts" and "Apartments" (as such terms are defined in the Constitution for the SoPac Club) transferred pursuant to such Declaration to the Clubs). Any differences between any Declaration (other than the Original Declaration) and the Original Declaration represent amendments thereto that were properly approved in accordance with the Governing Documents and comply with the Governing Documents and applicable Law. A Declaration has been filed in respect of each Club Resort. Attached hereto as Exhibit A to Schedule 3.20(d) is a copy of each document containing provisions which govern the rights, benefits, privileges, obligations and liabilities granted to or imposed upon the owner of Vacation Credits (as such term is defined in the Original Declaration) (the "Club Governing
                                                        --------------
Documents"). Attached hereto as Exhibit B to Schedule 3.20(d) is a copy of each
---------
document containing provisions which govern the rights, benefits, privileges, obligations and liabilities granted to or imposed upon the owner of Holiday Credits (the "SoPac Governing Documents"
              -------------------------
and, together with the Club Governing Documents, the "Governing Documents"). All
                                                      -------------------
VOI Registrations filed in Australia incorporate by reference each of the documents set forth on such Exhibit B.

               (e) Except as set forth in Schedule 3.20(e), the Company and its Subsidiaries have title to all Vacation Credits owned by the Company or any of its Subsidiaries, free and clear of all Liens, no other Person is entitled to sell the Vacation Credits and no other Person has the right to the proceeds arising out of the sale of such Vacation Credits. Except for such as may be acquired by the Company or a Subsidiary pursuant to the exercise of rights as a secured party, neither the Company nor any Subsidiary currently owns any Fractional Interests.

               (f) All equipment, inventory, or furnishings located in or on the Resorts and promised or represented as available in documents presented or provided to purchasers of Vacation Credits or Fractional Interests (the "Resort
                                                                         ------
Documents") have been substantially paid and satisfied. To the Company's
---------
knowledge, all Amenities, walkways and parking areas described in the Resort Documents are complete. To the Company's knowledge, each purchaser of a VOI has dedicated and unencumbered access to and use of all of the Amenities of the applicable Resorts in accordance with the applicable Resort Documents. "Amenities" means the common elements described in the Declarations of the
 ---------
Associations and other similar documents, which may include such items as swimming pools, tennis courts, snack bars, restaurants, coffee shops, pools, golf courses, bath houses, marinas, convenience stores, boat launches, boat stalls, camping areas, activity centers, reading rooms, decks, picnic tables, tether ball courts, horseshoe pits, archery ranges, putting greens, baseball diamonds, miniature golf courses, volleyball courts, private airstrips, lakes, beaches, pavilions, playground areas, lodges, retail golf shops, pro shops, barbeque areas, badminton courts, lakeside parks, paddleboats, laundry facilities, clubhouses, resort signage, stables, corrals, entry monuments, guardhouses, sports courts, skating rinks and other similar amenities.

               (g) For purposes of this Agreement:

     "VOI" means (i) a fee simple or leasehold ownership interest in a
      ---
condominium unit or an entire timeshare resort developed or acquired by the Company or any of its Subsidiaries or either of the Clubs coupled with the right to use and occupy one or more residential accommodations at such timeshare resort in accordance with the terms, provisions and conditions of the applicable declaration of condominium, master deed and all other documents and instruments that govern the use and occupancy of such resort's accommodations and facilities (a "Fractional Interest") or (ii) (x) a "Vacation Credit" (as such term is
    -------------------
described in Section 3.4 of any each Declaration filed by the Company and the Club in respect of a Club Resort, which delineates the magnitude and extent of rights, benefits, privileges, obligations and liabilities of a membership ("Membership") in the Club) or (y) a Holiday Credit (as defined below) (each of
  ----------
(x) and (y), a "Vacation Credit"). The term "VOI" shall further include all
                ---------------
rights, benefits, privileges, obligations and liabilities granted to or imposed upon the owner of a VOI under applicable VOI Laws.

     "VOI Laws" means the applicable provisions of (i) the Consumer Credit
      --------
Protection Act; (ii) Regulation Z of the Federal Reserve Board; (iii) the Equal Credit Opportunity Act; (iv) Regulation B of the Federal Reserve Board; (v) the Federal Trade Commission's three (3) day cooling-off Rule for Door-to-Door Sales; (vi) Section 5 of the Federal Trade Commission Act and regulations thereunder; (vii) the Interstate Land Sales Full Disclosure Act;
(viii) the federal postal laws; (ix) usury laws; (x) trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection Law, in including the Telephone Consumer Protection Act and the Telemarketing and Consumer Fraud and Abuse Prevention Act and regulations thereunder; (xi) real estate sales licensing, disclosure, reporting condominium and timeshare and escrow Law; (xii) the Americans with Disabilities Act and related accessibility guidelines; (xiii) the Real Estate Settlement Procedures Act; (xiv) the Truth-in-Lending Act; (xv) the Fair Housing Act; (xvi) Regulation X; (xvii) Civil Rights Acts of 1964 and 1968; (xviii) state condominium, timeshare, registration and seller of travel Laws; (xix) Federal Fair Debt Collection Practices Act and applicable state debt collection Laws; (xx) the Gramm-Leach-Bliley Act; (xxi) any state Laws concerning construction, escrow or surety bonds; (xxii) federal and state securities laws and (xxiii) foreign Law equivalents of the foregoing.

          Section 3.21 Club Corporate Organization; Authority; No Violation.
                       ----------------------------------------------------

               (a) The Club is a non-profit mutual benefit corporation duly organized, validly existing and in good standing under the laws of the State of California, the SoPac Club is a registered managed investment scheme duly organized, validly existing and in good standing under the laws of Australia, and each of them has all requisite corporate or similar power and authority to own, lease, operate or otherwise hold their properties and assets and to carry on their respective businesses as now being conducted, except where the failure to be so organized, existing or to have such power and authority would not be reasonably expected to have a Club Material Adverse Effect. A "Club Material
                                                               -------------
Adverse Effect" means any change(s), event(s), development(s) or circumstance(s)
--------------
which, individually or in the aggregate, would be reasonably expected (i) to have a materially adverse effect, either in the short term or in the long term, on the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Clubs, taken together, (ii) to impair in any material respect the ability of the Company to perform its obligations under this Agreement, or (iii) to have a materially adverse effect or prevent or materially delay the consummation of any the Transactions; provided, however,
                                                           --------  -------
that for purposes of clause (i) above, any adverse effect resulting primarily from the following shall be disregarded in determining whether there has been a Club Company Material Adverse Effect: (x) changes in the United States economy generally which do not disproportionately affect the Company in any material respect or (y) changes in the timeshare industry generally which do not disproportionately affect the Company in any material respect; provided,
                                                               --------
further, however, in the case of each of the foregoing clauses (x) and (y), that
-------  -------
changes resulting (A) from the commencement or material worsening of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or Australia, (B) any terrorist activities and (C) changes in VOI Laws (as defined in Section 3.20 below) shall not be so disregarded. The Clubs are duly qualified or licensed and in good standing as a foreign corporation or other entity authorized to do business under the Laws of each jurisdiction where the character of the properties or assets owned, leased or used by it or the nature of its activities makes such qualification or licensing necessary or requires such qualification.

               (b) No corporate action on the part of the Clubs is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions. Appointment of the New Club Directors and New SoPac Directors in the manner contemplated by Section 1.6 will comply with the Club's governing documents and applicable VOI Laws.

               (c) Except as set forth on Schedule 3.21(c), none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement, including without limitation the provisions of Section 1.6(b) hereof, will (i) conflict with or result in any breach of any provision of the (x) certificate of incorporation, the bylaws or similar organizational documents of the Clubs, or (y) applicable California or Australian law, including, without limitation, Part 3 of Division 2 of Title 1 of the California Corporation Code (the "California Mutual Benefit Nonprofit
                                         -----------------------------------
Corporation Law"), (ii) require any filing by the Clubs with or notice to, or
---------------
permit, authorization, consent or approval of, any Governmental Authority (except for the VOI Registrations), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Club Lease (as defined in Section 3.28(b)) or Contracts to which such Club is a party, or (iv) violate any Order applicable to the Clubs, or any of their respective properties or assets, except in the case of clauses (ii), (iii) and (iv) for (x) such failures to obtain such permits, authorizations, consents or approvals, (y) such failures to make such filings, or (z) such violations, breaches or defaults would not, individually or in the aggregate, reasonably be expected to have a Club Material Adverse Effect.

          Section 3.22 Club Memberships; Subsidiaries.
                       ------------------------------

          As of December 31, 2001, there were 143,239 Class A memberships outstanding, as such term is defined in or for the purposes of (including by reference to the Declaration) the bylaws of the Club ("Class A Memberships") and
                                                       -------------------
1,134,985,000 "Vacation Credits" as such term is defined in or for the purposes of (including by reference to the Declaration) the bylaws of the Club ("Vacation
                                                                        --------
Credits"). There are no Class B Memberships, as such term is used in the bylaws
-------
of the Club. As of December 31, 2001, the Company held 12,496 Class A Memberships. As of March 14, 2002 the SoPac Club has issued and outstanding 54,702,000 Authorised Holiday Credits and 48,088,000 Owner Holiday Credits, as such terms are defined in the SoPac Club's governing documents (together, the "Holiday Credits"). No other class of capital stock or membership of either Club
 ---------------
is authorized, outstanding or exists. All of the outstanding Holiday Credits have been validly issued and are fully paid and non-assessable and not subject to any preemptive or similar rights and comport with any and all requirements of the Australian Corporations Act. No Club has permitted the creation of more Memberships than are permitted in accordance with the "Vacation Owner Program" created by the Declarations. To the knowledge of the Company, none of the Memberships are subject to any voting trust, transfer restrictions or other similar arrangements that relate to the voting rights held by such Memberships. Neither the Club nor the SoPac Club has any Subsidiaries.

          Section 3.23 Club Directors, Officers and Employees; Employee Benefit
                       --------------------------------------------------------
Plans; ERISA.
------------

               (a) Schedule 3.23(a) contains a complete and accurate list of the names and titles of all current directors and officers of the Clubs. Parent or its representatives have been provided with a complete and accurate schedule of the employees of the Clubs whose base salary for the year ending December 31, 2002, is expected to be $100,000 or more or who earned bonuses during the year ending December 31, 2001 of $50,000 or more setting forth the rates of compensation payable to each such person as of the date hereof. None of the directors and officers of the Clubs has delivered any notice of resignation and, to the Company's knowledge, none of the directors and officers of the Clubs intends to resign his or her respective offices other than as contemplated under Section 1.6(b) hereof. The fees paid and payable to the directors of the Clubs for services rendered in 1999, 2000 and 2001 are set forth on Schedule 3.23(a).

               (b) Except as set forth in Schedule 3.23(b), there is no (i) collective bargaining agreement or any other agreement with any labor organization, to which the Clubs is a party, applicable to the employees of the Clubs (also a "CBA"); (ii) unfair labor practice complaint or charge pending or,
               ---
to the Company's knowledge, threatened against the Clubs before the National Labor Relations Board or any other federal, state, local or foreign agency;
(iii) pending or, to the Company's knowledge, threatened or affecting the Clubs, strike, slowdown, work stoppage, lockout or other collective labor action by or with respect to any employees of the Clubs; (iv) grievance or unfair dismissal proceeding pending against the Clubs; (v) claim or charge by employees of the Clubs alleging discrimination based on race, color, creed, age, sex, sexual orientation, national origin, religion or disability pending before any court or federal, state or local administrative agency; (vi) other pending or, to the Company's knowledge, threatened claim by employees of the Clubs, including those based on statute, contract or tort; (vii) material pending arbitration proceeding arising out of or under any CBA to which either of the Clubs is a party; or (viii) pending or threatened representation question or union organizing activities with respect to employees of the Clubs. During the past three (3) years, neither of the Clubs has effectuated (x) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Clubs, or (y) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Clubs or any of its Subsidiaries; nor has the Clubs or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Law. Except as set forth on Schedule 3.23(b), neither of the Club's employees has suffered an "employment loss" (as defined in the WARN Act) in the three (3) months prior to the date of this Agreement. Except as set forth on Schedule 3.23(b), the Clubs have at all times properly classified each of their respective employees as employees and each of its independent contractors as independent contractors, as applicable. There is no Action pending or threatened in writing against the Clubs by any Person challenging or questioning the classification by the Clubs of any Person as an independent contractor, including without limitation, any claim for unpaid benefits, for or on behalf of, any such Persons.

               (c) Schedule 3.23(c) contains a complete and accurate list of those of the Plans in which the Clubs' directors, officers and employees participate. There are no other plans, policies, agreements or arrangements providing compensation, benefits or incentives to such individuals.

          Section 3.24 Business of the Clubs.
                       ---------------------

               (a) The Clubs do not obtain any revenue in any manner that is not in compliance with the Governing Documents. Except as set forth in Schedule 3.24, the Club has not levied a "special assessment" as such term is defined in the bylaws of the Club, since January 1, 1997.

               (b) The Board of Directors of each Club has the authority to levy the assessments to cover the costs of maintaining and operating all Club Resorts. Currently levied assessments payable by Members of each of the Clubs are reasonably expected to be adequate (i) to cover the costs of maintaining and operating the such Club's Club Resorts, (ii) to establish and maintain adequate reserves for deferred maintenance and capital improvements that are established in accordance with the budget approved by such Club, the applicable Governing Documents and applicable VOI Laws, and (iii) to comply with all of such Club's obligations. Such reserves for deferred maintenance and capital improvements are reasonably expected to be adequate, given the type and age of the Club Real Property and the use of such Club Real Property by its Members.

          Section 3.25 Club Intellectual Property.
                       --------------------------

          Except as set forth on Schedule 3.25, the Clubs own or possess licenses or other legally enforceable rights (free and clear of any Liens) to use all Intellectual Property necessary to conduct the business now operated by them and, to the knowledge of the Company and the Clubs, such Intellectual Property does not conflict with, infringe upon, misappropriate or otherwise violate any Intellectual Property of others. Neither Club has granted any licenses or rights to use any of the Intellectual Property owned by such Club to any Person other than the Company and its Subsidiaries. There is no pending or, to the knowledge of either Club, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction involving the Intellectual Property owned by either Club, or, to the knowledge of either Club, the Intellectual Property licensed to either Club, alleging that the activities or the conduct of either Club's businesses infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging either Club's ownership, use, validity, enforceability or registrability of any Intellectual Property.

          Section 3.26 Club Assets.
                       -----------

          Except as set forth in Schedule 3.26 and except for Club Intellectual Property which is the subject of Section 3.25 above and Club Real Property which is the subject of Section 3.28 below, the Clubs have good and valid title to all of their properties and assets owned by them, free and clear of all Liens, except for Permitted Liens.

          Section 3.27 Club Litigation.
                       ---------------

          Except as set forth on Schedule 3.27, there is no Action pending or, to the Company's knowledge, threatened, against either Club or the directors, officers or employees of either Club before any Governmental Authority, and there is no Order of any Governmental Authority outstanding against either Clubs or affecting any of their respective properties or limiting the manner in which either Club may conduct its business.

          Section 3.28 Club Real Property.
                       ------------------

               (a) Schedule 3.28(a) sets forth a list of (i) each parcel of real property owned in fee simple (or with respect to real property located outside the United States, such other similar form of title as may be described in the title policy for such parcel identified on

Schedule 3.28(a)) by either of the Clubs (including all land and buildings owned by the applicable Club) (for purposes of this Section 3.28, the term SoPac Club (as incorporated into the definition of Clubs) shall include Permanent Trustee Australia Limited (the "Custodian")) (collectively the "Club Owned Real
                                                        ---------------
Property") and (ii) all real property presently leased by either of the Clubs,
--------
in each case as a lessee (including all leasehold or subleasehold estates and other rights to use or occupy any land, buildings (including sales kiosks), and improvements thereon, (the "Club Leased Real Property" and collectively with the
                            -------------------------
Club Owned Real Property and all easements and other rights and interests appurtenant thereto, the "Club Real Property"). The term Club Real Property does
                          ------------------
not include any VOIs. Except for VOI's, the Club Real Property constitutes all of the real property owned, leased or occupied by the Clubs in connection with the businesses of either of the Clubs.

               (b) A complete and accurate copy of each lease under which a Club is a lessee, including all amendments, modifications and supplements relating thereto for each location of the Club Leased Real Property (each, a "Club
                                                                     ----
Lease") has been delivered or made available to Merger Sub or its
-----
representatives and all such Club Leases are itemized on Schedule 3.28(b). To the knowledge of the Company, each Club possesses and quietly enjoys all of the Club Leased Real Property.

               (c) Schedule 3.28(c) sets forth a complete, true and correct summary of the number of lodging units at each Club Resort as of January 31, 2002, including the allocation among such units of studios, one, two and three bedroom units.

               (d) To the knowledge of the Company, with respect to each parcel of Club Owned Real Property, either of the Clubs has good and marketable fee simple title (or with respect to real property located outside the United States, such other similar form of title as may be described in the title policy for such parcel identified on Schedule 3.28(a)), free and clear of all Liens, except Permitted Liens.

               (e) All of the Club Real Property is free from any use or occupancy restrictions, except for Permitted Liens or with respect to Club Leased Real Property, as provided in the Club Leases.

               (f) Prior to the date hereof, the Company or its Subsidiaries have furnished or made available to Parent, Merger Sub or their representatives true and correct copies of all deeds, mortgages, surveys, licenses, leases, title insurance policies and permanent certificates of occupancy (or documents equivalent to certificates of occupancy in the jurisdiction where the Club Real Property is located) with respect to the Club Real Property that are in the possession of Company or its Subsidiaries.

               (g) To the knowledge of the Company and its Subsidiaries, there are no outstanding claims made by or against the Club or any applicable Subsidiary with respect to title or ownership of the Club Owned Real Property.

               (h) To the knowledge of the Company, except for Permitted Liens, the Clubs are not obligated under or a party to, and none of the Club Real Property is subject to, any option, right of first refusal, right of first offer or other obligation to sell, transfer, dispose of, grant any interest in or lease any of the Club Real Property or any portion thereof or interest therein to any Person other than (x) the Company and its Subsidiaries, (y) rights held by the Clubs, Associations or VOI owners, or (z) such leases, subleases, licenses, concessions or other agreements entered into in the ordinary course of business.

               (i) To the knowledge of the Company, except for Permitted Liens or as described in Sections 3.28(h) and 3.28(n), there are no Persons other than the Clubs that have a possessory interest (other than transient guests, VOI owners, invitees and licensees) in any of the Club Real Property other than the Company, Subsidiaries, Clubs, Associations VOI owners or Persons holding rights under such leases, subleases, licenses, concessions or other agreements entered into in the ordinary course of business.

               (j) To the knowledge of the Company, neither of the Clubs has received any written notice of any pending, threatened or contemplated condemnation proceeding affecting the Club Real Property or any part thereof or of any sale or other disposition of the Club Real Property or any part thereof in lieu of condemnation.

               (k) To the knowledge of the Company, there is sufficient vehicular access to and from each parcel of Club Owned Real Property, except where the absence of access would not reasonably be expected to interfere with the intended business at such Club Owned Real Property.

               (l) To the knowledge of the Company, all of the improvements constituting a part of the Club Real Property (the "Club Improvements") (including, but not limited to, the buildings, structures, fixtures, roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, elevator mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein) are adequate for the purposes for which they are being put in the ordinary course of the Clubs' business. To the knowledge of the Company, there are no facts or conditions affecting any of the Club Improvements which would interfere in any material respect with the use or occupancy of the Club Improvements or any portion thereof in the operation of the business of the Company and its Subsidiaries or the Clubs.

               (m) All requisite certificates of occupancy and other material permits or approvals required with respect to the buildings, structures and Club Improvements on any of the Club Real Property and the occupancy and use thereof have been obtained and are currently in effect.

               (n) To the knowledge of the Company, with respect to each of the Club Leases, except as set forth in the Club Leases or on Schedule 3.28(n), Sections 3.28(h) or 3.28(i): (i) such Club Lease is legal, valid, binding, enforceable, in full force and effect and has not expired; (ii) the Transactions do not require the consent of any other party to such Club Lease (except for those lease consents to be obtained pursuant to Section 3.21(c)), will not result in a breach of or default under such Club Lease, or otherwise cause such Club Lease to cease to be legal, valid, binding, enforceable, in full force and effect following the Merger Closing; (iii) such Club Lease has not been amended, modified or supplemented; (iv) no security deposit or portion thereof deposited with respect to such Club Lease has been applied in respect of a breach or default under such Club Lease which has not been redeposited in full; (v) except as may be disclosed in any applicable Club Lease, the Clubs do not owe, nor will they owe in the future, any brokerage commissions or finder's fees with respect to such Club Lease which is not paid; (vi) the other party to such Club Lease, except where such other party is the Company, Subsidiaries, Clubs or Associations, is not an affiliate of, and otherwise does not have any economic interest in, the Clubs; (vii) the Club and its Subsidiaries have not assigned, subleased, licensed or otherwise granted any Person the right to use or occupy such Club Leased Real Property or any portion thereof, except for Permitted Liens; (viii) the Clubs have not collaterally assigned or granted any other security interest in such Club Lease or any interest therein, except for Permitted Liens; (ix) there are no Liens on the estate or interest created by such Club Lease, except for Permitted Liens; and (x) such Club Lease constitutes the entire agreement between the landlord named therein and the Clubs.

               (o) To the knowledge of the Company, neither Club nor any of the landlords under the Club Leases is in default under the Club Leases (past applicable notice and cure periods) in the keeping, observing or performing of any material term, covenant, agreement, provision, condition or limitation contained in the Club Leases on the part of the Clubs, any such Subsidiary or any such landlord to be observed and/or performed thereunder and no act has been committed or event or circumstance exists which, with notice or lapse of time, or both, could constitute a default in the keeping, observing or performing by the Club, any such Subsidiary or any such landlord of any material term, covenant, agreement, provision, condition or limitation contained in the Club Leases on the part of the Clubs, any such Subsidiary or any such landlord to be observed and/or performed. All rent and other sums and charges due and payable (beyond any applicable grace period) by the Club under each of the Club Leases have been paid or such sums and charges are being disputed in good faith.

               The Custodian must act upon the instructions of the Responsible Entity regarding any Club Real Property nominally held by the Custodian pursuant to the Custody Agreement dated March 21, 2000, between Permanent Trustee Australia Limited ACN 008 412 93 and Trendwest Resorts South Pacific Limited ACN 090 503 923.

          Section 3.29 Absence of Undisclosed Club Liabilities.
                       ---------------------------------------

          Except as set forth on Schedule 3.29, neither Club has any liabilities or obligations of any nature (whether absolute, accrued or unaccrued, contingent, determined, determinable or otherwise), except:

               (a) for liabilities reflected (including those disclosed in the footnotes thereto) in the unaudited balance sheet of the Club (as to each, the "Club Balance Sheet"), as of December 31, 2001 (the "Club Balance Sheet Date"),
 ------------------                                  -----------------------
copies of which have heretofore been provided to Parent;

               (b) normal and recurring liabilities incurred the ordinary course of business and consistent with past practice since the applicable Club Balance Sheet Date (each of which liabilities, if greater than $50,000, are also set forth on Schedule 3.29); and

               (c) liabilities which are immaterial to the Club and that were incurred in the ordinary course of business and consistent with past practice.

          Section 3.30 Absence of Certain Club Changes or Events.
                       -----------------------------------------

          Except as set forth on Schedule 3.30 or as expressly contemplated by this Agreement, since the Club Balance Sheet Date:

               (a) No events, changes, developments or circumstances which could reasonably be expected to have a Club Material Adverse Effect have occurred;

               (b) the Clubs have conducted their respective businesses in all material respects only in the ordinary course of business consistent with past practice;

               (c) neither of the Clubs has sustained or incurred any material loss or damage with respect to their respective businesses (whether or not insured against) which has or is reasonably likely to materially interfere with the operation of such businesses; and

               (d) neither of the Clubs has taken any action or failed to take any action (or agreed to do so) that, if taken between the date hereof and the Effective Time, would constitute a violation of any of clauses (b) through (p) of Section 6.1 below.

          Section 3.31 Club Licenses; Compliance with Laws.
                       -----------------------------------

               (a) Each timeshare or condominium declaration related to a Club Resort that is required to be filed in the real estate records of the county or other local jurisdiction in which the Club Resort is located (the "Recorded
                                                                   --------
Documents") has been properly filed and recorded with the appropriate county or
---------
other local jurisdiction office in which the respective Club Resort is located so that they are valid, binding, effective and enforceable according to their terms.

               (b) The Clubs hold all licenses, franchises, exemptions, permits, approvals and authorizations reasonably necessary (the "Club Permits") for the
                                                        ------------
operation of their respective businesses as presently conducted. The Clubs are in compliance in all material respects with the terms of the Club Permits. All Club Permits the absence of which would significantly impair or interfere with the ability of the Company or any of its Subsidiaries to conduct their businesses in the manner heretofore conducted are listed on Schedule 3.31(a).

               (c) The Clubs and, to the Company's knowledge, each Person acting as an agent of either of the Clubs, are in compliance with all federal, state, local and foreign Laws having the purpose or effect of prohibiting unlawful discrimination against customers or potential customers and, to the Company's knowledge, neither of the Clubs has received any complaints from any Person or Governmental Authority that either of the Clubs or any Person acting as an agent of either of the Clubs has engaged in any unlawful discrimination.

               (d) The Clubs (including without limitation the Club Property) are in compliance in all material respects with all Laws, except for instances of possible noncompliance that individually or in the aggregate would not reasonably be expected to have Club Material Adverse Effect. No written notice, charge, claim, action or assertion has been received by either of the Clubs and to the Company's knowledge, no written notice, charge, claim, action has been filed, commenced or threatened against either of the Clubs or any portion of the Club Real Property alleging any violation of any Laws except for instances of possible noncompliance that individually or in the aggregate would not reasonably be expected to have Club Material Adverse

Effect.

               (e) To the knowledge of the Company, the directors and officers of the Clubs are authorized and qualified to conduct the business of the Clubs in all states in which any Club Resorts are located.

          Section 3.32 Club Tax Matters.
                       ----------------

               (a) Each of the Clubs (and each of their predecessors) has (i) timely filed (or there has been filed on its behalf) all Tax Returns required to be filed by it (giving effect to all valid extensions of due dates) other than Tax Returns that the failure to have filed could not reasonably be expected, individually or in the aggregate, to be material to the Clubs, and all Tax Returns are true, correct and complete in all material respects and (ii) paid in full all Taxes required to be paid by it other than Taxes that the failure to have paid could not reasonably be expected, individually or in the aggregate, to be material to the Clubs.

               (b) There are no liens for Taxes upon any assets of either of the Clubs (or any of their predecessors), except statutory liens for Taxes not yet due and payable.

               (c) No deficiency for any Taxes has been proposed, asserted or assessed against either of the Clubs (or any of their predecessors) that has not been resolved and paid in full. No waiver, extension or comparable consent given by either of the Clubs (or any of their predecessors) regarding the application of the statute of limitations with respect to any Taxes or Tax Return is currently in effect, nor is any request for any such waiver or consent pending.

               (d) There are no federal, state, local or foreign audits, actions, suits, or other administrative or court proceedings relating to Taxes or any Tax Returns of either of the Clubs (or any of their predecessors) now pending, and neither of the Clubs (nor any of their predecessors) has received any written notice of any proposed audits, actions, suits or other administrative or court proceedings relating to Taxes or any Tax Returns.

               (e) No jurisdiction where either of the Clubs (or any of their predecessors) does not file a Tax Return has made a Claim that such Club or predecessor is required to file a Tax Return for such jurisdiction.

               (f) The Club is (and any predecessor was) properly classified as a "homeowners association" within the meaning of section 528(c) of the Code for each of its taxable periods beginning after December 31, 1996.

               (g) No Tax Sharing Agreement (or similar agreement, plan or arrangement providing for the payment by the Company and/or any of its Subsidiaries of any Taxes of either Club) exists between the Company and/or its Subsidiaries and either Club.

          Section 3.33 Club Insurance.
                       --------------

          Schedule 3.33 sets forth a list of all material insurance policies covering the properties and activities of the Clubs and their respective businesses. All such policies are in full force and effect and shall be kept in full force and effect in the ordinary course of business

Neither of the Clubs has received any notice of cancellation or non-renewal with respect thereto. Neither of the Clubs is in default with respect to its obligations under such insurance policies. Except as set forth on Schedule 3.33, neither of the Clubs has been refused any insurance coverage obtained for the purpose of protecting and insuring against any material loss or exposure, nor has any such coverage been limited or cancelled in any material respect by any insurance carrier to which either of the Clubs has applied for any such insurance or with which the Clubs or any such Subsidiary has carried insurance, nor has there been any significant increase in the premiums paid under any such policy during the past five (5) years. All such insurance policies provide adequate coverage for all normal risks incident to the business of the Club and its Subsidiaries and their respective properties and assets. Schedule 3.33 identifies those pending (or threatened) Actions with respect to which an insurance carrier has denied coverage or has advised the Company or the relevant Subsidiary that it is defending such claim under reservation of rights.

          Section 3.34 Brokers and Finders.
                       -------------------

          Except for Banc of America Securities LLC and Houlihan Lokey Zukin and Howard, copies of whose engagement letters have been provided to Parent, no broker, finder, officer or director of the Company or any of its Subsidiaries, investment banker or other Person is entitled to any fees (including any fee or payment conditioned upon the successful sale of the Company) or commissions in connection with the Transactions. Except as set forth on Schedule 3.34 hereof, none of such fees or commissions are or will be obligations of or payable by the Company, any of its Subsidiaries, either Club or any of their respective affiliates in connection with the Transactions.

          Section 3.35 Information in the Proxy Statement.
                       ----------------------------------

          The Proxy Statement, if one is required to be prepared in connection with a Company Shareholders Meeting required by applicable Law to consummate the Merger, will not, at the date the Proxy Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by the Company
                --------  -------
with respect to statements made therein based on information supplied by the Parent or Merger Sub for inclusion therein. The Form S-4 and the information supplied by the Company for inclusion or incorporation by reference in the Form S-4 will not, at the date such Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are made, not misleading; provided, however,
                                                             --------  -------
that no representation is made by the Company with respect to statements made therein based on information supplied by the Parent or Merger Sub for inclusion therein. Subject to the provisions set forth in the second preceding sentence, the Proxy Statement, if one is required to be prepared in connection with a Company Shareholders Meeting required by applicable Law to consummate the Merger, will comply in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             OF MAJORITY SHAREHOLDER

          Except as set forth in the schedule of exceptions to Majority Shareholder's representations and warranties set forth in this Agreement and delivered to Parent and Merger Sub prior to the execution of this Agreement (the "Majority Shareholder Schedule"), Majority Shareholder represents and warrants
 -----------------------------
to the Company, Parent and Merger Sub as set forth below.

          Section 4.1 Corporate Organization; Authority; No Violation.
                      -----------------------------------------------

               (a) Majority Shareholder and each of its material Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease, operate or otherwise hold its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not be reasonably expected to impair in any material respect the ability of Majority Shareholder to perform its obligations under this Agreement or the Stock Purchase Agreement, or to have a materially adverse effect or prevent or materially delay the consummation of any the Transactions. Majority Shareholder and each of its Subsidiaries are duly qualified or licensed and in good standing as a foreign corporation or other entity authorized to do business under the Laws of each jurisdiction where the character of the properties owned, leased or used by it or the nature of its activities makes such qualification or licensing necessary, except where the failure of the Majority Shareholder and each of its material Subsidiaries to be duly qualified or licensed and in good standing would not have a material adverse effect on the ability of Majority Shareholder to perform its obligation under this Agreement or the Stock Purchase Agreement.

               (b) Majority Shareholder has full corporate power and authority to execute and deliver this Agreement and the Stock Purchase Agreement and has the full corporate power and authority to perform the Transactions. The execution, delivery and performance by Majority Shareholder of this Agreement and the Stock Purchase Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Board of Directors of Majority Shareholder, and no other corporate action on the part of Majority Shareholder is necessary to authorize the execution and delivery by Majority Shareholder of this Agreement and the Stock Purchase Agreement and the consummation by it of the Transactions. Each of this Agreement and the Stock Purchase Agreement have been duly executed and delivered by Majority Shareholder and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of Majority Shareholder enforceable against Majority Shareholder in accordance with their respective terms.

               (c) No vote of any class or series of the capital stock of Majority Shareholder is necessary to approve this Agreement. No vote of any class or series of the capital stock of Majority Shareholder is necessary to approve any of the Transactions.

               (d) None of the execution, delivery or performance of this Agreement and the Shareholders Agreement by Majority Shareholder, the consummation by Majority Shareholder of the Transactions or compliance by Majority Shareholder with any of the provisions of this Agreement and the Shareholders Agreement will (i) conflict with or result in any breach of any provision of the (x) articles of incorporation, the bylaws or similar organizational documents of Majority Shareholder or any of its material Subsidiaries, or (y) state securities or blue sky laws or the OBCA, (ii) require any filing by Majority Shareholder with, or permit, authorization, consent or approval of, any Governmental Authority, or (iii) violate any Order applicable to Majority Shareholder, any material Subsidiary of Majority Shareholder or any of their respective properties or assets, except in the case of clauses (ii) or
(iii) where (x) any failure to obtain such permits, authorizations, consents or approvals, (y) any failure to make such filings, or (z) any such violations, breaches or defaults could not be expected, individually or in the aggregate, to impair in any material respect the ability of Majority Shareholder to perform its obligations under this Agreement or the Shareholders Agreement, or to have a materially adverse effect or prevent or materially delay the consummation of any the Transactions.

          Section 4.2 Brokers and Finders.
                      -------------------

          Except as set forth in Schedule 4.2, no broker, finder, officer or director of the Majority Shareholder or any of its Subsidiaries, investment banker or other Person is entitled to any fees (including any fee or payment conditioned upon the successful sale of the Company) or commissions in connection with the Transactions.

          Section 4.3 Information in the Proxy Statement/Prospectus.
                      ---------------------------------------------

          None of the information supplied or to be supplied by Majority Shareholder for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement (if one is required to be prepared in connection with a Company Shareholders Meeting required by applicable Law to consummate the Merger) will, at the time such Form S-4 becomes effective and, if one is required to be prepared in connection with a Company Shareholders Meeting required by applicable Law to consummate the Merger, at the time of the filing of the Proxy Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the date of the Company Shareholder Meeting, if a Proxy Statement is required to be prepared in connection with a Company Shareholders Meeting required by applicable Law to consummate the Merger, or any adjournment thereof, any event with respect to Majority Shareholder, its officers and directors or any of its Subsidiaries shall occur which is required to be described in an amendment of, or a supplement to the Form S-4 or any other filing with the SEC, Majority Shareholder shall notify Parent thereof by reference to this Section 4.3 and such event shall be so described.

          Section 4.4 Affiliated Transactions.
                      -----------------------

          Except as set forth on Schedule 3.17, neither Majority Shareholder nor any of its affiliates (other than the Company and its Subsidiaries) is party to any agreement, transaction or business relationship with the Company (other than this Agreement) or any of its Subsidiaries or any Club. Except as set forth on
Schedule 4.4, neither Majority Shareholder nor any of its Subsidiaries (other than the Company and its Subsidiaries) has in the past twelve (12) months hired any Person who was previously employed in a management capacity by the Company or any of its Subsidiaries nor, to the knowledge of Majority Shareholder, has either of ECI or RYI hired any sales representatives of the Company or any of its Subsidiaries.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

          Except as set forth in the schedule of exceptions to Parent's and Merger Sub's representations and warranties set forth herein delivered to the Company prior to the execution of this Agreement ("Parent Schedule"), Parent and
                                                   ---------------
Merger Sub represent and warrant to the Company as set forth below:

          Disclosure made with reference to one or more schedules shall be deemed disclosed with respect to another schedule if and to the extent that such disclosure is clearly referenced on such other schedule.

          Section 5.1 Organization.
                      ------------

          Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power to own, lease, operate or otherwise hold its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to impair in any material respect the ability of the Company to perform its obligations under this Agreement, the Stock Option Agreement or the Stock Purchase Agreement or to have a materially adverse effect or prevent or materially delay the consummation of any the Transactions.

          Section 5.2 Capitalization.
                      --------------

               (a) The authorized capital stock of Parent consists of (a) 2,500,000,000 shares of common stock, par value $0.01 per share, of which (i) 2,000,000,000 shares are designated as Parent Common Stock and (ii) 500,000,000 shares are designated as Move.com common stock ("Move.com Common Stock") and (b)
                                                 ---------------------
10,000,000 shares of preferred stock, par value $.01 per share, of Parent ("Parent Authorized Preferred Stock"). As of February 28, 2002, (A) 978,676,300
  ---------------------------------
shares of Parent Common Stock and no shares of Move.com Common Stock were issued and outstanding; (B) no shares of Parent Authorized Preferred Stock and no other shares of capital stock of Parent were issued and outstanding; (C) approximately 241,274,761 shares of Parent Common Stock and no shares of Move.com Common Stock are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock granted under any stock-based plans of Parent (collectively, "Parent Employee Stock Options"); (D) 1,563,214 shares of Parent
                -----------------------------
Common Stock and no shares of Move.com Common Stock are subject to warrants (collectively, "Existing Parent Warrants"); and (E) 190,070,740 shares of Parent
                ------------------------
Common Stock were held by Parent in its treasury. No other class of capital stock of Parent is authorized or outstanding, and, except as set forth on Parent
Schedule 5.2(a), there are no securities convertible into or exchangeable for any shares of its capital stock or containing any profit participation features. All issued and outstanding shares of capital stock of Parent are duly authorized, validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights. Except (1) as set forth in this Section 5.2, (2) for the three and seven-eighths percent (3 7/8 %) Convertible Senior Debentures, (3) for the Zero

Coupon Senior Convertible Contingent Debt Securities (CODESSM), (4) the Zero Coupon Convertible Debentures, (5) for changes since September 31, 2001 resulting from the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans or Parent Employee Stock Options or Existing Parent Warrants and other rights referred to in this Section 5.2, and (6) as set forth on Parent
Schedule 5.2(a), there are no warrants, options, agreements, call rights, conversion rights, exchange rights, preemptive rights or other rights or commitments or understandings which call for the issuance, sale, delivery, pledge, transfer, redemption or other disposition of any shares of capital stock of Parent or Merger Sub or any of their Subsidiaries or any securities convertible into or other rights to acquire any shares of capital stock of Parent or any of its Subsidiaries or Merger Sub or obligates Parent or Merger Sub to grant, offer or enter into any of the foregoing. Except as set forth in Parent Schedule 5.2(a), to Parent's knowledge, none of the outstanding shares of the capital stock of Parent or Merger Sub is subject to any voting trust, transfer restrictions or other similar arrangements that relates to the voting or control of such capital stock or rights.

               (b) All shares of Parent Common Stock to be issued in the Merger shall be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable.

               (c) Subsidiaries. Except as set forth on Parent Schedule 5.2(c),
                   ------------
all of the outstanding shares of the Parent's wholly owned Subsidiaries (and all of the shares of non-wholly owned Subsidiaries owned, directly or indirectly, by Parent) are owned, directly or indirectly, by Parent, free and clear of any Liens. All of the outstanding shares of capital stock of each of such Subsidiaries owned by Parent have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive or similar rights. There are no warrants, options, agreements, call rights, conversion rights, exchange rights, preemptive rights or other rights or commitments or understandings relating to the issuance, sale, delivery, pledge, transfer, redemption or other disposition by Parent or its Subsidiaries (including any right of conversion or exchange under any outstanding security or other instrument) of the capital stock of any of Parent's Subsidiaries. There are no Subsidiaries of Merger Sub.

          Section 5.3 Authorization; Validity of Agreement; Necessary Action.
                      ------------------------------------------------------

          Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement, the Stock Option Agreement and the Stock Purchase Agreement and has the full corporate power and authority to perform the Transactions. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, the Stock Option Agreement and the Shareholders Agreements (in the case of Merger Sub) and the consummation by each of Parent and Merger Sub of the Transactions have been duly and validly authorized by the boards of directors of each of Parent and Merger Sub, and by Parent as the sole shareholder of Merger Sub, and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by each of Parent and Merger Sub of this Agreement, the Stock Option Agreement or the Stock Purchase Agreement and the consummation by each of the Transactions. This Agreement, the Stock Option Agreement and the Stock Purchase Agreement have been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the other parties thereto, are the valid and binding obligations of each of Parent and Merger Sub enforceable against each of them in accordance with their respective terms.

          Section 5.4 Consents and Approvals; No Violations.
                      -------------------------------------

          None of the execution, delivery or performance of this Agreement, the Stock Option Agreement or the Stock Purchase Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions, or compliance by Parent or Merger Sub with any of the provisions of this Agreement, the Stock Option Agreement and the Stock Purchase Agreement will (a) conflict with or result in any breach of any provision of the (i) certificate of incorporation, the bylaws or similar organizational documents of Parent or Merger Sub or (ii) state securities or blue sky laws, the OBCA or the Delaware General Corporation law, (b) require any filing by Parent or Merger Sub with, or permit, authorization, consent or approval of, any Governmental Authority (except for
(i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the OBCA in connection with the Merger, (iii) the filing with the SEC and Nasdaq of (A) the Proxy Statement and the Form S-4, and (B) such reports under Section 13(a), 13(d) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Stock Option Agreement or the Stock Purchase Agreement and the Transactions, (iv) the FIRB Approval or (v) such filings and approvals as may be required by any applicable state securities, blue sky or takeover Laws), (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries (including, without limitation, Merger Sub) or any of their properties or assets or (d) result in a breach of a default under any contract, note, bond, indenture, license, lease or other instrument to which Parent or any Subsidiary of Parent is bound, except in the case of clause (a)(ii), (b), (c) or
(d) for such violations, breaches or defaults which would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, to impair in any material respect the ability of Parent or Merger Sub to perform its obligations under this Agreement, the Stock Option Agreement or the Stock Purchase Agreement or have a materially adverse effect or prevent or to materially delay the consummation of any the Transactions. A "Parent Material
                                                              ---------------
Adverse Effect" means any change(s), event(s), development(s) or circumstance(s)
--------------
which, individually or in the aggregate, would be reasonably expected (i) to have a materially adverse effect, either in the short term or in the long term, on the business, results of operations, assets, liabilities or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole; provided, however, that any adverse effect resulting primarily from the
--------  -------
following shall be disregarded in determining whether there has been a Parent Material Adverse Effect: (x) changes in the United States economy generally which do not disproportionately affect Parent in any material respect or (y) changes in the industries in which Parent and its Subsidiaries operate generally which do not disproportionately affect Parent and its Subsidiaries in any material respect; provided, further, however, in the case of each of the
                  --------  -------  -------
foregoing clauses (x) and (y), that changes resulting from (A) the commencement or material worsening of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or Australia and (B) any terrorist activities shall not be so disregarded.

          Section 5.5 Parent Documents.
                      ----------------

          Since January 1, 2001, Parent has filed in a timely manner all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) that it was required to file with the SEC (the "Parent SEC Documents"). As of their respective filing
                        --------------------
dates and the date of any amendment or restatement or supplement by a subsequently filed Parent SEC Document, the Parent SEC Documents (i) complied in all material respects with the then-applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents and (ii) did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents (i) at the time filed complied as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), applied (except as may be indicated in the notes thereto) on a consistent basis during the periods involved and (iii) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited statements, to normal year-end audit adjustments and to other adjustments described in the notes to such unaudited statements), in each case in accordance with GAAP (except as may be noted therein).

          Section 5.6 Absence of Changes or Events.
                      ----------------------------

          Except as set forth on Schedule 5.6, since December 31, 2001, no events, changes, developments or circumstances which would reasonably be expected to have a Parent Material Adverse Effect have occurred.

          Section 5.7 Information in the Proxy Statement/Prospectus.
                      ---------------------------------------------

          The Form S-4 will not, at the date the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by Parent with respect to statements made therein based on information supplied by the Company or Majority Shareholder for inclusion therein. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement, if one is required to be prepared in connection with a Company Shareholders Meeting required by applicable Law to consummate the Merger, will, at the date mailed to the Company's shareholders and at the time of such Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are made, not misleading. Subject to the provisions set forth in the second preceding sentence, the Form S-4 will comply in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

          Section 5.8 Tax Matters.
                      -----------

          Neither Parent nor Merger Sub nor any of either of their affiliates has taken, failed to take or agreed to take any action or knows of any fact, circumstance, plan or intention that is or would be reasonable likely to prevent the purchases of Company Common Stock pursuant to the Stock Purchase Agreement and the Merger from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

          Section 6.1 Interim Operations.
                      ------------------

          The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, or (ii) as agreed in writing by Parent, after the date hereof, and prior to the earlier of (x) the termination of this Agreement in accordance with Article XI and (y) the Stock Purchase Closing Date, the Company shall, and shall cause each of its Subsidiaries (including for purposes of this Section 6.1 the Clubs) to:

               (a) conduct the business, operations, activities and practices of the Company and its Subsidiaries and the Club, respectively, in the ordinary course of business consistent with past practice;

               (b) use its reasonable best efforts to preserve its present business organization intact and maintain satisfactory relations with customers, employees, contractors, regulators and others having business dealings with it;

               (c) not amend its articles or certificates of incorporation or bylaws or comparable governing instruments;

               (d) not, (i) except for (A) borrowing under Material Contracts (including, without limitation receivables purchase agreements) listed on
Schedule 3.10(i), as in effect on the date hereof, and (B) additional borrowings from a recognized financial institution not involving the financing of VOI Receivables in a maximum amount of fifteen million dollars ($15,000,000.00) on terms that do not impose in relation to the sum being borrowed any material prepayment penalties, incur, or assume or become subject to, whether directly, indirectly or by way of guarantee or otherwise, any indebtedness (long-term, short-term or otherwise) for borrowed money, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person (x) other than any wholly-owned Subsidiary of the Company, (y) other than loans in the form of VOI Receivables and (z) ordinary advances (A) to employees for travel and related business expenses and (B) to commission-based sales representatives not exceeding $40,000 for any individual and $500,000 in the aggregate, in the case of each of clauses (x) through (z), in the ordinary course of business consistent with past practice;

               (e) not (x) issue, sell, grant pursuant to any Plan (including the Option Plan), pledge, encumber, subject to any Lien or dispose of, (y) split, combine or reclassify or (z) redeem, purchase or otherwise acquire, in each case, any shares of any class or series of its capital stock or other equity interest in the Company or any of its Subsidiaries or any options, warrants or other rights to purchase any such capital stock or equity interest or any securities convertible into or exchangeable for such capital stock or equity interests or otherwise make or effect any change in the issued and outstanding capitalization of the Company or any of its Subsidiaries, except for shares of Company Common Stock issued prior to the Effective Time (A) upon the exercise of the Options outstanding on the date hereof under the Option Plan or
(B)
in the ordinary course of business pursuant to rights granted under the Company ESPP;

               (f) not declare, set aside or pay any dividend or make any distribution of any assets of any kind whatsoever (i) to any of its shareholders including, without limitation, distributions in redemption of or as the purchase price for any capital stock or equity interest, or (ii) in discharge or cancellation, in whole or in part, of any indebtedness, whether in payment of principal, interest or otherwise; provided, however, that the Company may redeem
                                  --------  -------
shares of Company Common Stock from Majority Shareholder in exchange for TII (as defined in Section 7.15 below) pursuant to its agreement set forth in Section
7.15 and the Redemption Agreement;

               (g) except as set forth in Schedule 6.1(g), not (i) sell, lease, transfer, assign, license, mortgage, pledge, encumber, subject to any Liens (other than (but not including for the purposes of this exception, Vacation Credits) Permitted Liens) or otherwise dispose of any of its assets, except for
(x) sales to consumers of VOIs in the ordinary course of business consistent with past practice, (y) dispositions of tangible personal property in the ordinary course of business consistent with past practice and (z) the disposition of TII to Majority Shareholder in accordance with Section 7.15 and pursuant to the Redemption Agreement, or (ii) license, dispose of or permit to lapse any right under or respecting, or enter into any settlement regarding the infringement of, any Intellectual Property;

               (h) not (i) enter into any Contract for the purchase or lease of, or otherwise acquire, any assets or make any capital expenditures or commitments involving the expenditure of more than $500,000 in the aggregate, (ii) merge or consolidate with, purchase all or any substantial part of the assets of, or otherwise acquire any Person, corporation or firm or division thereof, (iii) except as permitted by clause (i) above, enter into any Contract obligating the Company to spend more than $100,000 (on a one time or annual basis) that is not terminable without cost upon sixty (60) days notice other than (x) any marketing Contract (relating to the generation of sales leads and tours) which does not obligate the Company to spend more than $500,000 and (y) Contracts relating to the payment of expenses associated with the Transactions listed on Schedule 6.1(h)(iv)(y), or (iv) except as permitted by Section 6.1(d)(i)(B) above, enter into any agreement of the type that would be a Material Contact if it were in existence as of the date hereof;

               (i) not (i) modify, amend, terminate waive, or release or assign any rights or claims under, any of its Material Contracts or (ii) modify, amend, terminate waive, or release or assign any rights or claims under, its other Contracts except, in the case of clause (ii), (x) in the ordinary course of business consistent with past practice and (y) for such actions which, individually or in the aggregate, are not material to the Company and its Subsidiaries taken as a whole;

               (j) not (i) make any change in the compensation or benefits payable or to become payable (including, without limitation, changes in the commission or bonus structure for sales representatives) to any of its officers, directors, employees, agents or consultants (other than increases in wages to employees who are not directors, officers or affiliates, in the ordinary course of business consistent with past practice, not exceeding $10,000 per annum for any individual employee, agent or consultant and $250,000 per annum in the aggregate) or to persons providing management services, (ii) enter into or amend any employment, severance, consulting, termination or other Contract or employee benefit plan or, other than ordinary advances to employees for travel and related business expenses, make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise or (iii) negotiate, adopt or enter into any CBA;

               (k) not (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any Plan (or any other Contract) to any of its officers, directors, employees or affiliates or pay or agree to pay or make any accrual or arrangement for payment to any of its officers, directors, employees or affiliates of any amount relating to unused vacation days, except payments and accruals made required by the terms of any Plan or in the ordinary course of business consistent with past practice; or (ii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan or Contract or any employment or consulting Contract with or for the benefit of any of its directors, officers, employees, agents or consultants, whether past or present, or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

               (l) except to the extent required to maintain compliance with applicable Law, the Company and its Subsidiaries shall not (i) terminate, establish, implement, adopt, amend, enter into, make any new, or accelerate the vesting or payment of any existing grants or awards under, amend or otherwise modify any Plan (including the funding arrangements in respect thereof) or Contract in effect as of the date of this Agreement or as contemplated by this Agreement, (ii) waive any debts due to the Company from any officer or director of the Company, (iii) otherwise take any action that would reasonably be expected to materially increase any funding liability with respect to any Plan, or (iv) exercise any discretion or authority under the terms of any Plan or Contract in any manner that would result in an acceleration or increase or modification of the rights of or payments or benefits to any employee, officer, director, agent or consultant;

               (m) not permit any insurance policy obtained for the purpose of protecting and insuring against any material loss or exposure and naming it (or one of its Subsidiaries) as a beneficiary or a loss payee to be cancelled or terminated without notice to Parent except where replaced by another insurance policy providing at least as much coverage on terms no less favorable to the Company or such Subsidiary or Club, as the case may be;

               (n) not change (i) their respective accounting principles (or underlying assumptions), methods or practices (including without limitation, any reserving, renewal or residual method, practice or policy, depreciation or amortization policy or rate or recognition of accounts receivable or accounting for inventories policy, in each case, as in effect at December 31, 2000) except for any such change required by reason of a concurrent change after the date hereof in GAAP, or (ii) their respective Tax accounting principles, methods or practices or any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of the Company for the taxable year ending December 31, 2000, except as required by changes in law or regulation;

               (o) not (i) settle or compromise any Tax liability, (ii) agree to any adjustment of any Tax attribute, (iii) make or change any election with respect to Taxes, (iv) surrender any right to claim a refund of Taxes, (v) consent to any extension or waiver of the statute of limitation period applicable to any Taxes, Tax Return or Tax Claim, (vi) file any amended Tax Return, or (vii) enter into any closing agreement;

               (p) not pay, discharge or satisfy any claims or liabilities (whether absolute, accrued or unaccrued, contingent, determined, determinable or otherwise) other than in the ordinary course of business consistent with past practice or in an amount not exceeding any reserve established in respect of such claim in the Balance Sheet;

               (q) not enter into any agreement containing any provision or covenant limiting in any respect the ability of the Company or any of its Subsidiaries or affiliates (or, giving effect to the Merger, Parent or any of its Subsidiaries or affiliates) to (i) sell or buy any products or services to or from any other Person, (ii) engage in any line of business anywhere in the world, or (iii) compete with any Person anywhere in the world;

               (r) not take any action for its winding up, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization or for the appointment of a receiver, administrator or administrative receiver, trustee or similar officer of all or any of its assets or revenues (other than the Merger);

               (s) not enter into any agreement or commit to take any action which would reasonably be likely to result in a breach of the foregoing covenants contained in this Section 6.1, make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the Merger Closing Date and any prior time to the Merger Closing Date or prevent the Company from performing or cause the Company not to perform its covenants hereunder;

               (t) except in accordance with the Construction Contracts and applicable Laws or in the ordinary course of business consistent with past practice, not take any actions with respect to the development of the Owned Real Property, including, without limitation, applying for, pursuing, accepting or obtaining any permits, approvals or other development entitlements from any Governmental Authority or finalizing or entering into any agreements relating thereto;

               (u) not approve or request changes to the Construction Contracts ("Change Orders") that result in a change which (i) violates a governmental
  -------------
requirement, any Law or Lease; (ii) would reasonably be expected to reduce the overall scope, quality, character or Amenities of the parcel of Real Property,
(iii) increases construction costs for such project by more than one per cent of the project cost (calculated by including together with such change order request any prior change orders for such project which in and of themselves did not constitute a Change Order), (iv) reduces the number of "Units" (as such term is defined in the Declarations) or VOIs to be allocated to such parcel of Real Property after conveyance to the Club or (v) extends the Completion Date for any parcel of Owned Real Property more than thirty (30) days beyond the date indicated therefor on the Construction Schedule (any such change, a "Material
                                                                     --------
Variation") and will deliver to Parent within three (3) business days of
---------
receipt: (a) all notices sent to or received from any Governmental Authority regarding the governmental requirements with respect to any Construction Project indicating a material problem with or the likelihood of a material delay in the completion of any Construction Project; and (b) all requests for "Change Orders" (as hereinafter defined); and

               (v) not enter into any written agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose, in writing or announce an intention to do any of the foregoing.

          Section 6.2 No Solicitation.
                      ---------------

               (a) The Company agrees that it shall immediately cease and cause to be terminated all existing discussions, negotiations and communications with any Persons with respect to any Acquisition Proposal (as defined in Section 6.3). Except as otherwise provided in Section 6.2(b) below, from the date of this Agreement until the earlier of termination of this Agreement and the Stock Purchase Closing Date, the Company and its Subsidiaries and their respective officers, directors, employees, investment bankers, attorneys, accountants or other agents (collectively, "Representatives") shall not, directly or indirectly
                             ---------------
(i) initiate, solicit or encourage (including, without limitation, by way of furnishing information), or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal, (ii) enter into any agreement regarding an Acquisition Proposal, (iii) participate in negotiations or discussions with, or provide any information or data to, any Person (other than Parent, Merger Sub or any of their respective affiliates or Representatives) regarding any Acquisition Proposal or (iv) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal, or otherwise encourage any effort or attempt by any Person to do or seek any of the foregoing. Any violation of the foregoing restrictions by any of the Company's Representatives, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Agreement by the Company.

               (b) Notwithstanding the foregoing, prior to the Stock Purchase Closing Date, the Company may furnish information concerning its business, properties or assets to any Person pursuant to a customary confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreements, dated July 23, 2001 and March 5, 2002, entered into between Parent and the Company (the "Confidentiality Agreement") and may
                                          -------------------------
negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal if, and only if, (x) such entity or group has on an unsolicited basis, and in the absence of any violation of this Section 6.2 by the Company or any of its Representatives, submitted a bona fide written Superior Proposal to the Company and (y) in the good faith opinion of the Company Board of Directors, only after consultation with independent outside legal counsel to the Company, providing such information or access or engaging in such discussions or negotiations is in the best interests of the Company and its shareholders and the failure to provide such information or access or to engage in such discussions or negotiations would be inconsistent with the Board's fiduciary duties to the Company's shareholders under applicable law. A "Superior Proposal" means any Acquisition Proposal that is not conditioned upon
 -----------------
the ability to obtain financing (A) which is for all, but not less than all, of the issued and outstanding shares of Company Common Stock or one hundred percent (100%) of the consolidated assets of the Company and (B) which the Company Board of Directors determines in good faith, after consultation with a nationally recognized investment banking firm, is (I) superior to the Company's shareholders from a financial point of view and, taking into account relevant legal, financial and regulatory aspects of the proposal, the identity of the third party making such proposal, and the conditions for completion of such proposal, a more favorable transaction than the Merger and (II) reasonably likely to be completed. The Company shall promptly, and in any event within twenty-four hours following receipt by the Company or any of its Representatives of a Superior Proposal or any inquiry or expression of interest relating to an Acquisition Proposal or Acquisition Proposal Interest (as defined below) and prior to providing any such party from whom a Superior Proposal has been received with any material non-public information, notify Parent and Majority Shareholder of the receipt of the same. The Company shall promptly provide to Parent any material non-public information regarding the Company provided to any other party which was not previously provided to Parent, such additional information to be provided no later than the date of provision of such information to such other party.

               (c) Except as expressly permitted by this Section 6.2(c), neither the Company Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or to Merger Sub, the approval or recommendation by the Company Board of Directors or any such committee of this Agreement, the Merger or take any action or make any statement inconsistent with such approval, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal (any action described in the foregoing clauses (i) and (ii), a "Change in the Company's Recommendation"), or
                                   --------------------------------------
(iii) enter into any letter of intent, agreement in principle or agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the Stock Purchase Closing Date, the Company Board of Directors, subject to the terms of this and the following two sentences, to the extent that it determines in good faith, after consultation with independent outside counsel, that the failure to do so would be inconsistent with the Board's fiduciary duties to the Company's shareholders under applicable law, may make a Change in the Company's Recommendation. The Company may make a Change in the Company's Recommendation
(A) at a time that is after the third business day following the Company's delivery to Parent of written notice advising Parent that the Company Board of Directors has determined that it has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal and indicating that it intends to make a Change in the Company's Recommendation and (B) if, during such three (3) business day period, the Company and its advisors shall have negotiated in good faith with Parent to make adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal. Any such Change in the Company's Recommendation shall not change the approval of the Company Board of Directors for purposes of causing any state takeover statute or other state law to be inapplicable to the Transactions, including the Merger, the Stock Option Agreement and the Stock Purchase Agreement.

               (d) Notwithstanding the foregoing, nothing contained in this
Section 6.2 or any other provision hereof shall prohibit the Company or the Company Board of Directors from taking and disclosing to the Company's shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure to do so would be inconsistent with the Board's fiduciary duties to the Company's shareholders under applicable law; provided, however, that the Company
                                             --------  -------
Board of

Directors shall not in any case make a Change in the Company's Recommendation except in accordance with Section 6.2(c).

          Section 6.3 Acquisition Proposals.
                      ---------------------

          The Company shall promptly notify Parent, Merger Sub and Majority Shareholder if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or any of its Subsidiaries or any of their respective Representatives, in each case in connection with any Acquisition Proposal (as hereinafter defined) or the possibility or consideration of making an Acquisition Proposal ("Acquisition Proposal Interest") indicating, in connection
                       -----------------------------
with such notice, the name of the Person indicating such Acquisition Proposal Interest and the material terms and conditions of any proposals or offers. The Company agrees that it shall keep Parent, Merger Sub and Majority Shareholder informed, on a current basis, of the status and terms of any Acquisition Proposal Interest. As used in this Agreement, "Acquisition Proposal" means any
                                               --------------------
tender or exchange offer involving the Company or any of its Subsidiaries, any proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries, any proposal or offer to acquire in any manner an interest in excess of fifteen percent (15%) of the outstanding equity securities, or a substantial portion of the business or assets of, the Company or any of its Subsidiaries (other than assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any of its Subsidiaries or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company or any of its Subsidiaries other than pursuant to the Transactions.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

          Section 7.1 Preparation of the Form S-4.
                      ---------------------------

               (a) As promptly as practicable following the date of this Agreement, Parent shall prepare and as promptly as practicable following the performance of the covenant contained in Section 7.9(c) hereof Parent shall file with the SEC the Form S-4. Parent shall use all reasonable efforts to have the Form S-4, declared effective under the Securities Act as promptly as practicable after such filing.

               (b) Each of the Company, Majority Shareholder and Parent covenants that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act. Notwithstanding the foregoing, no representation or covenant is made by Parent with respect to statements made or incorporated by reference based on information supplied in writing by the Company or Majority Shareholder for inclusion or incorporation by reference in the Form S-4. If at any time prior to the Effective Time there shall occur (i) any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by Company or Majority Shareholder for inclusion in the Form S-4 or (ii) any event with respect to Parent which event is required to be described in an amendment of, or a supplement to the Form S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by applicable federal securities laws, disseminated to the shareholders of Company.

               (c) Parent shall promptly notify the Company of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and other Transaction or for additional information and shall supply the Company with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. Parent shall use their respective reasonable efforts to respond to any comments of the SEC with respect to the Form S-4 as promptly as practicable (and to the extent that Parent's ability to so respond depends upon the response of the Company or Majority Shareholder, in turn, the Company and Majority Shareholder each agrees to use its reasonable efforts to permit Parent to so respond). The Company and Majority Shareholder shall provide Parent with all information necessary in order to prepare the Form S-4 and any information such party may obtain that could necessitate amending any the Form S-4.

          Section 7.2 Preparation of the Proxy Statement; Company Shareholders
                      --------------------------------------------------------
Meeting; Nasdaq.
---------------

               (a) If approval by the Company's shareholders is required by applicable law or the applicable rules and regulations of Nasdaq in order to consummate the Merger:

                    (i) as promptly as practicable following the Stock Purchase Closing Date, the Company shall prepare and file with the SEC under the Exchange Act the Proxy Statement and use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the consummation of such purchase of shares of Company Common Stock. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its shareholders as promptly as practicable after it shall have been cleared by the SEC. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement before it is filed with the SEC.

                    (ii) Each of the Company, Majority Shareholder and Parent covenants that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company, or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable. Notwithstanding the foregoing, no representation or covenant is made by the Company with respect to statements made or incorporated by reference based on information supplied in writing by Parent or Majority Shareholder specifically for inclusion or incorporation by reference in the Proxy Statement. If at any time prior to the Effective Time there shall occur (i) (x) any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by Company for inclusion in the Proxy Statement or (y) any event with respect to Majority Shareholder, or with respect to other information supplied by Majority Shareholder for inclusion in the Proxy Statement, or (ii) any event with respect to Parent, or with respect to information supplied by Parent for inclusion in the Proxy Statement, in either case, which event is required to be described in an amendment of, or a supplement to the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by applicable federal securities laws, disseminated to the shareholders of Company.

                    (iii) The Company shall promptly notify Parent of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and other Transaction or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. The Company shall use all reasonable efforts to respond to any comments of the SEC with respect to the Proxy Statement as promptly as practicable (and to the extent that the Company's ability to so respond depends upon the response of Majority Shareholder, in turn, Majority Shareholder agrees to use its reasonable efforts to permit the Company to so respond) and to consult with Parent and its counsel prior to responding to such comments. The Company and Majority Shareholder and Parent shall cooperate with each other and provide to the Company all information necessary in order to prepare the Proxy Statement, and shall provide promptly to the Company any information such party may obtain that could necessitate amending the Proxy Statement.

               (b) If approval by the Company's shareholders is required by applicable law or the applicable rules and regulations of Nasdaq in order to consummate the Merger:

                    (i) The Company shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act and the Proxy Statement has been cleared with the SEC, in accordance with applicable law, the Company's articles of incorporation and the applicable rules and regulations of Nasdaq, establish a record date (which shall be prior to or as soon as practicable following the date upon which the Proxy Statement has been cleared by the SEC) for, duly call, give notice of, convene and hold the Company Shareholders Meeting in accordance with the OBCA for the purpose of obtaining the Company Shareholder Approval. Subject to Section 6.2(c) hereof, the Board of Directors of the Company shall recommend to the Company's shareholders the approval and adoption of this Agreement the Merger and the other transactions contemplated hereby (the "Company Recommendation") and use its reasonable
                               ----------------------
     efforts to solicit from holders of shares of Company Common Stock proxies in favor of this Agreement and take all other action reasonably necessary or advisable to secure the approval of shareholders required by the OBCA, any other applicable Law and the Company's articles of incorporation to effect the Merger. Once the Company Shareholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Shareholders Meeting (other than for the absence of a quorum) without the consent of Parent. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
     Section 7.2(b)(i) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or Acquisition Proposal Interest or any Change in the Company's Recommendation. Notwithstanding any Change in the Company's Recommendation, this Agreement and the Merger shall be submitted to the shareholders of the Company at the Company's Shareholders Meeting for the purpose of approving the Agreement and the Merger and nothing contained herein shall be deemed to relieve the Company of such obligation.

                    (ii) The Company shall coordinate and cooperate with Parent with respect to the timing of the Company Shareholders Meeting.

               (c) Notwithstanding the foregoing clauses (a) and (b) above, if Parent shall acquire at least ninety percent (90%) of the outstanding shares of Company Common Stock pursuant to the Stock Purchase Agreement and/or the Stock Option Agreement, and if permitted by Section 60.491 of the ORS, subject to the satisfaction or (to the extent permitted hereunder) waiver of all conditions to the Merger, the Company and Parent shall take all necessary actions to cause the Merger to become effective, as soon as practicable after the acquisition of at least ninety percent (90%) of the outstanding shares of Company Common Stock, without a meeting of shareholders, in accordance with Section 60.491 of the ORS.

               (d) Until the Effective Time, Parent and the Company shall use commercially reasonable efforts to maintain the listing of the Company Common Stock on the Nasdaq National Market System.

          Section 7.3 Letters of the Company's Accountants.
                      ------------------------------------

          The Company and Parent shall each use commercially reasonably efforts to cause to be delivered to the other party two letters from their respective independent accountants, one dated a date within two (2) business days before the date on which the Form S-4 shall become effective and one dated a date within two (2) business days before the Merger Closing Date, each addressed to the other party, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In addition, the Company shall each use commercially reasonably efforts to cause to be delivered to Parent such a letter from its independent accountants dated a date within two (2) business days before the Stock Purchase Closing Date.

          Section 7.4 Notification of Certain Matters.
                      -------------------------------

          The Company and Majority Shareholder shall give prompt notice to Merger Sub and Parent and Merger Sub and Parent shall give prompt notice to the Company and Majority Shareholder, of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time or (ii) any condition set forth in Article X to be unsatisfied on any date (assuming, for such purposes, that such date was the Stock Purchase Closing
Date) from the date hereof to the Stock Purchase Closing Date and (b) any material failure of the Company, Majority Shareholder, Merger Sub or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, the representations or warranties of the parties, the conditions to the obligations of the parties hereto, or any indemnification obligation contained in Articles VIII or IX hereof.

          Section 7.5 Access; Confidentiality.
                      -----------------------

               (a) From the date of this Agreement until the Stock Purchase Closing, the Company shall, and shall cause the Company's Subsidiaries to, (i) give Parent, its officers and a reasonable number of its employees and its authorized representatives, reasonable access at all reasonable times during normal business hours to the agreements, contracts, books, records, analyses, projections, plans, systems, personnel, commitments, offices and other facilities and properties of the Company and its Subsidiaries and their accountants, and (ii) furnish Parent on a timely basis with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Parent may from time to time reasonably request in writing and use reasonable best efforts to make available at all reasonable times during normal business hours to the officers, employees, accountants, counsel, financing sources and other representatives of the Parent the appropriate individuals (including management personnel, attorneys, accountants and other professionals) for discussion of the Company's and its Subsidiaries' business, properties, prospects and personnel as Parent may reasonably request. Each of Parent, Merger Sub, the Company and Majority Shareholder shall hold, and shall cause its Representatives to hold non-public information confidential and in accordance with the terms of the Confidentiality Agreements.

               (b) As soon as practicable after the execution of this Agreement, the Company shall permit Parent to electronically link the Company's financial reporting system to Parent's financial reporting system ("Hyperion"). Access to
                                                          --------
Hyperion will be provided by Parent's financial reporting staff and the tasks necessary to complete the link to Hyperion will be led by Parent's accounting staff, with the necessary assistance from the Company's accounting staff and other technical staff, if necessary, at no cost to the Company and provided that neither such installment nor the operation or use by Parent of Hyperion shall interfere with or disrupt the normal operation of the Company's business or its financial reporting system or violate any applicable software licenses. Parent will provide the necessary Hyperion software to be installed on a computer in the Company's accounting department; provided, however, that the information
                                     --------  -------
retrieved from the Company's financial reporting system will not be made available to persons who are directly involved in pricing or any other competitive activity at Parent or any Subsidiary of Parent; provided, further, however, that Parent shall not
                             --------  -------  -------
use such information other than for purposes of assessing the financial condition of the Company for purposes of the Transactions, and shall not share, provide or sell the information to any third party or use the information in any manner that could reasonably be considered a restraint on competition or result in a violation of any applicable Laws. Any information provided under this
Section 7.5(b) shall be subject to the terms of the Confidentiality Agreement.

                    (i) Up to and including the Stock Purchase Closing Date, Parent or its employees, representatives, engineers, consultants or agents may enter into and upon all or any portion of the Real Property and Club Real Property listed on Exhibit 7.5 in order to investigate and assess, as Parent deems necessary or appropriate in its sole and absolute discretion, the environmental condition of such property. The Investigation may include the performance of soil and surface or ground water sampling, monitoring, borings, or testing, Phase II environmental site assessment of such property and any other tests, investigations, audits, assessments, studies, inspections or other procedures relating to environmental conditions or Materials of Environmental Concern (together, the "Environmental
                                                        -------------
     Investigation") relating to the Real Property and Club Property. The
      ------------
     Company shall cooperate with Parent in conducting any such Environmental Investigation, shall allow Parent full access to such Real Property and Club Real Property, together with full permission to conduct any such Environmental Investigation, and shall provide to Parent all plans, soil or surface or ground water tests or reports, any environmental investigation results, reports or assessments previously or contemporaneously conducted or prepared by or on behalf of the Company or its predecessors or Majority Shareholder, and all information relating to environmental matters in respect of such Real Property and Club Property that is in the Company's or Majority Shareholder's possession or control, or is reasonably available to the Company or Majority Shareholder or any of its employees, representatives, engineers, consultants or agents.

               (c) No investigation pursuant to this Section 7.5 shall affect any representation or warranty made by the parties hereunder or any indemnification obligation contained in Articles VIII or IX hereof.

          Section 7.6 Consents and Approvals.
                      ----------------------

               (a) Each of Parent, Merger Sub and the Company and Majority Shareholder shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement, the Stock Purchase Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any other Governmental Authority) and shall promptly cooperate with and furnish information to each other or their counsel in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement, the Stock Purchase Agreement and the Transactions. Each of the Company and Majority Shareholder and Parent and Merger Sub shall, and shall cause their respective Subsidiaries to, take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party required to be obtained or made by Parent, Merger Sub, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement, the Stock Option Agreement or the Stock Purchase Agreement, including without limitation obtaining estoppel certificates in respect of the Construction Contracts set forth on Schedule 3.8(m).

               (b) Nothing in this Agreement shall require, or be construed to require, Parent or Merger Sub, in connection with the receipt of any regulatory approval, to proffer to, or agree to sell or hold separate and agree to sell, divest, discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, Merger Sub, the Company or any of their respective affiliates or enter into any consent decree or other agreement that would restrict Parent or the Company in the conduct of its respective businesses as heretofore conducted.

               (c) Prior to the Stock Purchase Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Authority or any other information supplied by such party to a Governmental Authority in connection with this Agreement, the Stock Option Agreement, the Stock Purchase Agreement and the Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Authority regarding any of the Transactions unless otherwise prohibited by Law. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Government Authority with respect to the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement, the Stock Option Agreement, the Stock Purchase Agreement or consummation of the Transactions, the Company shall use its reasonable best efforts to effect such transfers.

          Section 7.7 Publicity.
                      ---------

          Parent and the Company will consult with each other before issuing, and provide to each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements or internal communications with respect to the Transactions, and shall not issue any press release or make any such public announcement prior to such consultation, except as either party may determine is required by applicable Law, court process or obligations pursuant to any listing agreement with any national securities exchange or Nasdaq. The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties.

          Section 7.8 Directors' and Officers' Insurance and Indemnification.
                      ------------------------------------------------------

               (a) For a period of six (6) years after the Effective Time, the Surviving Corporation (or any successor to the Surviving Corporation) shall indemnify, defend and hold harmless the officers and directors of the Company and its Subsidiaries, and persons who become any of the foregoing prior to the Effective Time, against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided, that any such settlement is effected with the written consent of the Parent or the Surviving Corporation, which consent shall not unreasonably be withheld)) arising out of actions or omissions solely in their capacities as such occurring at or prior to the Effective Time to the fullest extent permissible under applicable provisions of the OBCA, the terms of the Company's articles of incorporation or bylaws, or under any agreements as in effect at the date hereof (true and correct copies of which have been previously delivered to Parent); provided, however, that in the
                                                 --------  -------
event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

               (b) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O
                                                                  ---
Insurance") for a period of not less than three (3) years after the Effective
---------
Time; provided, however, that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms (taken as a whole) no less favorable to such directors or officers; provided, further, that if the existing D&O Insurance expires or is terminated or cancelled during such period, then Parent or the Surviving Corporation shall use reasonable best efforts to obtain substantially similar D&O Insurance; provided, further, however, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 7.8(b) in excess of two hundred percent (200%) of premium which was paid by the Company in 2001 or prior to the date hereof in 2002, whichever is greater, for such purpose (the "Premium"), which true and
                                                   -------
correct amounts are set forth on Schedule 7.8(b); and provided, further, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 7.8(b) for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of two hundred percent (200%) of the Premium.

               (c) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation will assume the obligations thereof set forth in this Section 7.8.

               (d) The provisions of this Section 7.8, (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

          Section 7.9 Certain Tax and other Matters.
                      -----------------------------

               (a) During the period from the date hereof to the Stock Purchase Closing Date, the Company and each of its Subsidiaries shall: (i) timely file (or there shall be filed on its behalf) all Tax Returns required to be filed by it (giving effect to all valid extensions of due dates) and such Tax Returns shall be prepared in a manner consistent with past practice (provided, however, that the Company and/or its Subsidiaries shall not file any income Tax

Return for the 2001 year prior to the earlier of (A) the resolution of the Ruling request or (B) September 15, 2002, without the consent of Parent), (ii) timely pay all Taxes shown to be due on such Tax Returns (other than Taxes subject to a good faith dispute and for which the Company has properly accrued in accordance with GAAP) and (iii) promptly notify Parent of any federal or state income or franchise (or other material) Tax Claim, investigation or audit initiated against or with respect to the Company or any of its Subsidiaries or either Club in respect of any Tax matters (or any significant developments with respect to any ongoing Tax matters), including material Tax liabilities and material Tax refund Claims.

               (b) The Company shall use all reasonable efforts to obtain from a nationally recognized credit bureau provider, (e.g., Fair Issac, Equifax, etc.) within thirty (30) days of the date hereof credit scores for each Note Receivable held by it or any of its Subsidiaries, including, without limitation, the Unconsolidated Subsidiaries, and shall promptly thereafter provide such scores to Parent.

               (c) On or before the Stock Purchase Closing Date, the Company agrees that it shall have filed its Form 10-Q for the period ended March 31, 2002, (i) with the financial statements contained therein having been prepared in accordance with GAAP (except as permitted by Form 10-Q) and (ii) with the valuation of the "Residual interest in securitizations" asset set forth in such Form 10-Q being reasonably satisfactory to Parent, based on Parent's review of the Form 10-Q prior to filing.

          Section 7.10 State Takeover Laws.
                       -------------------

          If any state takeover statute becomes or is deemed to become applicable to the Company or the acquisition of shares of Company Common Stock pursuant to the Stock Option Agreement, the Stock Purchase Agreement and/or Merger, then the Company Board of Directors shall take all lawful action necessary to render such statute inapplicable to the foregoing.

          Section 7.11 Employee Benefits.
                       -----------------

               (a) Following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide the employees of the Surviving Corporation and its Subsidiaries including employees of the Surviving Corporation who are performing services for the Club (collectively, "Company Employees") with
                                                 -----------------
employee benefits that are no less favorable in the aggregate than those provided to the Company Employees by Majority Shareholder and/or its Subsidiaries as of the date hereof. With respect to those Parent employee benefit plans ("Parent Plans") in which Parent, in its sole discretion, shall
                ------------
determine that Company Employees may participate on or after the Stock Purchase Closing Date, Parent shall, and shall cause the Surviving Corporation to, credit prior service of Company Employees with the Company or any of its Subsidiaries, as applicable, for purposes of eligibility and vesting under such Parent Plans to the extent that such service was recognized under the analogous Plans; provided, however, that such service need not be credited to the extent it would result in a duplication of benefits. Company Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the Parent Plan year in which the Effective Time occurs, to the extent that, following the Effective Time, they participate in any Parent Plan during such plan year for which deductibles or co-payments are required. Parent shall, and shall cause the Surviving Corporation to, waive (i) any preexisting condition restriction which was waived under the terms of any analogous Plan immediately prior to the Effective Time or (ii) waiting period limitation which would otherwise be applicable to a Company Employee on or after the Effective Time to the extent such Company Employee had satisfied any similar waiting period limitation under an analogous Plan prior to the Effective Time.

               (b) Merger Sub agrees that, from and after the Effective Time, the Surviving Corporation shall honor, in accordance with the terms thereof, the Plans (including all employment, change in control, severance, termination, consulting, retirement or other benefit agreements or arrangements) if and to the extent listed on Exhibit 7.11(b). Notwithstanding the foregoing, except as set forth in Section 7.11(c) below, neither the Surviving Corporation nor Parent shall be required to assume, and neither shall assume by virtue of the Transactions, any liability with respect to any plan in which employees or directors of the Company or any of its Subsidiaries (including for such purposes employees who are performing services for the Club) are not the sole participants or which is not sponsored solely by the Company.

               (c)

                    (i) For the period beginning at the Stock Purchase Closing and ending on December 31, 2002 (unless Parent elects to shorten such period by providing written notice to Majority Shareholder), Majority Shareholder will provide (or cause to be provided) the following employee benefits to all Company employees, including Company employees currently on leave of absence and including any Company employees hired after the Stock Purchase Closing ("Employees"): medical and health insurance (including
                        ---------
     prescription drug), dental insurance, vision benefits, flexible spending accounts, life and survivor benefit insurance and disability insurance (including COBRA coverages). The foregoing benefits provided to Employees will be substantially similar to the benefits provided to such persons as of the date hereof. It is understood that Parent or Surviving Corporation will be the plan sponsor of the arrangement provided for in this Section 7.11(c). Majority Shareholder and the Company will each reasonably cooperate with each other with respect to coordinating payroll interfaces and administrative functions, and each will take any reasonable actions necessary and appropriate to facilitate the provision of such benefits in a manner substantially similar to the manner such benefits are provided to Employees as of the date hereof. Majority Shareholder will provide typical administrative services, payroll system support, claim payment services, enrollment assistance, and telephonic and recordkeeping support for participants. The Employees will be covered with the specific types and levels of coverages currently in effect for such Employees pursuant to their valid open enrollment elections in respect of the 2002 plan year. Employees will be permitted to amend their current coverages in the event of any "life status change" but only to the extent consistent with the then effective terms of the applicable plan and applicable law. Majority Shareholder will present Parent a monthly invoice reflecting the Costs (as defined below) with sufficient detail for Parent to assess the accuracy of such invoice. Parent will pay the Costs to Majority Shareholder within 30 days of receipt of such invoice. The Costs relating to the provision of the foregoing benefits will equal the actual direct costs incurred by Majority Shareholder after giving effect to actual losses (as a self-insurer) and taking into account the terms, conditions and individual limits of the applicable plans, as well as premium costs paid to third party benefits providers. With respect to medical, health, dental and vision benefits, Parent will be charged only with respect to claims which are incurred by an Employee following the Stock Purchase Closing (Majority Shareholder will be responsible for claims incurred prior to the Stock Purchase Closing, including "run-off" of such claims for a period of one year following the Stock Purchase Closing). Parent will be responsible for the "run-off" of any claims which are incurred from and after the Stock Purchase Closing and prior to December 31, 2002 (or such earlier date upon which the provision of such benefits ceases). Majority Shareholder will also charge the Company an additional "administration fee" equal to twenty two dollars and fifty cents ($22.50) per covered Employee per month (or fraction of such amount per fraction of any month, in the case where such benefits are not provided for an entire month), which fee shall be paid within thirty (30) days of the Company's receipt of Majority Shareholder's invoice.

                    (ii) Within thirty (30) days of the Company's receipt of Majority Shareholder's invoice, the Company will pay (x) up to the first fifty thousand dollars ($50,000.00) paid by Majority Shareholder in respect of each worker's compensation claim based on an occurrence giving rise to such claim which occurrence occurred prior to the Stock Purchase Closing (it being understood that claims under Majority Shareholder's worker's compensation may be made after the Stock Purchase Closing based on an occurrence prior to the Stock Purchase Closing), with Majority Shareholder being responsible, consistent with past practice, for any and all payments in excess of the first fifty thousand dollars ($50,000.00) payable in respect of any such claim and (y) premiums that have accrued but have not been paid as of the Stock Purchase Closing in respect of employees of the Company and its Subsidiaries covered by Majority Shareholder's Health Benefit Plan and worker's compensation plan for periods ending on the Stock Purchase Closing Date.

               (d) The Company shall use all reasonable efforts to obtain on or prior to the Stock Purchase Closing Date fully executed written agreements from:
(i) every current employee working in the Company's information technology department, assigning to the Company all such employee's right, title and interest in any Intellectual Property developed within the scope of such employee's employment with the Company during the entire period of such employee's employment whether before or after the date of such agreement; and
(ii) every independent contractor currently working in the development of any Software for the Company, assigning to the Company all such independent contractor's right, title and interest in any Intellectual Property developed for the Company as a "work for hire" (as that term defined in the Copyright Act, 17 U.S.C. Section.101), or under any other theory of law, during the entire period of such individual's working for the Company, whether before or after the date of such agreement.

          Section 7.12 Resignations and Appointments.
                       -----------------------------

          The Company shall use reasonable efforts to obtain the resignations of all (i) the members of the Boards of Governors (or other governing bodies) of any Association (the "Controlled Associations") which Parent lists in a written
                      -----------------------
notice delivered to the Company, in
the event Parent delivers such a notice, and have persons chosen by Parent appointed as (i) members of the Boards of Governors (or other governing bodies) of such Controlled Associations immediately prior to the Merger Closing.

          Section 7.13 Affiliates.
                       ----------

          Schedule 7.13 sets forth those persons who are "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act (each such person an "Affiliate"). The Company shall provide Parent such
                      ---------
information and documents as Parent shall request for purposes of reviewing such list. The Company has delivered or shall cause to be delivered to Parent, concurrently with the execution of this Agreement, from each of its respective Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit A (each, an "Affiliate Agreement"). Parent and Merger Sub shall be
                     -------------------
entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

          Section 7.14 Non-solicitation and No-hire.
                       ----------------------------

               (a) Majority Shareholder agrees that prior to the fourth anniversary of the Stock Purchase Closing Date, it shall not and it shall cause its current or future Subsidiaries (or entities in which a significant interest is held by Richard Wendt or Roderick Wendt as of the date hereof or as of such later date) (collectively, the "JW Affiliates") not to (i) solicit, induce or
                                -------------
attempt to induce any individual who is an employee of the Company, the Club or any of their respective Subsidiaries to leave the employ of such entity or hire any individual who was an employee of the Company, the Club or any of their respective Subsidiaries at any time within four (4) months prior to the date of such hire, or (ii) in any way interfere with the relationship between the Company, the Club or any of their respective Subsidiaries and any individual who is an employee of the Company, the Club or any of their respective Subsidiaries, except the foregoing restrictions shall not apply to (x) employees of the Company, the Clubs or any of their respective Subsidiaries that have been terminated without cause by the Company, the Clubs or any of their respective Subsidiaries, as the case may be or (y) (A) the employees of the Company or its Subsidiaries whose employment relationship is transferred to a JW Affiliate in connection with the Redemption Agreement (as defined in Section 7.15 below) ("MountainStar Employees") and (B) any of the employees of the Company listed on
  ----------------------
Exhibit 7.14.

               (b) Majority Shareholder agrees that prior to the second anniversary of the Stock Purchase Closing Date it shall not and it shall cause the JW Affiliates not to employ, or otherwise engage as an employee, independent contractor, or otherwise, any individual who, on the date hereof, was an employee of the Company, the Club or any of their respective Subsidiaries, except the foregoing restrictions shall not apply to (x) employees of the Company, the Clubs or any of their respective Subsidiaries that have been terminated without cause by the Company, the Clubs or any of their respective Subsidiaries, as the case may be or (y) (A) the employment by TII or any Subsidiary of Majority Shareholder of any MountainStar Employees in connection with the transfer to Majority Shareholder of MountainStar and (B) hiring in connection with MountainStar of any of the employees of the Company listed on
Exhibit 7.14.

               (c) Parent agrees that prior to the fourth anniversary of the Stock

Purchase Closing Date, it shall not and it shall cause its current or future Subsidiaries not to (i) solicit, induce or attempt to induce any individual who is an employee of TII to leave the employ of such entity or hire any individual who was an employee of TII at any time within four (4) months prior to the date of such hire, or (ii) in any way interfere with the relationship between TII or MountainStar and any individual who is an employee of TII, except the foregoing restrictions shall not apply to employees of TII that have been terminated without cause by TII.

               (d) Parent further agrees that prior to the second anniversary of the Stock Purchase Closing Date it shall not and it shall cause its current or future Subsidiaries not to employ, or otherwise engage as an employee, independent contractor, or otherwise, any individual who, on the date hereof, was an employee of TII, except the foregoing restrictions shall not apply to employees of TII that have been terminated without cause by TII.

               (e) A solicitation directed at the public in general (by means of advertising on radio or in a newspaper of general circulation or by way of an on-line listing) shall not constitute a breach of the foregoing provisions of this Section 7.14.

               (f) Except as may be expressly set forth herein, each of Majority Shareholder, Richard Wendt and Roderick Wendt agrees not to directly or indirectly take any actions or act in concert with any one who takes an action (including the failure to take a reasonable action) such that the resulting effect is inconsistent with the material terms herein.

          Section 7.15 Transfer of MountainStar Assets.
                       -------------------------------

                (a) MountainStar Call.
                    -----------------

                    (i) Majority Shareholder hereby grants the Company and Parent the right to call (the "TII Call") all of the outstanding equity of
                                    --------
     Trendwest Investments, Inc., a Washington corporation ("TII"), the Company
                                                             ---
     Subsidiary which owns the MountainStar development project (as more fully described on Schedule 7.15 hereto) ("MountainStar"), the Subsidiaries of
                                          ------------
     the Company listed on Schedule 7.15 hereto and certain other assets of the Company related to MountainStar described on Schedule 7.15 (collectively, the "MountainStar Assets") from Majority Shareholder for a price equal to
          -------------------
     the TII Price (as defined below). If Parent exercises the TII Call, the word "Parent" shall be read everywhere in this Section 7.15(a) where the words "the Company" appear. The parties shall use reasonable commercial efforts to structure the TII Call on a tax-efficient basis. The Company hereby represents and warrants that the MountainStar Assets do not include any assets used in or for the operation of any of the businesses of the Company and its Subsidiaries (other than MountainStar). The TII Call may be exercised by the Company (then the Surviving Corporation), in its sole discretion, at any time during the period beginning on the calendar day after the Merger Closing Date and ending on the day which is the earlier of
     (x) sixty (60) days after the Merger Closing Date and (y) one hundred fifty
     (150) days after the Stock Purchase Closing Date, by delivery of a written notice (the "Call Notice") on or before the last day of such period to
                  -----------
     Majority Shareholder indicating that it is exercising the TII Call (the "Call Termination Date").
      ---------------------

                    (ii) The closing of the sale of the MountainStar Assets to the Company shall occur on the third business day following the date on which the Call Notice is delivered by the Company to the Majority Shareholder or on such other date as the parties shall mutually agree. The sale of the MountainStar Assets to the Company shall be made without representations or warranties of any kind; provided, however, that Majority
                                                --------  -------
     Shareholder agrees to take all commercially reasonable actions from and after the date of the MountainStar Redemption to ensure that (i) there is no adverse consequence in respect of any of the development rights associated with MountainStar and (ii) none of the MountainStar Assets are subjected to any Liens other than those in existence on the date of the MountainStar Redemption. At such closing Majority Shareholder shall deliver (or cause to be delivered) to the Company the certificates representing all outstanding equity securities of TII and such other documents and instruments as are necessary or appropriate to convey the MountainStar Assets, and the Company shall deliver the TII Price to Majority Shareholder. The TII Price shall be paid by delivery to Majority Shareholder of a number of shares of Parent Common Stock equal to the quotient determined by dividing (x) the TII Price plus (i) any appropriate adjustment in the book value of MountainStar (as defined below) resulting from the operation/financing of MountainStar between the date of the MountainStar Redemption and the date on which the TII Call closes, provided any such adjustments reflect investments not greater than those indicated in the MountainStar budget attached hereto as Exhibit A to Schedule 7.15 (or variances from such budget, including adjustments for capitalized interest, that are reasonable under the circumstances), and (ii) as appropriately adjusted for any change in the amount owing on the Company Note (as defined below) to Majority Shareholder or the Additional MountainStar Debt (both as defined below) owing to the Company, in either case pursuant to their respective terms as in effect on the date hereof (and interest accrued thereon) between the date of the MountainStar Redemption and the date on which the TII Call closes, and for any Transfer Taxes that may be payable in connection with the transfer of the MountainStar Assets to the Company by (y) the Stock Purchase Average Trading Price (as defined in the Stock Purchase Agreement); provided,
                                                                 --------
     however, if the Stock Purchase Average Trading Price exceeds eighteen
     -------
     dollars and fifty cents ($18.50) then the Stock Purchase Average Trading Price shall be deemed to be eighteen dollars and fifty cents ($18.50); and provided further that if the Stock Purchase Average Trading Price is less than sixteen dollars and fifteen cents ($16.15) then the Stock Purchase Average Trading Price shall be deemed to be sixteen dollars and fifteen cents ($16.15).

                    (iii) Majority Shareholder shall, until the Call Termination Date, provide Parent and the Company with reasonable access to MountainStar and to any books and records of TII and the other Subsidiaries included in the MountainStar Assets reasonably relevant to assessing MountainStar as an investment.

                (b) MountainStar Conditional Redemption.
                    -----------------------------------

                    (i) On the Stock Purchase Closing Date and prior to
     the Stock Purchase Closing, Company shall redeem from Majority Shareholder (or a wholly-owned Subsidiary of Majority Shareholder) a portion of Majority Shareholder's interest in Company in exchange for the MountainStar Assets, subject to the condition with respect to Parent's per share price described in Section 7.15(c) below (the "MountainStar Redemption"). The
                                              -----------------------
     number of shares of Company Common Stock to be redeemed by the Company in connection with the MountainStar Redemption (the "Redeemed Shares") shall
                                                       ---------------
     equal the quotient determined by dividing (i) the TII Price by (ii) twenty-four dollars ($24.00). The "TII Price" shall mean (i) the sum of (x)
                                        ---------
     the amount reflected as total assets on the TII balance sheet (which amount was approximately $80.07 million on the February 28, 2002 TII balance sheet) as of the date of closing of the MountainStar Redemption (the "Redemption Closing Date") and (y) any Transfer Taxes that may be payable
      -----------------------
     in connection with the transfer of the MountainStar Assets by the Company, minus (ii) the sum of (x) an amount equal to the principal amount owing as of the Redemption Closing Date on the Company's note payable (the "Company
                                                                        -------
     Note") to Majority Shareholder (and interest accrued thereon) (in the
     ----
     principle amount of approximately $13.2 million as of the date hereof), (y) the amount owing on the debt payable to the Company listed on Schedule 7.15 hereto (the "Additional MountainStar Debt") as of the Redemption Closing
                  ----------------------------
     Date, which Additional MountainStar Debt shall bear interest at the rate of six and one-half percent (6.5%) per annum (compounded annually) (in the principle amount of approximately $18.7 million dollars as of the date hereof) and (z) the sum of (A) the amounts reflected as "accrued liabilities" and "accounts payable and bank overdraft" on the TII balance sheet as of the Redemption Closing Date and (B) the amount of any other liabilities reflected on the TII balance sheet as of the date of Redemption Closing Date which liabilities (I) correspond to assets that have been included in total assets reflected on the TII balance Sheet as of the Redemption Closing Date and (II) have been accrued for but unpaid as of the as of the Redemption Closing Date (the liabilities described in this clause
     (z), the "Permitted Accrued Liabilities"). Majority Shareholder and the
               -----------------------------
     Company agree that the assets and liabilities of MountainStar from and after February 28, 2002 shall be accounted for in a manner consistent with the preparation of the February 28, 2002 TII balance sheet, with the only liabilities being reflected thereon as of the Redemption Closing Date representing amounts owing in respect of Permitted Accrued Liabilities incurred in the ordinary course of business and the amounts owing under the Company Note and the Additional MountainStar Debt, as such amounts may be adjusted from and after the date hereof pursuant to their terms as in effect on the date hereof.- Majority Shareholder acknowledges that the MountainStar Assets do not include any assets reflected on the Company's consolidated balance sheet other than assets reflected on the TII balance sheet. Majority Shareholder and the Company each acknowledges that TII has a liability for commissions payable that are contingent upon closing of lot sales at MountainStar and that is and will not be reflected on the TII balance sheet. The parties acknowledge that the Redemption Closing Date shall be the Stock Purchase Closing Date.

                    (ii) Pursuant to the Redemption Agreement,

     Majority Shareholder shall deliver to the Company stock certificates representing the Redeemed Shares and the Company shall deliver to Majority Shareholder certificates representing all of the outstanding shares of each of TII and the other Subsidiaries of the Company comprising the MountainStar Assets, as well as an assignment of other miscellaneous assets comprising the MountainStar Assets (none of which are used in or related to the operations of the businesses of the Company or any of its Subsidiaries (other than those comprising the MountainStar Assets)).

                    (iii) Majority Shareholder hereby acknowledges that (A) the Company Note shall be transferred to and assumed by TII prior to the effectuation of the MountainStar Redemption and shall become a direct obligation of TII to the holder of the Company Note, (B) TII shall have agreed to indemnify the Company in respect of any claim made with respect thereto and (C) Majority Shareholder shall have released the Company from any and all obligations under the Company Note. Majority Shareholder hereby agrees that it shall cause the Additional MountainStar Debt to be repaid in cash within five (5) business days following the later of (x) the Merger Closing Date and (y) the date on which the registration statement on Form S-3 to be filed pursuant to the registration rights agreement (to be entered into pursuant to Section 6(g) of the Stock Purchase Agreement) goes effective.

                    (iv) The Redemption will be effected pursuant to the redemption agreement attached as Exhibit A hereto ("Redemption Agreement").
                                                         --------------------
     The Redemption Agreement shall not include any representations, warranties or indemnities of any kind, except: (x) Company shall warrant that it has conveyed to Majority Shareholder its entire right, title and interest in TII, and (y) by the Stock Purchase Closing the MountainStar Assets shall have been released as security under the Credit Agreement; provided,
                                                                --------
     however, that Parent hereby agrees that in the event the lenders under the
     -------
     Credit Agreement are unwilling to release the MountainStar Assets as security for obligations being secured thereby, that Parent shall agree to provide such lenders with such guarantee of such obligations as they may request as a condition to granting such release.

                    (v) The Company agrees that in the event TII receives any invoice relating to cash expenditures by the Company or TII prior to the date of the MountainStar Redemption which were reflected on the books and records of the Company as an increase in the book value of TII and, consequently, in the TII Price, it shall pay over to TII within fifteen
     (15) days following receipt from TII of such invoice the amount thereof (it being understood that the Company shall not be responsible for any interest (other than interest which has been reflected as in increase in the book value of TII) or other liabilities arising out of the failure to have timely paid such invoice or otherwise or any other liabilities or obligations associated with the matters giving rise to such invoice).

               (c) Cancellation of the MountainStar Redemption. In the event
                   -------------------------------------------
that the closing price of Parent Common Stock on the NYSE on the Merger Closing Date is less than ten dollars ($10.00), then the MountainStar Redemption shall be cancelled and shall have no effect, and Majority Shareholder and the Company shall be returned to their respective positions immediately before the MountainStar Redemption as if such MountainStar Redemption had never occurred (the "Cancellation"), and the Redeemed Shares
                                    ------------
shall be purchased by Merger Sub prior to the Merger in accordance with the Stock Purchase Agreement.

          Section 7.16 Majority Shareholder Post-Redemption Covenants.
                       ----------------------------------------------

          Following the date of the Redemption, and continuing until such time that Parent exercises the TII Call, Majority Shareholder agrees as follows:

               (a) Exclusivity: Timeshare Interests. Majority Shareholder agrees
                   --------------------------------
that the Company shall have, subject to subsection (c) below, the exclusive right ("Exclusivity Right") to develop, market and sell Timeshare Interests (as
        -----------------
defined in Section 7.18 below) at MountainStar, including, without limitation,
(x) the right to develop "Units" (as such term is defined in the Declarations) located at MountainStar, (y) the right to market and sell anywhere in the United States Timeshare Interests relating to the right to own or use property located at MountainStar and (z) the right to have a sales office or sales representative on or at MountainStar for the purposes of marketing and selling Timeshare Interests relating to the right to own or use property anywhere in the United States or the world.

               (b) Right of First Offer: Low-End Fractional Interests. Majority
                   --------------------------------------------------
Shareholder agrees that the Company shall have a right of first offer with respect to becoming the exclusive developer, marketer and seller of Low-End Fractional Interests at MountainStar during the term of the Non-competition Agreement. Prior to commencing development of any plat at MountainStar that will include Low-End Fractional Interests, Majority Shareholder shall cause TII to first offer to Company the right to purchase and develop the pads slated for Low-End Fractional Interests pursuant to the then existing development plan by delivering to Company a notice (a "Low-End Fractional Notice") specifying: (i)
                                   -------------------------
the number and location of pads subject to the Low-End Fractional Notice, (ii) the price per pad (including without limitation, the utility hook-up fees, an estimated range for improvement fees, if any, payable in respect of such pads),
(iii) the TII Pad Cost (as defined below), and (iv) and latest date on which the closing of the sale of such pads must occur. Within thirty (30) days after it receives the Low-End Fractional Notice, Company must either (x) accept the offer reflected by the Low-End Fractional Notice by delivering to TII an acceptance notice, (y) deliver a notice to TII invoking the Low-End Fractional Valuation Procedure (as described below), or (z) do nothing. If Company does nothing, the right of first offer set evidenced by this subsection (b) shall terminate with respect to the pads covered by such Low-End Fractional Notice and any subsequent Low-End Fractional pads to be developed at MountainStar, and TII shall be permitted to develop, construct, market and sell Low-End Fractional Interests with respect to all such pads. If Company delivers an acceptance notice or invokes the Low-End Fractional Valuation Procedure, such action shall constitute an irrevocable obligation to purchase all the pads subject to such Low-End Fractional Notice on the terms in such notice, except as the price may be modified by the Low-End Fractional Valuation Procedure, and further represents an irrevocable commitment to develop, construct, market and sell such pads as Low-End Fractional Interests consistent with the schedule and requirements set forth in the then existing development plan for MountainStar. If Company fails to complete development and construction of the Low End Fractional pads within the schedule and requirements of the development plan, then in addition to any other rights available to TII, Company's right of first offer in this subsection
(b) shall terminate.

     The "TII Pad Cost" shall be TII's actual cost of such Timeshare Pads and
          ------------
Majority Shareholder agrees that in the event that the Company desires in good faith to offer a price lower than the TII Pad Cost after its receipt of the Low-End Fractional Notice, Majority Shareholder shall obtain the certification of Majority Shareholders independent accountants certifying that the TII Pad Cost equals TII's actual cost for such pads in accordance with GAAP; provided,
                                                                     --------
however, that in such event the Company's obligation to timely respond following
-------
delivery of the Low-End Fractional Notice shall be tolled during the period it takes to obtain such certification.

     The "Low-End Fractional Valuation Procedure" shall operate as follows: The
          --------------------------------------
notice by which Company invokes the Low-End Fractional Valuation Procedure shall set forth a price per pad pursuant to which Company will purchase the pads subject to the Low-End Fractional Notice. The price proposed by the Company shall not be less than the TII Pad Cost. If Company and TII are unable to come to agreement on within five (5) calendar days after TII's receipt of such notice from the Company, then each party shall within two (2) calendar days thereafter select a valuation designee, and those two persons shall, within five (5) calendar days of their appointment select a third person who is an MAI appraiser with more than 10 years of experience valuing real estate assets utilized for Timeshare Interest and Low-End Fractional Interest purposes (the "Selected
                                                                  --------
Appraiser"). TII and Company shall be permitted to provide Selected Appraiser
---------
with such information as it deems appropriate to justify the price proposed by such party. The Selected Appraiser shall, within fifteen (15) calendar days of his or her appointment, select either the price per pad proposed by TII in the Low-End Fractional Notice, or by Company in its notice invoking the Low-End Fractional Valuation Procedure. The Selected Appraiser shall not be permitted to select a price other than the price proposed by TII or by Company. The costs and expenses of the Selected Appraiser shall be borne by the party whose price is not selected.

               (c) If in fact a master planned resort development is developed upon the MountainStar property, upon satisfaction of the Offer Conditions (as defined below), TII shall deliver to Company a notice (a "Timeshare Notice")
                                                          ----------------
specifying the price per pad (the "Proposed Price") for 200 pads located in no
                                   --------------
less favorable a position than the location indicated on the preliminary master plan attached as Exhibit 7.16(c) hereto as the location for Timeshare Interests, including, without limitation, in terms of proximity to the planned "village green" and the percentage of such Timeshare Pads that border a golf course (the "Timeshare Pads"). The Proposed Price shall include sufficient detail to enable
 --------------
one to determine what portion of the price relates to utility hook-up fees and other non-land components of price, if any. The timeshare pads offered hereunder shall be subject to impact fees described below, CC&Rs and other restrictions applicable to such parcels as set forth in the applicable title report. Within forty-five days after it receives the Timeshare Notice, Company must either (x) accept the offer reflected by the Timeshare Notice by delivering to TII an acceptance notice, (y) refuse the offer reflected by the Timeshare Notice by delivering a notice to TII indicating same, or (z) do nothing. If Company refuses or does nothing, (i) TII shall be permitted to sell the Timeshare Pads to another Person (that is not a Subsidiary of Majority Shareholder or any affiliate of Majority Shareholder) for development, marketing and sale as Timeshare Interests; provided, however, such Timeshare Pads may not be sold at a
                     --------  -------
price less than the Proposed Price without first offering to Company a right to acquire such Timeshare Pads at the lower price offered to such third party, and
(ii), provided such third party completes construction of 200 units on such Timeshare Pads within the schedule on which the Company would have had to complete such units in order to retain its Exclusivity Right set forth herein, Company's Exclusivity Right shall terminate. Any re-offer of the Timeshare Pads to Company at a lower price shall again be by means of a Timeshare Notice, except that Company must either accept or reject such lower Proposed Price within 15 days after its receipt of the new Timeshare Notice. If Company delivers an acceptance notice to a Timeshare Notice, such action shall constitute an irrevocable obligation to (i) purchase all the pads subject to such Timeshare Notice, subject to satisfaction of the Purchase Conditions, on the terms in such notice and (ii) complete development and construction of 200 units on such Timeshare Pads in accordance with the following schedule: the Company will have, within twenty-four (24) months of the closing of the purchase of the Timeshare Pads, completed construction of one hundred (100) units and the Company will have, within forty-eight (48) months of the closing of the purchase of the Timeshare Pads, completed construction of an additional one hundred (100) units, in each case subject to appropriate delays arising out of any cause that is beyond the reasonable control of the Company which, despite the Company exercise of due diligence to prevent or overcome, prevents its performance of the obligations set forth in the previous sentence, including without limitation, strikes or other labor difficulties, acts of God, wars, earthquake, flood, explosion, fire, lightning, landslides, or similar cataclysmic event or Order imposed by Governmental Authorities (but, for the sake of clarity, not including: (a) economic hardship of the Company or (b) events attributable to negligence or willful misconduct, failure to comply with any Applicable Laws and Regulations, or any default by the Company under any construction agreement for the construction of the units to be built on the Timeshare Pads. If Company fails to complete development and construction of such 200 units in accordance with the foregoing schedule, Company's Exclusivity Right shall terminate (which loss of the Exclusivity Right shall, for the sake of clarity, constitute Majority Shareholder (and TII's) sole remedy for the Company's failure to have constructed Timeshare Interests on the Timeshare
Pads). If Company purchase the Timeshare Pads, its Exclusivity Right shall become irrevocable unless as set froth above it fails to complete construction of 200 units in accordance with the schedule set forth above.

               (d) The "Offer Conditions" consist of (i) receipt of permits
                        ----------------
sufficient to ensure (x) completion of utility hook-ups for the 200 pads, (y) accessible all weather roadways and (ii) certification by TII of a range of the cost of impact fees associated with such 200 units. The "Purchase Conditions"
                                                         -------------------
consist of: (i) existence of sewer, water and other utility plant capacity sufficient for the 200 units to be constructed on the Timeshare Pads and all utility hook-ups to property boundaries, (ii) completion of accessible all weather roads to the property boundaries, (iii) all entitlements for the 200 units to be constructed on the Timeshare Pads shall have been obtained by TII, and (iv) impact fees for the 200 units to be constructed on the Timeshare Pads shall have been determined and shall fall within the range indicated in the Timeshare Notice.

               (e) Majority Shareholder agrees that the covenants contained in Sections 7.16(a) and 7.16(c) run with the land and that Majority Shareholder shall cause TII to take whatever action is necessary to ensure that any purchaser or transferee of all or any portion of MountainStar or of TII, or any of their respective successors in interest, shall be bound by these restrictions and agreements; provided, however, that in the event that Majority Shareholder
                --------  -------
determines to sell all of TII (or its successor) or all or substantially all the assets comprising MountainStar to a third party (other than to a Subsidiary of Majority Shareholder or other Person in which Majority Shareholder or any Subsidiary of Majority Shareholder holds a significant interest or to any Person in which William Peare, Richard Wendt or Roderick Wendt holds a significant interest) at a time prior to the time at which it shall have delivered a Timeshare Notice then:

                    (i) TII shall first offer the Timeshare Pads to the Company at a price determined by TII by delivering a written notice to the Company. The proposed price shall include sufficient detail to enable one to determine what portion of the price relates to utility hook-up fees and other non-land components of price, if any. The Company shall then either
     (x) accept the offer reflected by the TII's notice by delivering to TII an acceptance notice, (y) refuse the offer reflected by the TII's notice by delivering a written notice to TII indicating same, or (z) if the Company believes the offered price is too high, it may counter-offer to purchase the Timeshare Pads at a lower price, in which case the parties shall then negotiate in good faith to reach agreement on a price for the Timeshare Pads. In the case of clause (z) above, in the event that the parties are unable to agree upon a price for the Timeshare Pads, a third-party designated by both parties shall within fifteen days of being so designated determine the fair market value for the Timeshare Pads and upon receipt of such value determination, TII shall have the right to determine whether to proceed with the procedure contemplated by this Section 7.16(e), and if within five days of such determination it has not delivered written notice of its election not to proceed, the Company shall then have the option, but not the obligation, to (A) agreeing in writing (the "Commitment") that it
                                                          ----------
     shall purchase the Timeshare Pads promptly following satisfaction of the Offer Conditions and the Purchase Conditions or (B) delivering a written notice to TII indicating that it elects not to make the Commitment; and

                    (ii) in the event that the Company delivers a notice pursuant to subsection (i)(y) above or elects not to make the Commitment, then an instrument, fully executed by the Company and placed in escrow immediately prior to the Redemption which shall be fully effective in effecting a release of the covenant on the land shall be released to Majority Shareholder in the event that Majority Shareholder enters into a binding written agreement for the sale of all or substantially all of TII (or its successor) or all or substantially all of MountainStar to a third party on or before the day which is eighteen (18) months after the date on which the Company shall have delivered the notice pursuant to which it declined to purchase the Timeshare Pads.

               (f) The Company's rights under this Section 7.16 may be assigned by the Company (and any of its affiliates to whom it shall have assigned such rights) to any one or more of its affiliates.

          Section 7.17 Eagle Crest and Running Y.
                       -------------------------

               (a) Majority Shareholder has two wholly owned Subsidiaries, Eagle Crest, Inc. ("ECI") and Running Y Resort, Inc. ("RYI"). ECI owns, develops and
              ---                                ---
operates a resort called the Eagle Crest Resort ("EC Resort") and RYI owns,
                                                  ---------
develops and operates a resort
called the Running Y Resort ("RY Resort"). There are currently Club Resorts
                              ---------
located at each of the EC Resort and the RY Resort. In addition, ECI, and RYI are parties to (i) the Acquisition Agreement (Eagle Crest Vacation Club), dated as of May 5, 2001, among ECI, RYI and Eagle Crest Vacation Club and the Company and the Club, (ii) the WorldMark Marketing Agreement, dated as of May 5, 2001, among the Company and ECI and RYI (the "EC Marketing Agreement"), and (iii) the
                                        ----------------------
Receivables Transfer Agreement, dated as of September 28, 2001, among ECI, RYI and the Company (the "Transfer Agreement"). Except as set forth on Schedule
                      ------------------
3.17, there are no other Contracts between, on the one hand, ECI and/or RYI, and on the other hand, the Company, any of its Subsidiaries or the Club.

               (b) Majority Shareholder agrees (i) to cause each of ECI and RYI to comply with its repurchase obligations under Section 6.2 of the EC Marketing Agreement and (ii) that the term "Licensing Fee" (as defined in EC Marketing Agreement) shall be amended effective from and as of the Stock Purchase Closing Date to delete the words "$350 for each new WorldMark Contract" therein and replace such words with the words "five percent (5%) of the purchase price (meaning the price payable for the purchase of the Vacation Credits being sold pursuant thereto) of each new WorldMark Contract" and (iii) that Majority Shareholder will pay to Parent any amounts that would be payable by ECI and RYI if their repurchase obligations under Section 1.4(b) of the Transfer Agreement, were not limited by the limitation on the Company's rights set forth in the
Section 1.4(a) of the Transfer Agreement or the first sentence of Section
1.4(c).

               (c) Majority Shareholder agrees that during the period of the non-competition provisions set forth in Section 7.18 below, except as permitted by the Marketing Agreement in respect of Vacation Credits and as provided in
Section 7.16(e) below, it shall not permit ECI or RYI to develop, market or sell any Timeshare Interests at the EC Resort or the RY Resort, and Majority Shareholder shall cause ECI and RYI to take whatever action is necessary to ensure that any purchaser or transferee of a portion comprising less than substantially all of EC Resort or RY Resort shall not develop, market or sell any Timeshare Interests at the EC Resort or the RY Resort, it being understood that any purchaser or transferee unaffiliated with Majority Shareholder (or with either Richard Wendt or Roderick Wendt) of all or substantially all of EC Resort or RY Resort, as the case may be, or of ECI or RYI, as the case may be, or any of their respective successors in interest, shall not be bound by these restrictions; provided, however, that in the case of any such transfer or
              --------  -------
purchase of all or substantially all of EC Resort or RY Resort, as the case may be, or of all or substantially all of ECI or RYI, as the case may be, Majority Shareholder agrees that the Company shall have the right to terminate (without regard to the notice provision contained therein) the EC Marketing Agreement as to the EC Resort or the RY Resort, as the case may be. The foregoing covenants shall not be understood to limit in any way the scope of the terms of Section
7.18 hereof or imply that the terms of Section 7.18 do not otherwise have the same consequences as the terms of this Section 7.17(c).

               (d) Parent agrees that notwithstanding the terms of the Non-competition Agreement, ECI and RYI shall be entitled to develop, market and sell Low-End Fractional Interests at the EC Resort and the RY Resort, respectively, to the extent to which Low-End Fractional Interests could be built today given the amount of land owned by each of ECI and RYI, as of the date hereof

               (e) Parent agrees that in the event that the EC Marketing Agreement is terminated after the Stock Purchase Closing Date by the Company without cause pursuant to a written notice of termination delivered by the Company thereunder, then the terms of the Non-competition Agreement shall not apply in respect of the development, marketing or sale by ECI and RYI of Timeshare Interests at the EC Resort and the RY Resort, respectively, to the extent to which Timeshare Interests could be built today given the amount of land owned by each of ECI and RYI, as of the date hereof.

               (f) Majority Shareholder agrees that it shall not, and shall not permit any of its Subsidiaries to, propose or vote for any change in any master or other condominium (or similar) declaration or ancillary document relating to the properties at the EC Resort that would result in the current transient use of the Club's units located there being prohibited or restricted.

          Section 7.18 Non-competition.
                       ---------------

               (a) For a period of five (5) years after the Stock Purchase Closing Date, each of Majority Shareholder and Richard Wendt and Roderick Wendt agrees that, except and only to the extent permitted (A) in respect of Majority's Shareholder's Subsidiaries by the provisions of Section 7.17(d) hereof and, (B) in respect of the MountainStar Assets, provided the Cancellation has not occurred or the MountainStar Call has not been not exercised, by the provisions of Section 7.16(b) hereof, it or he, as the case may be, will not and, in the case of Majority Shareholder will cause its Subsidiaries not to, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be in any manner connected with, lend the name of Majority Shareholder or of any of its Subsidiaries or any similar name to, lend its or his (or in the case of Majority Shareholder, any of its Subsidiary's) credit to, any business whose products or activities that compete in whole or in part with timeshare business of the Company, anywhere within the United States, western Canada or Australia, (including, without limitation, rendering to any such business or Person engaged in any such business any services or advice consisting of developing, building, designing, managing, selling (or assisting in the development, design, management, marketing or selling of) any Timeshare Interests or Low End Fractional Interests, but not including, for the sake of clarity, the provision of golf course design or construction services), it being understood for these purposes that the timeshare business is comprised of the development, construction, marketing and/or sales of (x) any product entitling the possessor thereof to (based on the initial purchase of such product) less than four (4) weeks (or the equivalent of less than four (4) weeks worth) of ownership rights in respect of or right to use any real estate (or other property use of which is made available to the purchaser of such products), whether marketed or sold in the form of weeks, undivided interests, points or credits, whether in deeded or undeeded form, and whether in a continuous duration or aggregate duration in any one (1) year (it being understood that the ability of the holder or owner of such product to borrow or bank time in respect of different years shall not be considered in calculating such four (4) week time period) ("Timeshare Interests") and (y) any product (A) entitling the
               -------------------
possessor thereof to four (4) weeks or less of ownership rights in respect of or right to use any real estate (or other property use of which is made available to the purchaser of such products), whether marketed or sold in the form of weeks, undivided interests, points or credits, and whether in deeded or undeeded form, which (B) has a retail sales price (net of taxes and customary charges and fees) of not more than sixty thousand dollars ($60,000.00) ("Low-End Fractional
                                                             ------------------
Interests"). Timeshare Interests and Low-End Fractional Interests shall not be
---------
deemed to include customary hotel operations.

Notwithstanding the foregoing, Majority Shareholder may (I) purchase or otherwise acquire up to (but, except in the case of shares of Parent Common Stock, not more than) four and nine tenths percent (4.9%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act and (II) engage in development and construction activities towards the creation of Timeshare Interests and Low-End Fractional Interests on the approximately 2600 acre parcel of land near the EC Resort in respect of which ECI currently owns an option to purchase. Each of Majority Shareholder and Richard Wendt and Roderick Wendt agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

               (b) Except as may be expressly set forth herein, each of Majority Shareholder, Richard Wendt and Roderick Wendt agrees not to directly or indirectly take any actions or act in concert with any one who takes an action (including the failure to take a reasonable action) such that the resulting effect is inconsistent with the material terms herein.

               (c) In the event of a breach by Majority Shareholder of any covenant set forth in Section 7.18(a) hereof, the term of such covenant will be extended by the period of the duration of such breach.

               (d) If any provision of this or the preceding Section is found not to be enforceable in accordance with its terms because of the duration of such provision of the scope of activities covered thereby, the parties agree that the judge, arbitrator, or other entity making such determination will have the power to reduce the duration or scope of such provision, and in its reduced form such provision shall enforceable. The parties agree that a breach of this or the preceding Section will cause irreparable damage to Parent or the Company and, upon any such breach, Parent shall be entitled to injunctive relief, specific performance, or other equitable relief; provided, however, that the
                                                 --------  -------
foregoing remedies will in no way limit any other remedies that Parent or the Company may have.

                                  ARTICLE VIII

                                   TAX MATTERS

          Section 8.1 Tax Indemnification.
                      -------------------

               (a) The Majority Shareholder shall indemnify, defend and hold harmless all Indemnified Persons from and against, and will reimburse all Indemnified Persons for, any and all Tax Damages (as defined below) arising out of or relating or attributable to (without duplication):

                    (i) Taxes imposed on the Company or any of its Subsidiaries under section 1.1502-6 of the Treasury Regulations (and corresponding provisions of state, local or foreign Law) as a result of being a member of any federal, state, local or foreign consolidated, unitary, combined or similar group of which the Majority Shareholder or any of its Subsidiaries (other than the Company or its Subsidiaries) is or was the common parent;

                    (ii) the Company and its Subsidiaries being treated as members of a Federal, state, or local consolidated, combined, unitary or similar group of which the Majority Shareholder or any of its Subsidiaries (other than the Company or its Subsidiaries) is or was the common parent for any taxable period ending in 1999, 2000, 2001 or 2002;

                    (iii) Transfer Taxes imposed on the Company or any of its Subsidiaries relating or attributable to the transactions contemplated pursuant to Section 7.15(b);

                    (iv) Taxes imposed on the Company and its Subsidiaries under
     Section 541 of the Code (and corresponding provisions of state and local law) for any period (or portion thereof) ending on or before the Effective Time but only to the extent that such Tax Damages (together with all Tax Damages resulting from Section 8.1(a)(v)) exceed $1,000,000;

                    (v) in the event that the applicable Taxing authority determines that the Company and/or any of its Subsidiaries should file separate or non-consolidated income Tax Returns, or the Company and/or any of its Subsidiaries file separate or nonconsolidated income Tax Returns for taxable periods ending on or prior to the Stock Purchase Closing Date (in each case, for which the Company and/or any its Subsidiaries had previously filed as part of a consolidated, combined, unitary or similar group for such period), improper inclusion of the Company and/or any of its Subsidiaries as members of a Federal, state or local consolidated, combined, unitary or similar group but only to the extent that such Tax Damages (together, with all Tax Damages resulting from Section 8.1(a)(iv)) exceed $1,000,000; and

                    (vi) the breach by the Majority Shareholder or the failure of the Majority Shareholder to perform (or cause to have performed) any of the covenants made by it or agreements entered into pursuant to this Agreement that relate to Taxes.

                (b) Certain Tax Benefits.
                    --------------------

                    (i) Subject to Section 8.1(b)(iii), no later than 45 days after the filing of an income Tax Return of the Company or any of its Subsidiaries, or any consolidated, combined, unitary or similar income Tax Return of Parent or its Subsidiaries which includes the Company and or any of its Subsidiaries as members of such consolidated, combined, unitary or similar group (in each case, for tax years ending December 31, 2001 and thereafter), subject to Section 8.6(b), Parent shall pay to the Majority Shareholder the amount, if any, of Company Tax Benefits Actually Realized by any of Parent, its Subsidiaries, the Company or its Subsidiaries with respect to such Tax years ending December 31, 2001 and thereafter.

                    (ii) For purposes of this Agreement, "Company Tax Benefit"
                                                          -------------------
     shall mean the sum of the amounts by which the actual Tax liability

     (after giving effect to the alternative minimum or similar Tax) of a corporation to the appropriate Taxing authority is reduced by or as a result of a deduction relating to any net operating loss carryover of the Company or any of its Subsidiaries, any alternative minimum tax net operating loss carryover of the Company or any of its Subsidiaries or any capital loss carryover of the Company or any of its Subsidiaries, or any offset relating to any credit carryover of the Company or any of its Subsidiaries and any increase in the basis of an asset of the Company or any of its Subsidiaries, in each case, that exists solely as a result of the Company and its Subsidiaries being required to file separate income Tax Returns (rather than consolidated, combined, unitary or similar Tax Returns) for taxable years ending December 31, 1999 and December 31, 2000 (each such Tax attribute, a "Company Tax Attribute"). For purposes of this
                                  ---------------------
     Agreement, a Company Tax Benefit shall be deemed to be "Actually Realized" at the time of the filing of a Tax Return on which a Company Tax Attribute is applied to reduce the amount of Taxes which would otherwise be payable.

                    (iii) Notwithstanding anything to the contrary contained in this Agreement, the amount Parent shall be required to pay to the Majority Shareholder pursuant to Section 8.1(b)(i) shall not exceed the Tax Damages paid by the Majority Shareholder to Parent pursuant to Section 8.1(a)(v).

               (c) For purposes of this Agreement, "Tax Damages" shall mean all
                                                    -----------
Taxes and all damages relating to the utilization by the Majority Shareholder and its Subsidiaries of Tax attributes of the Company and/or any of its Subsidiaries and, in each case, all related reasonable attorney's, accountant's and similar fees and expenses.

          Section   8.2 Tax Cooperation.
                        ---------------

               (a) Each of Majority Shareholder and Parent agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records and the reasonably requested assistance of its employees or representatives) relating to the Company and/or any Subsidiary of the Company as is reasonably requested for the filing of any Tax Returns, for the response to or preparation for any audit, or for the prosecution or defense of any Tax Claim. Any information obtained under this Section 8.2 shall be kept confidential except (i) as may otherwise be necessary in connection with the filing of Tax Returns, the prosecution or defense of any Tax Claim, or the conducting of any audit or other proceeding or
(ii) as consented to by Majority Shareholder or Parent, as the case may be.

               (b) Parent shall not permit the Company or any of its Subsidiaries, subject to Section 8.2(e) and Section 8.3, to make or change any Tax election or amend any Tax Return (other than with respect to the carryback of a Tax Attribute from a period ending after the Stock Purchase Closing Date) if and only to the extent such election or amendment specifically relates to Taxes for which the Majority Shareholder has agreed to indemnify Parent pursuant to Section 8.1 of this Agreement, without the consent of the majority Shareholder not to be unreasonably withheld.

               (c) Subject to Section 8.2(d), Majority Shareholder shall not, and Parent shall not be required by Majority Shareholder to, amend any Tax Return of or relating to the Company or any Subsidiary.

               (d) Ruling Request
                   --------------

                    (i) Majority Shareholder shall provide to Parent all (A) supplements, documents and other written information ("Ruling Request Materials") to be submitted or provided to the IRS) and (B) any written requests, documents or other information (including any private letter ruling) received from the IRS ("IRS Materials"), in each case, in
                                     -------------
     connection with the "Request for Relief under Treasury Regulation Section 301.9100-3" by the Majority Shareholder dated February 19, 2002 (the "Ruling Request"), provided, however, that Majority Shareholder shall be
      --------------    --------  -------
     entitled to redact any information contained in any Ruling Request Materials or IRS Materials that directly or indirectly disclose confidential information of Majority Shareholder.

                    (ii) To the extent that the IRS rules favorably in respect of the Ruling Request, Parent shall cause the Company and its Subsidiaries to furnish to Majority Shareholder, upon request and as promptly as reasonably practicable, such information (including reasonable access to books and records and the reasonably requested assistance of its employees or representatives) relating to the Company and/or any of its Subsidiaries as is reasonably requested for the filing of any consolidated, unitary, combined or similar Tax Return (for any taxable period ending in 1999, 2000, 2001 and 2002) of which Majority Shareholder is the common parent, and thereafter Majority Shareholder, as soon as reasonably practicable, shall provide to Parent copies of each of the pro forma Tax Returns of each of the Company and its Subsidiaries to be included in such Majority Shareholder's U.S. federal consolidated (and any applicable state or local combined, unitary or similar) income Tax Return. If any request by the Majority Shareholder to the Company and/or any of its Subsidiaries pursuant to this Section 8.2(d)(ii) requires the Company or any of its Subsidiaries to incur accountant's and similar fees and expenses (other than such fees and expenses incurred in the ordinary course), the Majority Shareholder shall pay such fees and expenses as such fees and expenses are incurred.

               (e) To the extent that the IRS does not rule favorably in respect of the Ruling Request, Parent shall provide to the Majority Shareholder all separate or non-consolidated income Tax Returns to be filed by the Company or its Subsidiaries for taxable periods ending in 1999 and 2000 at least 10 business days prior to such filing. The Company and/or its Subsidiaries shall not file such Tax Returns without the consent of the Majority Shareholder, which consent shall not be unreasonably withheld or delayed. If the Majority Shareholder disputes any item on such Tax Return, it shall notify Parent (by written notice within ten days of receipt of such Tax Returns) of such disputed item (or items) and the basis for its objection. The parties hereto shall act in good faith to resolve any such dispute prior to the date on which the Tax Return is required to be filed. If the parties hereto cannot resolve any disputed item, the item in question shall be resolved by a nationally recognized independent accounting firm acceptable to both the Majority Shareholder and Parent (the "Tax
                                                                             ---
Accountant") in
----------
accordance with the standards set forth in this Section 8.2(e) and as promptly as practicable. The fees and expenses of the Tax Accountant shall be borne by the Majority Shareholder, provided, however, that Parent shall pay to Majority
                          --------  -------
Shareholder (no later than 10 days after payment by the Majority Shareholder of such fees and expenses) a number of shares of Parent Common Stock, rounded down to the nearest whole share, equal to the quotient determined by dividing (i) one-half of the fees and expenses of the Tax Accountant that are payable by the Majority Shareholder under this Section 8.2(e) by (ii) the Tax Average Trading Price.

               (f) Certain Refunds. If Majority Shareholder (or any of its
                   ---------------
affiliates) or the Company (or any of its affiliates) receives (the receiving party, the "Refund Recipient") any refund or credit of California income or
            ----------------
franchise Taxes for taxable years in which Majority Shareholder and the Company were members of a California combined (or similar) group, the Refund Recipient shall notify the other party in writing upon receipt by the Refund Recipient of such refund or credit, and shall pay in immediately available funds to the other party such party's equitable portion of the refund or credit received.

          Section 8.3 Tax Audits.
                      ----------

               (a) After the Stock Purchase Closing Date, each of Parent, on the one hand, and the Majority Shareholder, on the other hand ("Recipient"), will
                                                            ---------
promptly notify the other party in writing upon receipt by the Recipient or any of its Affiliates (including in the case of the Parent, the Company or any of its Subsidiaries) of any written notice of any pending or threatened audit or assessment, suit, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar Claim received by the Recipient or any of its Affiliates from any Tax authority or any other party with respect to Taxes for which the Majority Shareholder is liable pursuant to Section 8.1 (any such claim, a "Tax Claim"); provided, however, that a failure by Parent to give such
          ---------    --------  -------
notice will not affect Parent's or the Company's (or an Indemnified Person's) rights to indemnification under Section 8.1 unless and to the extent that the Majority Shareholder demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

               (b) In any Tax Claim involving any asserted liability for which the Majority Shareholder may be required to indemnify Parent pursuant to Section 8.1, the Majority Shareholder may elect to control the conduct of such Tax Claim, through counsel of the Majority Shareholder's own choosing and at the Majority Shareholder's own expense and with the participation of Parent. If the Majority Shareholder desires to elect to control any such Tax Claim, the Majority Shareholder shall within 10 calendar days of receipt of the notice of asserted Tax liability notify Parent in writing of its intent to do so. If the Majority Shareholder properly elects to control such Tax Claim, then the Majority Shareholder shall have all rights to settle, compromise and/or concede such asserted liability and Parent shall reasonably cooperate and shall cause the Company and each of its Subsidiaries to reasonably cooperate in each phase of such Tax Claim; provided, however, that the Majority Shareholder shall not
                   --------  -------
settle, compromise and/or concede such asserted liability without the consent of Parent, not to be unreasonably withheld or, if such settlement, compromise or concession could increase the Tax liability of any of Parent (or any of its Affiliates) or the Company or any of its Subsidiaries for any other taxable period without the consent of Parent. If the Majority Shareholder does not elect to control a Tax Claim pursuant to this Section 8.3(b) (or, after assuming control, the Majority Shareholder fails to reasonably defend against such Tax Claim), Parent or the Company (or any Subsidiary) may,
without affecting its or any other indemnified party's rights to indemnification under this Article VIII, assume and control the defense of such Tax Claim with participation by the Majority Shareholder (at the Majority Shareholder's expense); provided, however, that Parent may not settle or compromise such Tax
          --------  -------
Claim without the consent of the Majority Shareholder, which consent shall not be unreasonably withheld.

          Section 8.4 Transfer Taxes.
                      --------------

               (a) The Majority Shareholder shall pay or cause to be paid all sales, use, real property transfer, real property gains, transfer, stamp, registration, documentary, recording or similar Taxes together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto (collectively, "Transfer Taxes"), if any, incurred in
                                     --------------
connection with the transactions contemplated by the Stock Purchase Agreement. The Majority Shareholder will be responsible for preparing and timely filing (and Parent will cooperate with the Majority Shareholder, at the Majority Shareholder's expense, in preparing and filing) any Tax Returns required with respect to any such Transfer Taxes. The Majority Shareholder will provide to Parent a true copy of each such Tax Return as filed and evidence of the timely filing thereof.

               (b) The Majority Shareholder shall pay all Transfer Taxes, if any, incurred in connection with the transaction contemplated by Section 7.15(c) of this Agreement; provided, however, that Parent shall pay to Majority
                   --------  -------
Shareholder (no later than 10 days after payment by the Majority Shareholder of such Transfer Taxes) a number of shares of Parent Common Stock, rounded down to the nearest whole share, equal to the quotient determined by dividing (i) one-half of the Transfer Taxes that are payable by the Majority Shareholder pursuant to this Section 8.4(b) by (ii) the Tax Average Trading Price.

          Section 8.5 Tax Sharing Agreements.
                      ----------------------

          As of the Stock Purchase Closing, all Tax Sharing Agreements, written or unwritten, with respect to or involving any of the Company and/or any Subsidiary shall be terminated and, after the Stock Purchase Closing Date, the Company and each Subsidiary shall not have any further rights or obligations under any such agreement.

          Section 8.6 Payments.
                      --------

               (a) Subject to 8.6(b), any amounts owed by any party to any other party under this Article VIII shall be paid in cash within five (5) days' notice from such other party. Any amounts that are not paid within such five (5) day period (or as otherwise set forth herein) shall accrue interest at an annual rate of eight percent (8%) per year.

               (b) Notwithstanding anything to the contrary contained in this
Article VIII, any payment by Parent to the Majority Shareholder pursuant to
Section 8.1(b) shall be paid solely in Parent Common Stock. The number of shares of Parent Common Stock payable by Parent pursuant hereto shall equal the number of shares of Parent Common Stock, rounded down to the nearest whole share, equal to the quotient determined by dividing (i) amount that would otherwise be payable by Parent to Majority Shareholder pursuant to Section 8.1(b) by (ii) the Tax Average Trading Price. For purposes of this Agreement, the "Tax Average
                                                                -----------
Trading Price" shall
-------------
mean the arithmetic average of the 4:00 p.m. eastern Time closing sales prices of Parent Common Stock reported on the NYSE Composite Tape for the ten (10) consecutive Trading Days ending on (and including) the second Trading Day immediately prior to, and excluding, the date that the payment by Parent to Majority Shareholder is required to be made pursuant to Section 8.1(b).

          Section 8.7 Conflicts; Survival.
                      -------------------

          Notwithstanding any other provision of this Agreement to the contrary, the obligations of the parties hereto set forth in this Article VIII shall: (a) be unconditional and absolute and (b) remain in full force and effect indefinitely. In the event of a conflict between this Article VIII and any other provision of this Agreement, this Article VIII shall govern and control.

          Section 8.8 Tax Treatment of Indemnification Payment.
                      ----------------------------------------

          The parties hereto agree to treat any payment made pursuant to this
Article VIII and Article IX as an adjustment to the Purchase Price (as defined in the Stock Purchase Agreement), or as a contribution to capital, for all Tax purposes.

                                   ARTICLE IX

                            INDEMNIFICATION; REMEDIES

          Section 9.1 Survival.
                      --------

          The representations and warranties set forth in Articles III, IV and V (including, without limitation, in the Schedule and the Majority Shareholder Schedule) shall expire at the Stock Purchase Closing Date (at the time of the Stock Purchase Closing), except, solely for purposes of Section 9.2(c) below, for the representations and warranties in Section 3.13. All covenants and obligations of Majority Shareholder set forth in Sections 7.14, 7.15, 7.16, 7.17 and 7.18 and in Articles VIII and this Article IX shall survive the Stock Purchase Closing. All other covenants and obligations set forth in this Agreement shall not survive the Stock Purchase Closing, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Stock Purchase Closing. The right to indemnification, payment of Damages or other remedy will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Stock Purchase Closing Date. The waiver of any condition based on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy.

          Section 9.2 Indemnification and Payment of Damages by Majority
                      --------------------------------------------------
Shareholder.
-----------

          Subject to the limitations set forth in Section 9.4 below, Majority Shareholder will indemnify, defend and hold harmless Parent, Merger Sub, the Company and their respective Representatives, shareholders or stockholders, controlling persons, and affiliates and any of their successors or assigns (collectively, the "Indemnified Persons") for, and will pay to the
                    -------------------

Indemnified Persons the amount of, any loss, liability, claim, damage , judgment, settlement and expense (including interest and penalties recovered by a third party with respect thereto, and reasonable attorneys', consultants' and accountants' fees and expenses incurred in the investigation and defense of any of the same or in asserting, preserving or enforcing any of the rights under this Article IX or Article VIII, including with respect to Section 9.2(c), any costs and expenses associated with investigatory or remedial action), whether or not involving a third-party claim (collectively, "Damages"), directly or
                                                  -------
indirectly resulting from, arising out of or incurred in connection with:

               (a) any breach by Majority Shareholder of any of its covenants or obligations contained in the Agreement (including without limitation in Sections 7.14, 7.15, 7.16, 7.17 and 7.18 and in Article VIII hereof);

               (b) any and all Damages incurred by Parent or the Surviving Corporation or any of their respective Subsidiaries arising under or relating to
(i) any Plan sponsored or maintained by the Majority Shareholder or any of its Subsidiaries other than the Company and its Subsidiaries (or any plan, agreement, arrangement which should have been listed under the heading "JELD-WEN, Inc. Sponsored Plans" on Schedule 3.4(c) but was not so listed) other than Damages arising under a Plan that is extended to Company Employees pursuant to Section 7.11(c)(i); or (ii) the participation of any employee, officer or director of the Company or any of its Subsidiaries (including for these purposes the Clubs) prior to the Stock Purchase Closing in any such Plan (or any plan, agreement, arrangement which should have been listed under the heading "JELD-WEN, inc. Sponsored Plans" on Schedule 3.4(c) but was not so listed) (regardless of the manner in which any suit or claim of violation may be brought under any applicable foreign, federal, state or local law, common law, statute, rule or regulation as a result of such participation) (including actions or omissions by Majority Shareholder in respect of Plans (or any plan, agreement, arrangement which should have been listed under the heading " JELD-WEN, inc. Sponsored Plans" on Schedule 3.4(c) but was not so listed) maintained by Majority Shareholder for the benefit of such employees, officers or directors);

               (c) (i) the events, circumstances, and conditions described in Schedules 3.13 ; (ii) any pollution or threat to human health or the environment that is related in any way to the Company's, any of its Subsidiaries (including for purposes of this Section Article IX, the Clubs) or Majority Shareholder's or any other owner's or operator's management, use, control, ownership or operation of the Company or any of its Subsidiaries, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, and that occurred, existed, arises out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the Stock Purchase Closing Date, whether or not the pollution or threat to human health or the environment is described in Schedules 3.13; (iii) any Environmental Claim against the Company or any of its Subsidiaries or any person or entity whose liability for such Environmental Claim the Company or its Subsidiaries or Majority Shareholder has assumed or retained either contractually or by operation of law that arises out of conditions or circumstances that occurred or existed, or were caused, in whole or in part, on or before the Stock Purchase Closing Date; and (iv) the breach of any environmental representation or warranty set forth in Sections 3.13, in the case of each of the foregoing clauses (i) through (iv), only insofar as such Damages relate to or arise out of the EC Resort or the RY Resort; provided, however, that Majority Shareholder
                                --------  -------
shall have such indemnification obligations for the matters listed on Exhibit 9.2(c) only to the extent the amounts spent on such matters exceed the

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

dollar amounts set forth on Exhibit 9.2(c); and provided, further, however, that
                                                --------  -------  -------
Majority Shareholder shall not have any indemnification obligations under this
Section 9.2(c) to the extent that the conditions or Claims subject to indemnification relate solely to the above-ground Improvements or Club Improvements which were initially constructed by or on behalf of the Company at the EC Resort or the RY Resort; and

               (d) unless the Call is voluntarily exercised by the Company (it being understood, for the sake of clarity, that the Cancellation shall not be considered a voluntary exercise of the MountainStar Call), any and all Damages suffered by any Indemnified Person in respect of any third party claim (whether relating to facts in existence or events occurring before or after the Stock Purchase Closing) brought arising out of or relating to TII or MountainStar or for any breach of the representations and warranties set forth in the second sentence of Section 7.15(a)(i); provided, however, that Majority Shareholder
                                --------  -------
shall not be required to pay over to the Company (or any other Indemnified Person) the amount owing in respect of any invoice received by the Company or any of its Subsidiaries from and after the date of the MountainStar Redemption in respect of any cash expenditures by the Company or TII prior to the date of the MountainStar Redemption which were reflected on the books and records of the Company as an increase in the book value of TII and, consequently, in the TII Price; provided, further, however, that, in the event of the Cancellation,
       --------  -------  -------
Majority Shareholder shall not have any obligation under this Section 9.2(d) for matters resulting from events which arise after the Cancellation Date.

               (e) Any and all Damages suffered by any Indemnified Person in respect of any litigation, legal action, arbitration proceeding or demand, claim or investigation referred to on Exhibit 9.2(e).

          The remedies provided in this Section 9.2 will not be exclusive of or limit any other remedies that may be available to Parent or the other Indemnified Persons.

          Majority Shareholder hereby irrevocably waives any and all right of recourse against the Company or and Company Subsidiary (including for such purposes the Club) with respect to any representation, warranty, indemnity or other agreement or action made by or pursuant to this Agreement. Majority Shareholder shall not be entitled to any contribution from, subrogation to or recovery against the Company or and Company Subsidiary (including for such purposes the Club) with respect to the liability of Majority Shareholder that may arise under or pursuant to this Agreement.

          Section 9.3 Time Limitations.
                      ----------------

          The indemnification obligations under Sections 9.2(b) hereof shall survive until the second anniversary of the date of this Agreement. The indemnification obligations under Sections 9.2(c) hereof shall survive until the third anniversary of the date of this Agreement. The indemnification obligations under Section 9.2(a), 9.2(d) and 9.2(e) hereof shall survive until the expiration of the applicable statute of limitations. No indemnification claim may be asserted under this Article IX by any Indemnified Person after the expiration of the applicable indemnification period; provided, however, that claims in writing by any Indemnified Person with reasonable specificity prior to the expiration of the applicable indemnification period shall not thereafter be barred by the expiration of the applicable indemnification period.

          Section 9.4 Procedure for Indemnification -- Third Party Claims.
                      ---------------------------------------------------

               (a) Promptly after receipt by an indemnified party under Section
9.2 of notice of the commencement of any Proceeding against it, such Indemnified Person will, if a claim is to be made against an Indemnified Person under such Section, give notice to the Majority Shareholder of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the Majority Shareholder of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

               (b) If any Proceeding referred to in Section 9.4(a) is brought against an Indemnified Person and it gives notice to Majority Shareholder of the commencement of such Proceeding, Majority Shareholder will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes ((i) unless (x) Majority Shareholder is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (y) Majority Shareholder fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding and (ii) except in the case of Section 9.2(e)), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Person and, after notice from Majority Shareholder to the Indemnified Person of its election to assume the defense of such Proceeding, Majority Shareholder will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article IX for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person(s) in connection with the defense of such Proceeding, other than reasonable costs of investigation. If Majority Shareholder assumes the defense of a Proceeding, (i) no compromise, settlement or consent to the entry of judgment in respect of such claims may be effected by the indemnifying party without the Indemnified Person(s)' consent unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person(s), (B) the sole relief provided is monetary damages that are paid in full by Majority Shareholder and (C) such compromise, settlement or consent to the entry of judgment includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person(s) a release from all liability with respect to such claims; and (ii) the Indemnified Person(s) will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to Majority Shareholder of the commencement of any Proceeding and the Majority Shareholder does not, within fifteen (15) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, Majority Shareholder will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person.

               (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to Majority Shareholder, assume the exclusive right to defend, compromise, or settle such Proceeding, but Majority Shareholder will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably

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

withheld).

               (d) Majority Shareholder hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought by a third party against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Majority Shareholder with respect to such a claim anywhere in the world.

          Section 9.5 Procedure for Indemnification -- Other Claims.
                      ---------------------------------------------

          A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

          Section 9.6 Conflicts.
                      ---------

          Notwithstanding anything to the contrary contained in this Agreement, this Article IX shall have no application with respect to any matter that is governed by Article VIII. In the event of a conflict between Article VIII and this Article IX, Article VIII shall govern and control.

                                   ARTICLE X

                                   CONDITIONS

          The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Merger Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:

               (a) If required by applicable Law, the Company shall have obtained the Company Shareholder Approval.

               (b) The Form S-4 shall have become effective under the Securities Act and no stop order or proceedings seeking a stop order shall have been entered or be pending by the SEC;

               (c) The shares of Parent Common Stock issuable to the Company's shareholders as contemplated by Article II shall have been approved for listing on the NYSE, subject to official notice of issuance;

               (d) Statutes; Court Orders. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in
                                                     ----------
effect restraining or prohibiting the consummation of the any of the Merger; and

               (e) At least a majority of the then outstanding shares of Company Common Stock shall have been purchased by Merger Sub pursuant to the Stock Purchase Agreement.

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

                                   ARTICLE XI

                                   TERMINATION

          Section 11.1 Termination.
                       -----------

          This Agreement may be terminated and the Transactions may be abandoned at any time before the Appointment Time, whether before or, in the event Company Shareholder Approval is required in accordance with applicable Law in order to consummate the Merger, after Company Shareholder Approval has been obtained (and regardless of the time that may have elapsed since the event giving rise to the right to terminate hereunder):

               (a) Prior to the Appointment Time, by mutual written consent of Parent and the Company; or

               (b) By either Parent or the Company,

                    (i) if a Governmental Authority shall have issued a non-appealable final order, decree or ruling or taken any other non-appealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                    (ii) if Parent or Majority Shareholder shall have terminated the Stock Purchase Agreement (other than any such termination pursuant to Section 10(a)(vii), Section 10(a)(ii)(x) (in the case where the Company shall have breached any of its representations, warranties, covenants or agreements), or Section 10(a)(ii)(y) (if the Company has failed to fulfill any of its covenants and agreements hereunder and such failure contributed to the failure of the Stock Purchase to be consummated by the date set forth in Section 10(a)(ii)(y))); or

               (c) By Parent, if Parent shall have terminated the Stock Purchase Agreement pursuant to Section 10(a)(vi), Section 10(a)(ii)(x) (in the case where the Company shall have breached any of its representations, warranties, covenants or agreements) or Section 10(a)(ii)(y) (if the Company has failed to fulfill any of its covenants and agreements hereunder and such failure contributed to the failure of the Stock Purchase to be consummated by the date set forth in Section 10(a)(ii)(y)); or

               (d) By the Company, if Majority Shareholder shall have terminated the Stock Purchase Agreement pursuant to Section 10(a)(v); or

               (e) By the Company or Parent, if Majority Shareholder shall have terminated the Stock Purchase Agreement pursuant to Section 10(a)(iv) thereof.

          Section 11.2 Effect of Termination. In the event of the termination of
                       ---------------------
this Agreement as provided in Section 11.1, written notice thereof shall forthwith be given to the other party or parties in accordance with Section 12.3, specifying the provision hereof pursuant to which such termination is made, and except for the last three sentences of
Section 3.1(c), the last sentence of Section 7.5(a), this Section 11.2 and
Article XII, this Agreement shall forthwith become null and void; provided,
                                                                  --------
however, that termination of this Agreement shall not relieve any party from
-------
liability for any breach of this Agreement.

                                  ARTICLE XII

                                 MISCELLANEOUS

          Section 12.1 Amendment; Modification and Waiver.
                       ----------------------------------

          Subject to applicable Law and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective boards of directors or equivalent governing bodies, but, after the Stock Purchase Closing Date, no amendment shall be made which decreases the Merger Consideration and, after the approval of this Agreement by the shareholders, no amendment shall be made which by Law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          Section 12.2 Expenses.
                       --------

          Except as expressly set forth in Section 11.2(b), all fees, costs and expenses incurred in connection with this Agreement, the Shareholders Agreement and the Transactions shall be paid by the party incurring such fees, costs and expenses.

          Section 12.3 Notices.
                       -------

          All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to Parent or Merger Sub, to:

                       Cendant Corporation
                       9 West 57th Street
                       New York, NY 10019
                       Attention:     General Counsel
                       Telephone:     (212) 413-1836
                       Facsimile:     (212) 413-1922

                       with a copy (which shall not constitute notice) to:

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

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       Four Times Square
                       New York, NY 10036-6522
                       Attention:     David Fox, Esq.
                       Telephone:     (212) 735-3000
                       Facsimile:     (212) 735-2000

               (b)  if to the Company, to:

                       Trendwest Resorts, Inc.
                       9805 Willows Road
                       Redmond, WA 98052
                       Attention:     Timothy O' Neil
                       Telephone:     (425) 498-2557
                       Facsimile:     (425) 498-3050

                       with a copy to
                       Attention: Andy Bott
                       Telephone:     (425) 498-2676
                       Facsimile:     (425) 498-3059

                       with a copy (which shall not constitute notice) to:

                       Heller Ehrman White & McAuliffe LLP
                       701 Fifth Avenue, Suite 6100
                       Seattle, WA 98104-7098
                       Attention:     David R. Wilson
                       Telephone:     (206) 447-0900
                       Facsimile:     (206) 447-0849

               (c)  if to Majority Shareholder, to:

                       JELD-WEN, inc.
                       3250 Lakeport Boulevard
                       P.O. Box 1329
                       Klamath Falls, OR 97601-0268
                       Attention:     General Counsel
                       Facsimile:     (541) 885-7447

                       with a copy (which shall not constitute notice) to:

                       Foster Pepper & Shefelman PLLC
                       111 Third Avenue, 34/th/ Floor
                       Seattle, WA 98101
                       Attention:     Lucas D. Schenck

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

                       Telephone:     (206) 447-4400
                       Facsimile:     (206) 447-9700

          Section 12.4 Interpretation.
                       --------------

          When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The table of contents is for convenience of reference only, does not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise stated, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. As used in this Agreement, "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or entity of any kind whatsoever, including any Governmental Authority. References to a Person are also to its permitted successors and assigns. When this Agreement provides that something is to the "knowledge" of the Company, that means to the actual knowledge after due reasonable investigation of the individuals listed on Schedule 12.4.

          Section 12.5 Counterparts.
                       ------------

          This Agreement may be executed manually or by facsimile by the parties hereto, or xerographically or electronically by their respective attorneys, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

          Section 12.6 Entire Agreement; No Third-Party Beneficiaries.
                       ----------------------------------------------

          This Agreement, including the Schedule, the Confidentiality Agreements and, to the extent applicable, the Stock Option Agreement and the Stock Purchase Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof (provided, that the provisions of this Agreement shall not, except as set forth herein, supersede the provisions of the Confidentiality Agreement), and except as provided in Section
7.8 hereof and Articles VIII and IX hereof, is not intended to confer upon any Person other than the parties hereto any rights or

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

remedies hereunder.

          Section 12.7 Severability.
                       ------------

          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

          Section 12.8 Governing Law.
                       -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof and, so far as state law requirements for effecting a merger are applicable to the Merger as set forth in Article II hereof, the merger provisions of the OBCA.

          Section 12.9 Assignment.
                       ----------

          This Agreement shall not be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder (x) to Parent, (y) to Parent and one or more direct or indirect wholly-owned Subsidiaries of Parent, or (z) to one or more direct or indirect wholly-owned Subsidiaries of Parent (each, a "Parent Assignee"). Any such Parent Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Parent Assignees. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 12.10 Headings.
                        --------

          The article and section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          Section 12.11 Jurisdiction and Venue.
                        ----------------------

          EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY DELAWARE STATE COURT OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE OR FEDERAL COURT.

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

EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION IN ANY SUCH ACTION BROUGHT IN ANY SUCH DELAWARE STATE OR FEDERAL COURT, CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL MADE UPON SUCH PARTY AND SUCH PARTY'S AGENT AND WAIVES ANY OBJECTION TO VENUE IN ANY SUCH DELAWARE STATE OR FEDERAL COURT AND ANY CLAIM THAT ANY SUCH DELAWARE STATE OR FEDERAL COURT IS AN INCONVENIENT FORUM. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 12.11.

          Section 12.12 Acknowledgements.
                        ----------------

          The parties hereto acknowledge and agree that (i) each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision, and (ii) each party has been represented by counsel in reviewing and negotiating such terms and provisions. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

          IN WITNESS WHEREOF, Parent, Merger Sub, the Company and Majority Shareholder have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          CENDANT CORPORATION


                                          By: /s/ Eric J. Bock
                                             -----------------------------------
                                              Name:
                                              Title:


                                          TORNADO ACQUISITION CORPORATION


                                          By: /s/ Eric J. Bock
                                             -----------------------------------
                                              Name:
                                              Title:


                                          TRENDWEST RESORTS, INC.


                                          By: /s/ Timothy O'Neil
                                             -----------------------------------
                                              Name:
                                              Title:


                                          JELD-WEN, inc.


                                          By: /s/ Douglas P. Kintzinger
                                             -----------------------------------
                                              Name:
                                              Title:

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

                                   Exhibit 7.5

Gleneden Resort
Schooner Landing Resort
Eagle Crest Resort
Eagle Crest at Eagle Ridge Resort
Eagle Crest at Ridge Hawk Resort
Eagle Crest at River View Vista Resort
Eagle Crest Hotel Condos Resort
Steamboat Springs, CO Resort
Wolf Creek, UT Resort
Coeur d' Alene, ID Resort
Lake of the Ozarks, MO Resort
Discovery Bay, WA Resort
Surfside Inn Resort
Reno, NV Resort

Any other Real Property or Club Real Property for which Parent has a reasonable basis for investigating or assessing.

                                 Exhibit 7.11(b)

Company Sponsored Plans:
-----------------------

1. 1997 Employee Stock Option Plan, as amended, subject to Section 2.4 of the Agreement

2.   1999 Employee Stock Purchase Plan, subject to Section 2.4 of the Agreement

3.   Trendwest Resorts, Inc. 401(k) Plan

4.   Tuition Reimbursement Policy

5. Section 125 Plan (health care reimbursement and dependent care reimbursement)

6. 2002 Incentive Plans (payable monthly) for the following classes of employees: (i) administrative staff not eligible for productivity incentives (corporate profit points), (ii) executive staff (sales override bonus), (iii) accounts receivable supervisors and managers (accounts receivable bonus), (iv) resort employees (WorldMark Resort Bonus), (v) reservations staff and management (reservations bonus) and (vi) travel employees (travel bonus), to the extent any benefits are accrued under the 2002 Incentive Plans as of the Stock Purchase Closing Date.

7. Employment and Noncompetition Agreement dated May 1, 1997 between the Company and William F. Peare

8. Employment Agreement and Noncompetition dated May 1, 1997 between the Company and Jeffery P. Sites

9. Employment and Noncompetition Agreement dated March 1, 2002 between the Company and Harold Derrah

10. Employment Agreement dated November 21, 2001 between the Company and Larry Gildersleeve.

11.  Employment Agreement dated April 1, 2002 between the Company and John Nye

Trendwest South Pacific Pty. Limited and SoPac Club Plans:
---------------------------------------------------------

1. Medical Benefit pursuant to single person private medical cover is provided with Medibank Private

2.   Workers Compensation Insurance Coverage (statutory)

3.   Statutory Superannuation (statutory)

4.   Tuition Reimbursement Policy

                                 Exhibit 7.14(a)

Ron Buzard                     Rick Peare                    Jeff Jaeger
Howard Sutherlin               Jesus Gonzales                Chante Benevidas
Dave Cross                     Greg Famum                    Carla Lamar
Paula Bianci                   Pat McFarland                 Willie McCormick
Jerry Morris                   Scott O'Brien                 Scott Napier
Del Broome                     Adriana Stubbs                Ray Colwell
Was Loberg                     Darrell Cross                 John McDonald
R. J. McHatton                 Jeff Reid

                                 Exhibit 7.16(c)

See attached document, distributed on the date hereof.

                                 Exhibit 9.2(c)

Eagle Crest hydraulic elevator leak identified at maximum exposure of $100,000.

                                 Exhibit 9.2(e)

Majority Shareholder will indemnify, defend and hold harmless the Indemnified Persons for, and will pay to the Indemnified Persons the amount of, any Damages,
                                                                        -------
directly or indirectly resulting from, arising out of or incurred in connection with any litigation (including, without limitation, any shareholder litigation), legal action, arbitration proceeding or demand, claim or investigation against any of the Indemnified Persons in connection with the Transactions to the extent arising out of or relating to MountainStar, TII or the MountainStar Assets, including, without limitation, the MountainStar Redemption, or any circumstances related thereto, including, without limitation, amounts expended by the Company indemnifying Persons as a result of such litigation, legal action, arbitration proceeding or demand, claim or investigation pursuant to its articles of incorporation, bylaws or agreements.